UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐ Soliciting Material Pursuant to ss.240.14a-12

OCWEN FINANCIAL CORPORATION
(Name of Registrant as Specified in its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 18, 2022

Dear Fellow Shareholder:

On behalf of the Board of Directors, I cordially invite you to participate in the Annual Meeting of Shareholders of Ocwen Financial Corporation, which will be held on Wednesday, May 25, 2022, at 9:00 a.m., Eastern Daylight Time. In light of public health concerns regarding COVID-19, we will again be hosting this year’s Annual Meeting in a virtual format only via live audiocast on the Internet at www.virtualshareholdermeeting.com/OCN2022. To participate, vote or submit questions during the Annual Meeting via live audiocast, please review the detailed procedures included in our Notice of Annual Meeting. You will not be able to attend the Annual Meeting physically in person. For purposes of attendance at the Annual Meeting, all references herein to “present,” “participate,” or “in person,” shall mean virtually present at the Annual Meeting. This does not represent a change in our shareholder engagement philosophy and we continue planning to return to in-person meetings as soon as it is possible to safely do so.

The matters to be considered by shareholders at the Annual Meeting are described in detail in the accompanying materials.

It is very important that you be represented at the Annual Meeting regardless of the number of shares you own or whether you are able to participate in our virtual Annual Meeting. We encourage you to complete your proxy card in one of the manners described in the accompanying materials even if you plan to participate in the Annual Meeting. This will not prevent you from voting during the Annual Meeting if you choose to participate and vote at that time, but will ensure that your vote is counted if you are unable to participate. If you are a beneficial owner holding shares through a brokerage firm, bank, broker-dealer, or similar organization you should follow the instructions on your voting instruction form to vote your shares. Please note that if you are a beneficial owner of our shares you may not be able to vote your shares at the Annual Meeting unless you have obtained a legal proxy from your brokerage firm, bank, broker-dealer, or similar organization. Please contact your brokerage firm, bank, broker-dealer or other similar organization for information about specific requirements if you would like to vote your shares at the meeting.

Your continued support of, and interest in, Ocwen Financial Corporation is sincerely appreciated.

Sincerely,

Phyllis R. Caldwell

Chair, Board of Directors

OCWEN FINANCIAL CORPORATION

1661 Worthington Road, Suite 100

West Palm Beach, Florida 33409

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 25, 2022

NOTICE

Our Annual Meeting of Shareholders will be held:

Date:	Wednesday, May 25, 2022
Time:	9:00 a.m., Eastern Daylight Time
Location:	Virtual Meeting Only via Live Audiocast

Please review the instructions contained in this Proxy Statement if you wish to participate in the virtual Annual Meeting.

PURPOSE

●	To elect seven directors for one-year terms or until their successors are elected and qualified;

●	To ratify, on an advisory basis, the appointment by the Audit Committee of our Board of Directors of Deloitte & Touche LLP as the independent registered public accounting firm of Ocwen Financial Corporation for the fiscal year ending December 31, 2022;

●	To hold an advisory vote to approve executive compensation (“Say-on-Pay”);

●	To approve an amendment to the Ocwen Financial Corporation 2021 Equity Incentive Plan to increase the number of available shares; and

●	To transact such other business as may properly come before the meeting and any postponement or adjournment of the meeting. Management is not aware of any such other business at this time.

PROCEDURES

●	Our Board of Directors has fixed March 25, 2022 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. A list of shareholders entitled to vote at the Annual Meeting will be available for examination at our offices for ten days prior to the Annual Meeting. The list of shareholders may also be accessed during the virtual Annual Meeting at www.virtualshareholdermeeting.com/OCN2022 by using the control number on your proxy card or voting instruction form.

●	Shareholders of record at the close of business on the record date will be entitled to vote and ask questions online at the Annual Meeting. Please note that if you do not have your control number, you will be able to access and listen to the Annual Meeting but you will not be able to vote your shares or submit questions during the Annual Meeting.

●	If you would like to attend the virtual meeting and you have your control number, please go to www.virtualshareholdermeeting.com/OCN2022 15 minutes prior to the start of the meeting to log in. For shareholders who hold shares in street name, if you came through your brokerage firm’s website and do not have your control number, you can gain access to the meeting by logging into your brokerage firm’s website 15 minutes prior to the meeting start, selecting the shareholder communications mailbox to link through to the meeting and the control number will automatically populate. For technical assistance when logging into Ocwen’s Annual Meeting, please call 800-586-1548 (US) or 303-562-9288 (International).

●	If you wish to submit a question during the Annual Meeting, log into the virtual meeting platform at www.virtualshareholdermeeting.com/OCN2022, type your question into the “Ask a Question” field, and click “Submit.”

This proxy statement for our 2022 Annual Meeting of Shareholders and our Annual Report to shareholders on Form 10-K for the year ended December 31, 2021 will be available on or about April 18, 2022 on our website at www.ocwen.com in the Financial Information section under the “Shareholders” tab. The approximate date on which this proxy statement, the proxy card and other accompanying materials are first being sent or given to shareholders is April 18, 2022. Additionally, and in accordance with Securities and Exchange Commission rules, you may access our annual report and proxy materials at http://shareholders.ocwen.com/sec.cfm, a website that does not identify or track visitors of the site.

If you have questions for Ocwen Financial Corporation regarding this virtual Annual Meeting, please contact our shareholder relations department at shareholderrelations@ocwen.com.

By Order of the Board of Directors,

Joseph J. Samarias

Secretary

April 18, 2022

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OCWEN FINANCIAL CORPORATION

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

General Information

This proxy statement is being furnished to you in connection with the solicitation of proxies by the Board of Directors of Ocwen Financial Corporation (“Ocwen,” the “Company,” “we,” “us,” or “our”) for use at our 2022 Annual Meeting of Shareholders (the “Annual Meeting”) and at any postponement or adjournment of this meeting. The approximate date on which this proxy statement, the proxy card and other accompanying materials are first being sent or given to shareholders is April 18, 2022. The Annual Meeting will be held on Wednesday, May 25, 2022, at 9:00 a.m., Eastern Daylight Time, for the purposes listed in the Notice of Annual Meeting of Shareholders. In light of continuing COVID-19 health concerns, we will again be hosting this year’s Annual Meeting via live audiocast on the Internet at www.virtualshareholdermeeting.com/OCN2022. It remains the desire of the Board of Directors to return to in-person meetings as soon as it is safe to do so, and our decision to hold this year’s Annual Meeting in a virtual format does not represent a change in our shareholder engagement philosophy. If you are interested in participating in the virtual meeting, voting or submitting questions at that time, please see “Annual Meeting Participation” below for further details. You will not be able to attend the Annual Meeting physically in person. For purposes of attendance at the Annual Meeting, all references herein to “present,” “participate,” or “in person,” shall mean virtually present at the Annual Meeting.

How a Proxy Works

The Board of Directors has appointed Glen A. Messina, President and Chief Executive Officer, and Joseph J. Samarias, Executive Vice President, General Counsel and Secretary, as the management proxy holders for the Annual Meeting. If you properly complete, sign and return your proxy card by mail, or submit your proxy by Internet or telephone, and do not revoke it prior to its use, your shares will be voted in accordance with your instructions. If you do not give contrary instructions, the management proxy holders will vote all shares represented by valid proxies as follows:

●	Proposal One (Election of Directors) - “FOR ALL” of the seven nominees for Director;

●	Proposal Two (Advisory Ratification of Appointment of Independent Registered Public Accounting Firm) - “FOR” ratification, on an advisory basis, of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2022;

●	Proposal Three (Advisory Resolution on Named Executive Officer Compensation) - “FOR” approval, on an advisory basis, of the compensation of Ocwen’s executive officers whose compensation is disclosed in this proxy statement (“named executive officers”) (“Say-on-Pay”);

●	Proposal Four (Approval of the amendment to the Ocwen Financial Corporation 2021 Equity Incentive Plan (the “2021 Plan Amendment”)) - “FOR” approval of an amendment to the Ocwen Financial Corporation 2021 Equity Incentive Plan to increase the number of shares available for awards; and

●	with regard to any other business that properly comes before the meeting, in accordance with the best judgment of the management proxy holders. As of the date of this proxy statement, we do not know of any other business that may come before the Annual Meeting.

How to Revoke a Proxy

Your proxy may be used only at the Annual Meeting and any postponement or adjournment of this meeting and may not be used for any other meeting. You have the power to revoke your proxy at any time before it is exercised by:

●	filing written notice of revocation with our Secretary at the following address:

Joseph J. Samarias, Secretary

c/o Ocwen Financial Corporation

1661 Worthington Road, Suite 100

West Palm Beach, Florida 33409

●	submitting a properly executed proxy card bearing a later date or submitting another proxy using the Internet or by telephone (your latest Internet or telephone voting instructions will be followed), or

●	participating in the virtual Annual Meeting and giving the Secretary notice of your intention to vote at that time.

If you are interested in participating in the virtual Annual Meeting, voting or submitting questions at that time, please see “Annual Meeting Participation” below for further details.

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Who May Vote at the Annual Meeting

On all matters properly presented at the Annual Meeting, each share of our common stock is entitled to one vote. All shareholders who owned our common stock as of the close of business on March 25, 2022 (the “Record Date”) are cordially invited to participate in the 2022 Annual Meeting. Only shareholders of record or beneficial owners of shares of our common stock at the close of business on the Record Date are entitled to participate and vote at the Annual Meeting or any postponement or adjournment of this meeting. If your shares are registered directly in your name with American Stock Transfer & Trust Company, Ocwen’s stock transfer agent, you are the “shareholder of record” with respect to those shares. If your shares are held in an account at a brokerage firm, bank, broker-dealer, or similar organization (collectively, “Broker”), then you are the “beneficial owner of shares held in street name.” As a beneficial owner, you have the right to instruct your Broker how to vote your shares. Most individual shareholders are beneficial owners of shares held in street name. At the close of business on the Record Date, there were 9,230,243 shares of common stock issued and outstanding.

How to Vote if you are a Shareholder of Record

If you are a shareholder of record and you have received a printed set of the proxy materials by mail, we encourage you to fill in, date and sign the enclosed proxy card and mail it promptly in the enclosed envelope to make sure that your shares are represented at the Annual Meeting. Shareholders of record also have the option of voting by using a toll-free telephone number or via the Internet. Instructions for using these services are included on the proxy card. If you are a shareholder of record and participate in the Annual Meeting, you may, if you desire, revoke your proxy in accordance with the procedures described in this Proxy Statement and vote your shares during the meeting. Please note that your presence (without further action) at the Annual Meeting will not constitute revocation of a previously given proxy.

How to Give Voting Instructions if you are a Beneficial Owner of Shares held in Street Name

If you are a beneficial owner of shares held in street name, you are considered the beneficial owner of the shares, and your shares may be voted at the Annual Meeting only by the Broker that holds your shares. To instruct your Broker how your shares are to be voted at the Annual Meeting, you will need to follow the instructions provided by the Broker that holds your shares. Many Brokers offer the option of submitting voting instructions over the Internet or by telephone. You are also welcome to participate in the Annual Meeting, but you will need to follow the instructions provided to you by your Broker. Please note that if you are a beneficial owner of our shares you may not be able to vote your shares at the Annual Meeting unless you have obtained a legal proxy from your Broker. Please contact your Broker for further information. If you wish to revoke your proxy any time before the Annual Meeting you should contact your Broker to find out how to change or revoke your voting instructions.

If you hold your shares in street name through a brokerage account and you do not submit instructions to your Broker about how your shares are to be voted, one of two things can happen depending on the type of proposal. If the proposal involves a “routine” matter, such as ratification of the appointment of the independent registered public accounting firm, then the rules of the New York Stock Exchange provide Brokers discretionary power to vote your shares even if you do not provide instructions. If, however, the proposal involves a “non-routine” matter, such as the proposals to elect directors, approve Say-on-Pay, and approve the 2021 Plan Amendment, then Brokers are not permitted to vote your shares without instruction from you. If you do not submit voting instructions to your Broker and your Broker exercises its discretion to vote your shares on Proposal Two to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2022, your shares will constitute broker “non-votes” on each of the other proposals at the Annual Meeting. Therefore, it is important that you provide instructions to your Broker if your shares are held by a Broker so that your votes with respect to election of directors, Say-on-Pay, and the 2021 Plan Amendment are counted.

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Quorum and Voting Information

The presence at the Annual Meeting of a majority of the votes of our common stock entitled to vote, represented in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting.

Assuming a quorum, the seven nominees for director receiving a plurality of the votes cast for director will be elected as directors of Ocwen. A plurality vote requirement means that the director nominees with the greatest number of votes cast, even if less than a majority, will be elected. There is no cumulative voting. You may vote in favor of or withhold authority to vote for one or more nominees for director. For Proposal Two to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2022, Proposal Three to approve Say-on-Pay, and Proposal Four to approve the 2021 Plan Amendment, the proposal will be approved if the votes cast by the holders of the shares represented at the Annual Meeting and entitled to vote in favor of the action exceed the votes cast opposing the action. Because Proposal Two to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2022 and Proposal Three to approve Say-on-Pay are advisory in nature, there is no specific requirement for approval for these proposals. It will be up to the Audit Committee and the Compensation and Human Capital Committee with respect to Proposals Two and Three, respectively, as well as the Board of Directors, to determine whether and how to implement the advisory votes on the ratification of the appointment of our independent registered public accounting firm and Say-on-Pay.

Abstentions will be counted as present and entitled to vote for purposes of determining whether a quorum is present. For Proposal One on the election of directors, a “withhold vote” will not be counted in determining the vote’s outcome, because the candidates who receive the highest number of “for” votes are elected, and candidates only need a single “for” vote to be elected. Abstentions will not be counted as votes cast with respect to Proposal Two to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2022, Proposal Three to approve Say-on-Pay, or Proposal Four to approve the 2021 Plan Amendment. If any broker “non-votes” occur at the meeting with respect to your shares, the broker “non-votes” will be counted as present and entitled to vote for purposes of determining whether a quorum is present, but will not be counted as votes cast with respect to Proposal One on the election of directors, Proposal Three to approve Say-on-Pay, or Proposal Four to approve the 2021 Plan Amendment and therefore will not be counted in determining the outcome of those proposals presented for your vote.

Annual Meeting Participation

Because we continue to prioritize the health and wellbeing of our shareholders, our directors, and our employees, we will again be hosting our Annual Meeting via live audiocast on the Internet at www.virtualshareholdermeeting.com/OCN2022. You will not be able to attend the Annual Meeting physically in person. Our shareholders will be afforded the same opportunities to participate at the virtual Annual Meeting as they would at an in-person annual meeting of shareholders.

Shareholders of record will be able to vote and ask questions online during the meeting. If you would like to attend the virtual Annual Meeting and you have your control number, please go to www.virtualshareholdermeeting.com/OCN2022 15 minutes prior to the start of the meeting to log in. Please note that if you do not have your control number, you will be able to access and listen to the Annual Meeting but you will not be able to vote your shares or submit questions during the Annual Meeting. For shareholders who hold shares in street name, if you came through your brokerage firm’s website and do not have your control number, you can gain access to the meeting by logging into your brokerage firm’s website site 15 minutes prior to the meeting start, selecting the shareholder communications mailbox to link through to the meeting and the control number will automatically populate. Please note that if you are a beneficial owner of our shares you may not be able to vote your shares at the Annual Meeting unless you have obtained a legal proxy from your Broker. Please contact your Broker for further information.

After the Annual Meeting, we will spend up to 15 minutes answering shareholder questions that comply with the meeting rules of conduct, which will be posted on the website above prior to the Annual Meeting. To the extent time doesn’t allow us to answer all of the appropriately submitted questions, we will answer them in writing on our investor relations website, at http://www.ocwen.com in the Shareholder Relations section, soon after the meeting and the answers will remain available until one week after posting. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition.

For technical assistance when logging into the virtual Annual Meeting, please call 800-586-1548 (US) or 303-562-9288 (International).

If you plan to attend the virtual Annual Meeting, we request you notify us no less than seven days in advance at shareholderrelations@ocwen.com (i.e. no later than May 18, 2022) to assist us in our preparations for the virtual meeting.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by a reference to a future period or by the use of forward-looking terminology and address matters that are, to different degrees, uncertain. Because forward-looking statements involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially, readers should not place undue reliance on such statements. In the past, actual results have differed from those suggested by forward looking statements and this may happen again. Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include those described in Ocwen’s reports and filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2021 and any current and quarterly reports since such date. Anyone wishing to understand Ocwen’s business should review our SEC filings. Ocwen’s forward-looking statements speak only as of the date they are made and we disclaim any obligation to update or revise forward-looking statements whether as a result of new information, future events or otherwise. Ocwen may post information that is important to investors on our website.

Important factors that could cause actual results to differ include, but are not limited to, the risks discussed above and the following:

●	uncertainty relating to the continuing impacts of the COVID-19 pandemic, including with respect to the response of the U.S. government, state governments, the Federal National Mortgage Association (Fannie Mae), and Federal Home Loan Mortgage Corporation (Freddie Mac) (together, the GSEs), the Government National Mortgage Association (Ginnie Mae) and regulators;
●	the potential for ongoing COVID-19 related disruption in the financial markets and in commercial activity generally, employment disruption, and other financial difficulties facing our borrowers;
●	the proportion of borrowers who enter into forbearance plans, the financial ability of borrowers to resume repayment and their timing for doing so;
●	the extent to which our mortgage servicing right (MSR) joint venture with Oaktree Capital Management L.P. and its affiliates (Oaktree), other recent transactions and our enterprise sales initiatives will generate additional subservicing volume and result in increased profitability;
●	our ability, and the ability of MSR Asset Vehicle LLC (MAV), to bid competitively for, and close acquisitions of, MSRs on terms that will enable us to achieve our growth objectives and a favorable return on our investment in MAV;
●	our ability to reach an agreement to upsize MAV and the timing and terms of any such agreement;
●	our ability to identify, enter into and close additional strategic transactions, including the ability to obtain regulatory approvals, enter into definitive financing arrangements, and satisfy closing conditions, and the timing for doing so;
●	our ability to efficiently integrate the operations and assets of acquired businesses and to retain their employees and customers over time;
●	the extent to which we will be able to execute call rights transactions, and whether such transactions will generate the returns anticipated;
●	the adequacy of our financial resources, including our sources of liquidity and ability to sell, fund and recover servicing advances, forward and reverse whole loans, and Home Equity Conversion Mortgage (HECM) and forward loan buyouts and put-backs, as well as repay, renew and extend borrowings, borrow additional amounts as and when required, meet our MSR or other asset investment objectives and comply with our debt agreements, including the financial and other covenants contained in them;
●	increased servicing costs based on rising borrower delinquency levels or other factors, including an increase in severe weather events resulting in property damage and financial hardship to our borrowers;
●	reduced collection of servicing fees and ancillary income and delayed collection of servicing revenue as a result of forbearance plans and moratoria on evictions and foreclosure proceedings;
●	our ability to continue to improve our financial performance through cost re-engineering initiatives and other actions;
●	our ability to maintain and increase market share in our target markets;
●	uncertainty related to our relationship and remaining agreements with New Residential Investment Corp. (NRZ), our largest servicing client, including the time horizon on which our subservicing agreements will renew or terminate;
●	uncertainty related to past, present or future claims, litigation, cease and desist orders and investigations relating to our business practices, including those brought by private parties and state regulators, the Consumer Financial Protection Bureau (CFPB), State Attorneys General, the Securities and Exchange Commission (SEC), the Department of Justice or the Department of Housing and Urban Development (HUD);
●	adverse effects on our business as a result of regulatory investigations, litigation, cease and desist orders or settlements and the reactions of key counterparties, including lenders, the GSEs and Ginnie Mae;
●	the costs of complying with the terms of our settlements with regulatory agencies and disputes as to whether we have fully complied;

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●	any adverse developments in existing legal proceedings or the initiation of new legal proceedings;
●	our ability to efficiently manage our regulatory and contractual compliance obligations and fully comply with all applicable requirements;
●	uncertainty related to changes in legislation, regulations, government programs and policies, industry initiatives, best servicing and lending practices, and media scrutiny of our business and industry;
●	the extent to which changes in the law as well as changes in the interpretation of law may require us to modify our business practices and expose us to increased expense and litigation risk;
●	our ability to interpret correctly and comply with current or future liquidity, net worth and other financial and other requirements of regulators, the GSEs and Ginnie Mae, as well as those set forth in our debt and other agreements;
●	our ability to comply with our servicing agreements, including our ability to comply with our agreements with the GSEs and Ginnie Mae and maintain our seller/servicer and other statuses with them;
●	our servicer and credit ratings as well as other actions from various rating agencies, including the impact of prior or future downgrades of our servicer and credit ratings;
●	failure of our, or our vendors’, information technology or other security systems or breach of our, or our vendors’, privacy protections, including any failure to protect customers’ data;
●	our reliance on our technology vendors to adequately maintain and support our systems, including our servicing systems, loan originations and financial reporting systems, and uncertainty relating to our ability to transition to alternative vendors, if necessary, without incurring significant cost or disruption to our operations;
●	increased difficulty recruiting and retaining existing or new senior managers and key employees;
●	increased compensation and benefits expense as a result of rising inflation and labor market trends;
●	uncertainty related to the actions of loan owners and guarantors, including mortgage-backed securities investors, the GSEs, Ginnie Mae and trustees regarding loan put-backs, penalties and legal actions;
●	uncertainty related to the GSEs substantially curtailing or ceasing to purchase our conforming loan originations or the Federal Housing Administration (FHA) of the HUD or Department of Veterans Affairs (VA) ceasing to provide insurance;
●	uncertainty related to our ability to continue to collect certain expedited payment or convenience fees and potential liability for charging such fees;
●	uncertainty related to our reserves, valuations, provisions and anticipated realization of assets;
●	uncertainty related to the ability of third-party obligors and financing sources to fund servicing advances on a timely basis on loans serviced by us;
●	the characteristics of our servicing portfolio, including prepayment speeds along with delinquency and advance rates;
●	our ability to successfully modify delinquent loans, manage foreclosures and sell foreclosed properties;
●	uncertainty related to the processes for judicial and non-judicial foreclosure proceedings, including potential additional costs or delays or moratoria in the future or claims pertaining to past practices;
●	our ability to adequately manage and maintain real estate owned (REO) properties and vacant properties collateralizing loans that we service;
●	our ability to realize anticipated future gains from future draws on existing loans in our reverse mortgage portfolio;
●	our ability to effectively manage our exposure to interest rate changes and foreign exchange fluctuations;
●	uncertainty relating to the likely replacement of the London Interbank Offered Rate (LIBOR) with the Secured Overnight Financing Rate (SOFR) and its impact on our credit arrangements;
●	our ability to effectively transform our operations in response to changing business needs, including our ability to do so without unanticipated adverse tax consequences;
●	increasingly frequent and costly disruptions to our operations as a result of severe weather events;
●	uncertainty related to the political or economic stability of the United States and of the foreign countries in which we have operations; and
●	the trading price of our common stock and our future total shareholder return, on an absolute basis and relative to our peers, as a result of the risks described above and other factors, which may be beyond our control.

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ELECTION OF DIRECTORS

(Proposal One)

Our Bylaws provide that our Board of Directors shall consist of no less than three and no more than eleven members with the exact number to be fixed by our Board of Directors. Effective May 27, 2020, our Board of Directors fixed the number of directors at seven.

As further described below under “Board of Directors and Corporate Governance” and, in particular, under “Annual Board Assessment” and “Director Nomination Process,” it is the responsibility of the Nomination/Governance Committee and the Board to periodically review Board size and composition and, if deemed appropriate, to make changes that the Board believes will best position the Board to enhance our ability to create value for shareholders and address changes in the market and business environment in which we operate.

Under the leadership of our Board, the Company demonstrated strong execution on our key strategic initiatives throughout 2021. Ocwen achieved full-year net income of $18 million in 2021 and delivered record growth with $152 billion in total servicing additions and double-digit growth across all originations channels. Ocwen’s total servicing portfolio UPB grew to approximately $268 billion by year-end and performance continued to exceed industry benchmarks in several key operating areas, demonstrating the strength and quality of our servicing platform. The Company also earned Fannie Mae and Freddie Mac recognition for top servicing performance and achieved HUD’s Tier 1 servicer ranking. Ocwen completed two key acquisitions in 2021 to further strengthen and diversify its originations and servicing platforms: the Company acquired Texas Capital Bank’s correspondent lending business in June 2021 and Reverse Mortgage Solutions, Inc’s reverse servicing platform in October 2021. The Board also guided the Company through a strategic process that resulted in the refinancing of our corporate debt in early 2021 and the creation of a long-term strategic relationship with Oaktree Capital Management L.P. through which Ocwen launched its MSR asset vehicle in May 2021. In addition, the Board supported management’s continued focus on driving cost improvement, maintaining strong operating execution, effectively managing our balance sheet, fulfilling our regulatory commitments, resolving remaining legacy matters, and meeting the challenges of the COVID-19 environment and disruption in the financial markets, all while working to maximize value for our shareholders.

To put the Company in the best position to execute on these initiatives, the Nomination/Governance Committee and the Board evaluate on an ongoing basis the skillsets and experiential perspectives of our directors as well as individuals recommended as potential nominees. Consistent with our Board Diversity Policy and our Corporate Governance Guidelines, the Board has identified a set of director nominees with individual backgrounds that, when combined, provide a portfolio of experience and knowledge that will best serve the Company’s strategic and governance needs.

The following provides additional information about the attributes of our Board of Directors:

Ocwen Financial Corporation
Board of Directors Skills and Experiences(1)
	Phyllis R. Caldwell	Alan J. Bowers	Jenne Britell	Jacques J. Busquet	Glen A. Messina	DeForest B. Soaries, Jr.	Kevin Stein
Public Company Board Experience	✓	✓	✓		✓	✓	✓
Served as a Chief Executive Officer or Head of Comparably Sized Organization	✓	✓	✓	✓	✓	✓	✓
Financial Services Industry Experience	✓	✓	✓	✓	✓	✓	✓
Audit Committee Financial Expert		✓	✓	✓	✓		✓
Regulatory Compliance and Risk Management Experience	✓	✓	✓	✓	✓	✓	✓
Mortgage Servicing, Lending, or Community Housing Organization Experience	✓	✓	✓		✓	✓	✓

(1)	Includes outside managerial and director experience only (i.e., does not include Ocwen-based experience)

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Nominees for Director

Our Board of Directors, upon the recommendation of the Nomination/Governance Committee, is proposing the seven nominees listed below for election as directors at the Annual Meeting. All nominees currently serve as our directors. There are no arrangements or understandings between any nominee and any other person for selection as a nominee.

Each of the nominees listed below has consented to being named in this proxy statement and to serving as a director, if elected. If any nominee is unable to or will not stand for election at the time of the Annual Meeting, the person or persons appointed as proxies will nominate and vote for a replacement nominee recommended by our Board of Directors or the Board of Directors may reduce the number of directors constituting the Board. As of the date of this proxy statement, our Board of Directors knows of no reason why any of the nominees would not be able or willing to serve as a director if elected.

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The following sets forth certain information concerning our director nominees, including his or her principal occupation for at least the last five years, additional biographical information and specific qualifications of each director:

Phyllis R. Caldwell	Ms. Caldwell became Chair of the Board of Directors in March 2016 and has served as a director of Ocwen since January 2015. In December 2021, Ms. Caldwell was appointed as a director of Oaktree Specialty Lending Corporation (Nasdaq:OCSL), a specialty finance business development company (BDC), and serves on its Audit Committee. In June 2021, Ms. Caldwell was appointed as a director of OneMain Holdings, Inc. (NYSE:OMF), a financial services holding company serving nonprime consumers. In March 2021, Ms. Caldwell was appointed as a member of the Board of Trustees of JBG SMITH Properties (NYSE:JBGS), an owner and developer of mixed-use properties in the Washington, D.C. market. From December 2020 through July 2021, Ms. Caldwell served on the Board of Directors of Revolution Acceleration Acquisition Corp (Nasdaq:RAAC), a special purpose acquisition company. Ms. Caldwell is founder and has served since 2012 as the managing member of Wroxton Civic Ventures, which provides advisory services on various financial, housing and economic development matters. Previously, Ms. Caldwell was Chief Homeownership Preservation Officer at the U.S. Department of the Treasury, responsible for oversight of the U.S. housing market stabilization, economic recovery and foreclosure prevention initiatives established through the Troubled Asset Relief Program. In addition, Ms. Caldwell held various leadership roles during eleven years at Bank of America, including serving as President of Community Development Banking. From January 2014 to March 2021, Ms. Caldwell served as a director of City First Bank, National Association (formerly City First Bank of D.C., National Association, now a subsidiary of Broadway Financial Corporation (Nasdaq: BYFC) since April 1, 2021). From January 2014 through September 2018, Ms. Caldwell served as a director of American Capital Senior Floating, Ltd. (Nasdaq:ACSF), a business development company (BDC). Ms. Caldwell also serves or has served on the boards of other public and private businesses and numerous non-profit organizations engaged in housing and community development finance. Ms. Caldwell received her Master of Business Administration from the Robert H. Smith School of Business at the University of Maryland, College Park and holds a Bachelor of Arts in Sociology, also from the University of Maryland.

Ms. Caldwell was selected to serve as a member of our Board of Directors due to her extensive experience in the housing and financial services industries, both in the private sector and as a senior government official, and her experience as a board member of another public company in the financial services industry.

Alan J. Bowers	Mr. Bowers has served as a director of Ocwen since May 2015. Effective December 13, 2021, Mr. Bowers was appointed as a Director, the Audit & Finance Committee Chair and a member of the Compensation Committee of CWT Travel Holdings, Inc., a private business-to-business-for-employees (B2B4E) travel management platform. Mr. Bowers has also served as a Director of Walker & Dunlop, Inc., a publicly traded commercial real estate finance company, since December 2010, serves as its Lead Director, and serves on its Nominating and Corporate Governance Committee and as Chair of its Audit Committee, but will be retiring as a Director of Walker & Dunlop, Inc. on May 5, 2022. Mr. Bowers also served on the board and as Audit Committee Chair of CorePoint Lodging Inc., a publicly traded lodging REIT, from April 2018 until March 3, 2022, when the company became a privately held company in a merger transaction. From July 2013 to May 2018, Mr. Bowers served as a Director of La Quinta Inns & Suites, a publicly traded hotel chain. Mr. Bowers’ additional prior roles include serving as a Director of American Achievement Corp., a privately-held manufacturer and distributor of graduation products, President, Chief Executive Officer and a board member of Cape Success, LLC, a private equity-backed staffing service and information technology solutions business, President, Chief Executive Officer and a board member of MarketSource Corporation, a marketing and sales support service firm and President, Chief Executive Officer and a board member of MBL Life Assurance Corporation, a life insurance company. Mr. Bowers also previously served on the boards and as Audit Committee Chair of Refrigerated Holdings, Inc., Roadlink Inc., and Fastfrate Holdings, Inc., each a transportation and logistics firm. Mr. Bowers has been a Certified Public Accountant since 1978, with experience including 17 years at Coopers & Lybrand, L.L.P. Mr. Bowers received his Bachelor of Science in Accounting from Montclair State University and his Master of Business Administration from St. John’s University.

Mr. Bowers was selected to serve as a member of our Board of Directors because he brings to our Board over thirty years of experience in accounting and executive management, including experience on the audit committees of private companies and Securities and Exchange Commission registrants. Mr. Bowers’ accounting expertise and diverse corporate management experience are assets to our Board.

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Jenne K. Britell	Dr. Britell has served as a director of Ocwen since February 2019. Dr. Britell served as a director of United Rentals, Inc. from 2006 to 2019, including as its non-executive Chair from 2008 to 2019. Dr. Britell also served as a director of Quest Diagnostics Inc., including as a member of its Audit and Finance Committee, from 2005 to 2019. From 2000 through 2017, Dr. Britell served as a director of Crown Holdings, Inc., including as Chair of the Audit Committee. Previously, Dr. Britell served as Chair and Chief Executive Officer of Structured Ventures, Inc., advisors to U.S. and multinational companies, and as a senior executive of GE Capital, including as the Executive Vice President of Global Consumer Finance and President of Global Commercial and Mortgage Banking. Before joining GE Capital, she held significant management positions with Dime Bancorp, Inc., HomePower, Inc., Citicorp and Republic New York Corporation. Earlier, she was the founding Chair and Chief Executive Officer of the Polish-American Mortgage Bank. Dr. Britell’s extensive prior board service also includes serving as Lead Director for Aames Investment Corp., as a trustee for the Teachers Insurance and Annuity Association (TIAA-CREF), and as a director for Lincoln National Corp., in addition to numerous civic and philanthropic boards. Dr. Britell received a Ph.D. and a master’s degree in business administration from Columbia University and received a master’s degree and an undergraduate degree from Harvard University.

Dr. Britell was selected to serve as a member of our Board of Directors due to her extensive executive and advisory experience, including in corporate governance, corporate finance, capital markets, international business and strategic planning, with multinational corporations operating in complex, regulated industries.

Jacques J. Busquet	Mr. Busquet has served as a director of Ocwen since January 2016. Mr. Busquet was formerly Chief Risk Officer and Managing Director of Natixis North America LLC and a member of the Executive Committee from April 2008 to February 2015. Prior to that, Mr. Busquet was Executive Vice President and member of the Executive Committee of Canyon Americas (formerly Credit Lyonnais Americas) in charge of Risks, Compliance, Legal, Regulatory Affairs and Asset Recovery. Since 2021, Mr. Busquet has served as a director of Mizuho Securities USA, the US broker dealer of the Mizuho Financial Group, and a director of Mizuho Bank USA, a FDIC-regulated bank 100% owned by the Mizuho Financial Group. Since July 2016, Mr. Busquet has served as a director of Mizuho Americas LLC, the US Bank Holding Company of Mizuho Financial Group, Inc. Since 2005, Mr. Busquet has served as a director of Prolitec Inc., a privately-held commercial air scenting company. Mr. Busquet has previously served as a trustee of the Institute of International Bankers, and of the African Wildlife Foundation, which he also served as Audit Committee Chair. Mr. Busquet has a Master of Business Administration in Finance from each of The Wharton School of the University of Pennsylvania and Hautes Études Commercialese (HEC), Paris.

Mr. Busquet was selected to serve as a member of our Board of Directors because with his broad experience as an officer in charge of risks in his prior positions, Mr. Busquet brings to our Board valuable insight into risk management and compliance issues. His experience working in financial institutions provides him with a deep understanding of the financial services industry. We also benefit from his corporate management experience.

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Glen A. Messina

Mr. Messina has served as President and Chief Executive Officer and as a director of Ocwen since October 2018. He previously served as the President and Chief Executive Officer of PHH Corporation (“PHH”) from January 2012 to June 2017 and Chief Operating Officer of PHH from July 2011 to December 2011. Mr. Messina also served as a director of PHH from January 2012 to June 2017 and as a consultant to PHH through March 2018. Prior to joining PHH, Mr. Messina spent 17 years at General Electric Company (“GE”), most recently as Chief Executive Officer of GE Chemical and Monitoring Solutions, a global water and process specialty chemicals services business.

Mr. Messina was selected to serve on our Board of Directors because of his extensive operational and leadership experience, including his service as both our President and Chief Executive Officer and his service as a director and the President and Chief Executive Officer of PHH.

DeForest B. Soaries, Jr.	Dr. Soaries has served as a director of Ocwen since January 2015. Dr. Soaries has served as Senior Pastor of First Baptist Church of Lincoln Gardens since 1990. He formerly served as New Jersey Secretary of State from 1999 to 2002 and as Chair of the United States Election Assistance Commission from 2004 to 2005. He currently serves as an independent director at Independence Realty Trust, a publicly traded real estate investment trust, a position he has held since February 2011, and is Chair of the Compensation Committee. Dr. Soaries has also served as an independent director of the Federal Home Loan Bank of New York since January 2009, where he is Chair of the Compensation and Human Resources Committee and also serves as a member of the Technology Committee and the Housing Committee. He also previously served as a director of New Era Bank. Dr. Soaries earned a Bachelor of Arts from Fordham University, a Master of Divinity from Princeton Theological Seminary and a Doctor of Ministry from United Theological Seminary.

Dr. Soaries was selected to serve as a member of our Board of Directors due to his experience in the financial services industry, including as a board member of a public financial services company. Dr. Soaries brings a unique perspective as a religious and community leader focused on the issues facing struggling borrowers and communities.

Kevin Stein	Mr. Stein has served as a director of Ocwen since February 2019. He is Chief Executive Officer, and a director, of EJF Acquisition Corp. (Nasdaq: EJFA) and a Senior Managing Director of EJF Capital LLC. Prior to joining EJF Capital, Mr. Stein served as Chief Executive Officer of Resolution Analytica Corp., a buyer of commercial judgments, since co-founding the business in 2017. From March 2016 through March 2017, he served as Senior Managing Director of KCK US, Inc., a family-controlled private equity firm. Mr. Stein was previously a Managing Director in the Financial Institutions Group of Barclays until 2016. Prior to joining Barclays in 2011, Mr. Stein served as a Partner at FBR & Co., as an executive of GreenPoint Financial Corporation, a bank holding company, and as an Associate Director of the Federal Deposit Insurance Corporation, Division of Resolutions. Mr. Stein is the Audit Chair of Dime Community Bancshares, Inc. (NASDAQ: DCOM), and has served as a director since December 2017. Mr. Stein also served as a director of PHH from June 2017 until its acquisition by the Company in October 2018. Mr. Stein is Audit Committee Chair and has served since 1996 as a Director of Bedford Stuyvesant Restoration Corporation. Mr. Stein received his undergraduate degree from Syracuse University and his Master of Business Administration from Carnegie Mellon University.

Mr. Stein was selected to serve as a member of our Board of Directors due to his knowledge regarding the financial services industry and his mortgage servicing experience, including his prior service as a director of PHH.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

THAT YOU VOTE “FOR ALL” OF THE NOMINEES FOR DIRECTOR.

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BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Role of the Board of Directors

The Board of Directors plays an active role in overseeing management and representing the interests of the shareholders. Each director is expected to dedicate sufficient time, energy and attention to ensure diligent performance of his or her duties, including by attending annual meetings of the shareholders of the Company, and meetings of the Board and Committees of which he or she is a member.

Our Board of Directors held 12 meetings and acted by unanimous written consent once in 2021. Each incumbent director who served as a director during 2021 attended at least 75% of the aggregate of these meetings and all meetings held by all committees of our Board of Directors on which he or she served during 2021. Directors are expected to attend the annual meeting of shareholders (including via electronic participation) and a director who is unable to attend is expected to notify the Company Secretary in advance of such meeting. Our virtual 2021 Annual Meeting of Shareholders was attended by all directors.

Board Observers

In connection with the completion of a private placement of $199.5 million aggregate principal amount of Ocwen senior secured second lien notes (the “Second Lien Notes”) to funds managed by Oaktree Capital Management, L.P. (the “Oaktree Investors”) on March 4, 2021, Messrs. Jason Keller and Brian Laibow, who serve in management roles with the Oaktree Investors, joined the Company in the role of non-voting observers to our Board of Directors. Under their agreement with the Company, the Oaktree Investors may designate two Board of Directors observers for as long as the aggregate outstanding principal amount of the Second Lien Notes is at least $100 million or the Oaktree Investors and their affiliates collectively own at least 15.0% of all issued and outstanding common stock of the Company (assuming the exercise of certain warrants held by them in full). The observers are entitled to attend all meetings of the Board of Directors and its committees and review all information presented to them with limited exceptions, including discussions and presentations with respect to which the presence of the observers could jeopardize attorney-client privilege.

Director Independence

Our Corporate Governance Guidelines provide that a majority of our Board of Directors must be independent in accordance with the listing standards of the New York Stock Exchange.

Our Nomination/Governance Committee and the Board of Directors review independence upon appointment and annually review the direct and indirect relationships that each director has with Ocwen based in part on responses provided by our directors to a questionnaire that incorporates the independence standards established by the New York Stock Exchange. Only those directors who satisfy the independence standards and who are determined by our Board of Directors to have no material relationship with Ocwen (either directly or as a partner, shareholder or officer of an organization that has a relationship with Ocwen) are considered independent. Following the Nomination/Governance Committee’s review and findings, the Nomination/Governance Committee and our Board of Directors have affirmatively determined that Ms. Caldwell, Messrs. Bowers, Busquet, and Stein, and Drs. Britell and Soaries are independent directors.

Annual Board Evaluation

Our Corporate Governance Guidelines and Nomination/Governance Committee Charter provide that the Nomination/Governance Committee will oversee an annual self-assessment of the performance of the Board of Directors as a whole and the performance of each committee of the Board of Directors. The evaluations are designed to assess whether the Board of Directors and its committees function effectively and make valuable contributions and to identify opportunities for improving their operations and procedures. Our 2021 performance self-assessments were conducted in the first quarter of 2022.

Board Leadership Structure

The Board of Directors believes that separating the positions of Chief Executive Officer and Chair of the Board of Directors is the best structure to fit the Company’s needs at this time. However, our Board of Directors does not believe that it is in the best interests of the Company and our shareholders to mandate the separation of the offices of Chair of the Board of Directors and Chief Executive Officer. Rather, our Board of Directors retains the discretion to make determinations on this matter from time to time as may be in the best interests of the Company and our shareholders. As Chair of the Board, Ms. Caldwell leads the Board of Directors and oversees Board meetings and the delivery of information necessary for the Board’s informed decision-making. As our President and Chief Executive Officer, Mr. Messina is responsible for our day-to-day operations and for formulating and executing our long-term strategies in collaboration with the Board of Directors.

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Committees of the Board of Directors

Our Board of Directors has the following standing committees: an Audit Committee, a Compensation and Human Capital Committee, a Nomination/Governance Committee, a Risk and Compliance Committee, and an Executive Committee. The table below lists the current members of each of these committees. A brief description of each committee is provided below the table.

Name	Age(1)	Director Since	Audit Committee	Compensation and Human Capital Committee	Nomination/ Governance Committee	Risk and Compliance Committee	Executive Committee
Alan J. Bowers	67	2015	X(2)			X
Jacques J. Busquet	73	2016	X	X(2)		X	X
Jenne K. Britell	79	2019	X		X
Phyllis R. Caldwell	62	2015			X(2)		X(2)
Glen A. Messina	60	2018					X
DeForest B. Soaries, Jr.	70	2015		X	X
Kevin Stein	60	2019		X		X(2)

(1)	As of April 13, 2022
(2)	Committee Chair

Audit Committee. The Audit Committee of our Board of Directors oversees the relationship with our independent registered public accounting firm, and reviews and advises our Board of Directors with respect to matters involving accounting, auditing, and financial reporting, among other things. Audit Committee oversight also includes the evaluation of significant matters relating to the financial reporting process and our system of internal accounting controls. The Audit Committee also provides oversight of the internal audit function and is responsible for ensuring the Company has appropriate procedures in place for the receipt and review of confidential and anonymous reports of questionable accounting or auditing matters. Additionally, the Audit Committee reviews the scope and results of the annual audit conducted by the independent registered public accounting firm.

The current members of the Audit Committee are Messrs. Bowers (Chair) and Busquet, and Dr. Britell. Each member of our Audit Committee (i) is independent as independence for audit committee members is defined in the listing standards of the New York Stock Exchange and applicable rules of the Securities and Exchange Commission, (ii) is financially literate, (iii) possesses accounting or related financial management expertise within the meaning of the listing standards of the New York Stock Exchange and (iv) qualifies as an audit committee financial expert, as such term is defined in the applicable rules of the Securities and Exchange Commission. No current member of the Audit Committee serves on the audit committee of more than three other public companies.

Our Audit Committee operates under a written charter approved by our Board of Directors, a copy of which is available on our website at www.ocwen.com in the “Shareholders” section under “Corporate Governance.” The Audit Committee generally reviews its charter annually and occasionally reviews it more frequently. When circumstances require, the charter is amended and the revised version posted on our website. This Committee met nine times in 2021.

Compensation and Human Capital Committee. The Compensation and Human Capital Committee (“Compensation Committee”) of our Board of Directors oversees our compensation and employee benefit plans and practices. In furtherance thereof, the Compensation Committee reviews and approves corporate goals and objectives relevant to the compensation of our executive officers, including the President and Chief Executive Officer, evaluates our executive officers’ performance in light of those goals and objectives and approves our executive officers’ compensation based on their evaluations. In addition, the Compensation Committee oversees the review and approval of awards made to our non-executive officer employees that participate in our cash and equity incentive programs. The Compensation Committee is empowered to review and to administer awards under the 2007 Equity Incentive Plan, under which no new awards may be granted but previously granted awards remain outstanding, the 2017 Performance Incentive Plan, under which no new awards may be granted but previously granted awards remain outstanding, and the 2021 Equity Incentive Plan (the “2021 Plan”). The Compensation Committee has the authority to retain, at the Company’s expense, compensation consultants, independent counsel or other advisers as it deems necessary in connection with its responsibilities. The Compensation Committee may form and delegate authority to subcommittees when it deems it to be appropriate. The role of the Compensation Committee and our processes and procedures for the consideration and determination of executive and director compensation are described in more detail below under “Board of Directors Compensation” and “Compensation Discussion and Analysis,” respectively.

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The current members of the Compensation Committee are Mr. Busquet (Chair), Dr. Soaries and Mr. Stein. Each of these directors is independent as independence for Compensation Committee members is defined in the listing standards of the New York Stock Exchange. In addition, each member of the Compensation Committee also qualifies as a “non-employee” director as defined in Rule 16b-3 of the Securities and Exchange Commission and as an “outside” director within the meaning of Section 162(m) of the Internal Revenue Code (the “Code”).

Our Compensation Committee operates under a written charter approved by our Board of Directors, a copy of which is available on our website at www.ocwen.com in the “Shareholders” section under “Corporate Governance.” The Compensation Committee generally reviews its charter annually and occasionally reviews it more frequently. When circumstances require, the charter is amended and the revised version posted on our website. This Committee met nine times in 2021.

Compensation Committee Interlocks and Insider Participation. Dr. Britell, Mr. Busquet, Dr. Soaries and Mr. Stein served as members of the Compensation Committee during 2021. None of such members were, at any time during the 2021 fiscal year or at any previous time, an officer or employee of the Company. None of our executive officers have served on the Board of Directors or Compensation Committee of any other entity that has or had one or more executive officers who served as a member of our Board of Directors or our Compensation Committee during the 2021 fiscal year. No member of the Compensation Committee had any relationship with us requiring disclosure under Item 404 of Securities and Exchange Commission Regulation S-K.

Nomination/Governance Committee. The Nomination/Governance Committee of our Board of Directors makes recommendations to our Board of Directors of candidates to serve as Directors and Committee members for our Board of Directors, advises our Board of Directors with respect to director composition, procedures and committees, recommends a set of corporate governance principles to our Board and oversees the evaluation of our Board of Directors and our management.

The current members of the Nomination/Governance Committee are Ms. Caldwell (Chair) and Drs. Britell and Soaries. Each member of our Nomination/Governance Committee is independent as defined in the listing standards of the New York Stock Exchange.

Our Nomination/Governance Committee operates under a written charter approved by our Board of Directors, a copy of which is available on our website at www.ocwen.com in the “Shareholders” section under “Corporate Governance.” The Nomination/Governance Committee generally reviews its charter annually and occasionally reviews it more frequently. When circumstances require, the charter is amended and the revised version posted on our website. This Committee met seven times in 2021.

Risk and Compliance Committee. The Risk and Compliance Committee of our Board of Directors provides assistance to the Board of Directors with (i) review of risks that could affect the ability of the Company to achieve its strategies and preserve its assets, (ii) oversight of an enterprise risk management infrastructure to identify, measure, monitor and report on the risks the Company faces, (iii) oversight of our compliance function, including our compliance management system and information security/privacy programs, and (iv) oversight of our compliance with applicable laws, rules and regulations governing our consumer-oriented businesses, including Federal consumer financial laws and applicable state laws. The Risk and Compliance Committee also provides assistance to the Board of Directors with the review, approval and oversight of related party transactions pursuant to our Related Party Transactions Approval Policy.

The current members of the Risk and Compliance Committee are Messrs. Stein (Chair), Bowers and Busquet, all of whom are independent directors as defined in the listing standards of the New York Stock Exchange.

Our Risk and Compliance Committee operates under a written charter approved by our Board of Directors, a copy of which is available on our website at www.ocwen.com in the “Shareholders” section under “Corporate Governance.” The Risk and Compliance Committee generally reviews its charter annually and occasionally reviews it more frequently. When circumstances require, the charter will be amended and the revised version posted on our website. This Committee met eight times in 2021.

From time to time, when requested by the Board of Directors, the Risk and Compliance Committee provides oversight of the Company’s exploration of potential business combinations and other transformative transactions.

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Executive Committee. Our Executive Committee is generally responsible to act on behalf of our Board of Directors during the intervals between meetings of our Board of Directors, if necessary. The current members of the Executive Committee are Ms. Caldwell (Chair) and Messrs. Messina and Busquet.

Other Committees. Our Board of Directors has the authority to form additional standing or temporary committees, and delegate appropriate authority to such committees if and when the Board determines that it is advisable to do so. In addition, the Board may, from time to time, determine that a standing committee should be dissolved or re-organized in order to more efficiently serve the Company’s corporate governance needs.

Director Nomination Process

The Nomination/Governance Committee regularly assesses the appropriate size and composition of the Board of Directors, including whether any vacancies on the Board of Directors are anticipated. If vacancies are anticipated, various potential candidates for director are identified. Candidates may come to the attention of the Nomination/Governance Committee through current members of the Board of Directors, professional search firms, shareholders or industry sources.

Since January 1, 2015, the Nomination/Governance Committee has recommended, and the Board of Directors has appointed, eight new independent directors, including three new independent directors appointed in 2015, two new independent directors appointed in 2016, one new independent director appointed in 2017, and two new independent directors appointed in 2019. Effective May 27, 2020, our Board of Directors has fixed the number of directors at seven.

In evaluating nominees for Director, our Nomination/Governance Committee takes into account the applicable requirements for directors under the rules of the Securities and Exchange Commission and the listing standards of the New York Stock Exchange. In addition, our Nomination/Governance Committee takes into account such factors as experience, knowledge, skills, expertise, integrity, diversity, ability to make independent analytical inquiries, understanding of the Company’s business environment and willingness and ability to devote adequate time and effort to Board responsibilities and the interplay of the candidate’s qualifications and experience with the qualifications and experience of other members of our Board of Directors. We do not have a policy relating to the nomination or continued service of directors above a specific age, as we believe it is more beneficial to focus on the qualifications, experience, and performance of our directors and director nominees, and we consider Board refreshment from a broader perspective than the age of individual directors. We also consider the number of other boards on which a nominee sits. The Company’s general policy is to limit the number of other public company boards of directors upon which a director may sit to four, and presently no director sits on more than three other public company boards. The Board of Directors retains discretion to appoint or nominate for election by the shareholders individuals who sit on more than four other public company boards of directors if the Board of Directors considers the addition of such individual to the Board of Directors to be in the best interests of the Company and its shareholders. Our Nomination/Governance Committee evaluates all of the factors outlined above, as well as any other factors it deems to be appropriate, and recommends candidates that it believes will enhance our Board of Directors and benefit the Company and our shareholders. It is the policy of our Nomination/Governance Committee to consider candidates for director recommended by shareholders, but the Nomination/Governance Committee has no obligation to recommend such candidates. A copy of our Corporate Governance Guidelines is available on our website at www.ocwen.com in the “Shareholders” section under “Corporate Governance.”

Pursuant to the Board of Director’s Diversity Policy, the Nomination/Governance Committee considers diversity when it recommends director nominees to the Board of Directors. We view diversity in an expansive way to include differences in prior work experience, viewpoint, education and skill set. In particular, the Nomination/Governance Committee considers diversity in professional experience, skills, expertise, training, broad-based business knowledge and understanding of the Company’s business environment when recommending director nominees to the Board of Directors with the objective of achieving a Board with diverse business and educational backgrounds. In addition, the Board recognizes the value of including perspectives shaped by diverse ethnicities, geographic origins and genders in building an inclusive corporate culture that reflects and supports Ocwen’s diverse customer base and global workforce. Board members should have individual backgrounds that, when combined, provide a portfolio of experience and knowledge that will serve the Company’s strategic and governance needs. The Nomination/Governance Committee reviews the skills and attributes of Board members within the context of the current make-up of the full Board of Directors from time-to-time, as appropriate. The Nomination/Governance Committee does not discriminate against candidates for the Board of Directors based on race, color, religion, sex, sexual orientation or national origin.

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In evaluating a particular candidate, the Nomination/Governance Committee will consider factors other than the candidate’s qualifications, including the current composition of the Board of Directors, the balance of management and independent directors, the need for Audit Committee and other expertise and the evaluations of other prospective nominees. In connection with this evaluation, the Nomination/Governance Committee determines whether to interview the prospective nominee, and if warranted, one or more members of the Nomination/Governance Committee, and others as appropriate, interview prospective nominees. After completing this evaluation and interview process, the Nomination/Governance Committee makes a recommendation to the full Board of Directors as to the persons who should be nominated by the Board of Directors. The Board of Directors determines the nominees after considering the recommendation of the Nomination/Governance Committee. Should a shareholder recommend a candidate for Director, our Nomination/Governance Committee would evaluate such candidate in the same manner that it evaluates any other nominee. To date, no shareholder or group of shareholders has put forth any director nominees for the Annual Meeting.

If you wish to recommend persons for consideration by our Nomination/Governance Committee as nominees for election to our Board of Directors, you may do so by written notice to our Secretary at Ocwen Financial Corporation, 1661 Worthington Road, Suite 100, West Palm Beach, Florida 33409. Such notice must contain all the information set forth in Section 2.2 of our Bylaws and comply with the procedures and deadline set forth therein. See “Submission of Shareholder Proposals for 2023 Annual Meeting,” below for additional information about this process.

Prohibition against Short Sales, Hedging and Margin Accounts

Our Insider Trading Prevention Policy prohibits any director, officer or employee from engaging in any short sale of the Company’s stock, establishing and using a margin account with a broker-dealer for the purpose of buying or selling Company stock, pledging Company securities as collateral for a loan, buying or selling puts or calls on the Company’s stock, or engaging in any other transaction that hedges the economic risk associated with ownership of the Company’s securities. This policy is designed to encourage investment in the Company’s stock for the long term, on a buy and hold basis, and to discourage active trading or short-term speculation and applies regardless of whether such Company securities were (i) granted to the director, officer or employee as part of their compensation or (ii) held directly or indirectly by the director, officer or employee.

Corporate Governance Guidelines

The Corporate Governance Guidelines adopted by our Board of Directors provide guidelines for us and our Board of Directors to help ensure effective corporate governance. The Corporate Governance Guidelines cover topics such as director qualifications, board of director and committee composition, director responsibilities, director access to management and independent advisers, director compensation, director orientation and continuing education, management succession and annual performance appraisal of the Board of Directors.

Our Corporate Governance Guidelines are available on our website at www.ocwen.com in the “Shareholders” section under “Corporate Governance.” Our Nomination/Governance Committee reviews our Corporate Governance Guidelines annually and recommends amendments to the Board of Directors for approval.

The Board of Directors has also adopted a Clawback Policy as further described under “Clawback Policy” in the “Executive Compensation” section below.

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Executive Sessions of Non-Management Directors

Ms. Caldwell chairs executive sessions of the full Board of Directors. Our non-management directors met in executive sessions of the full Board without management during five meetings in 2021. In addition, our Audit, Compensation and Human Capital, and Risk and Compliance Committees generally met in executive session at each regularly scheduled quarterly meeting and on other occasions when the members believed it was advisable to do so.

Meetings with Management Independent of the Chief Executive Officer

Our Chair, the chairs of our committees and our other directors meet with various members of management, without the Chief Executive Officer present, to discuss matters relevant to the business of the Company. For example, in addition to discussions with members of senior management, the chair of the Audit Committee meets independently with the Chief Audit Executive, our independent auditors and the General Counsel from time to time and the chair of the Risk and Compliance Committee meets independently with the Chief Risk and Compliance Officer and the General Counsel from time to time. In prior years, our directors have also visited various of our U.S. and international sites to meet generally with employees and senior management in those locations.

Communications with Directors

If you desire to communicate with our Board of Directors or any individual director regarding Ocwen, you may do so by writing to our Secretary at Ocwen Financial Corporation, 1661 Worthington Road, Suite 100, West Palm Beach, Florida 33409. You may communicate anonymously or confidentially and may also indicate whether you are a shareholder, customer, supplier, or other interested party. You may also write to our Board of Directors through our website at http://shareholders.ocwen.com/contactBoard.cfm.

Shareholders and other interested parties may communicate directly with the Audit Committee and the non-management directors of the Board of Directors by calling our hotline, which is administered by a third party, at 1-800-884-0953. The Chair of the Audit Committee has been designated to receive such communications.

Communications received in writing are distributed to our Board of Directors or to individual directors, as the General Counsel and Secretary deem appropriate, depending on the facts and circumstances outlined in the communication received. In that regard, the Board of Directors has requested that certain items that are unrelated to the duties and responsibilities of the Board of Directors should be excluded, such as:

●	Service or product complaints
●	Service or product inquiries
●	New service or product suggestions
●	Resumes and other forms of job inquiries
●	Surveys
●	Business solicitations or advertisements

In addition, material that is unduly hostile, threatening, illegal, repetitive, irrelevant to the Board of Directors or similarly unsuitable will be excluded, provided that any communication that is filtered out will be made available to any non-management director upon request.

Code of Ethics

We have adopted a Code of Business Conduct and Ethics that applies to our directors, officers and employees as required by the New York Stock Exchange rules. We have also adopted a Code of Ethics for Senior Financial Officers that applies to our Chief Executive Officer, Chief Financial Officer, and Chief Accounting Officer. Any waivers from either the Code of Business Conduct and Ethics or the Code of Ethics for Senior Financial Officers must be approved by our Board of Directors or a Board Committee and must be promptly disclosed. The Code of Business Conduct and Ethics and the Code of Ethics for Senior Financial Officers are available on our web site at www.ocwen.com in the “Shareholders” section under “Corporate Governance.” Any amendments to the Code of Business Conduct and Ethics or the Code of Ethics for Senior Financial Officers, as well as any waivers that are required to be disclosed under the rules of the Securities and Exchange Commission or the New York Stock Exchange, will be posted on our website.

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Risk Management and Oversight Process

One of our Board of Directors’ key responsibilities is the oversight of risk associated with the Company. Certain of these responsibilities have been delegated to specific committees, in which case the Board oversees the work of the committee.

Risk and Compliance Committee. As discussed above, this committee is responsible for monitoring the Company’s enterprise risk management framework, and regularly meets with the Chief Risk and Compliance Officer to discuss risk exposures and mitigation plans. This committee monitors the Company’s evaluation and management of risks, including operational risk, regulatory compliance risks and cybersecurity risks, through reviews with management, including comprehensive reviews every quarter with additional updates as appropriate. This committee also reviews and approves related party transactions in accordance with our Related Party Transactions Approval Policy to monitor and prevent conflicts of interest in the operations of the Company and the activities of management and directors.

Audit Committee. The Audit Committee monitors the Company’s financial risks through regular reviews of the Company’s financial activities with management and internal and external auditors. This committee also receives reports from the management-level Disclosure Review Committee which works to remediate the risk of inaccurate financial reporting through its review of the Company’s quarterly and annual financial reports and disclosure controls and procedures.

Nomination/Governance Committee. The Nomination/Governance Committee monitors the Company’s governance risk by regular reviews with management, including monitoring any circumstances that could potentially jeopardize the independence of directors or objectivity of management.

Compensation Committee. The Compensation Committee monitors potential risks created by the Company’s compensation policies and practices through regular reviews with management and through consulting regularly with an independent compensation consultant without management present. This committee also oversees human resources initiatives intended to reduce the risk of workplace discrimination and harassment incidents.

The Board of Directors’ role in risk oversight is consistent with the Company’s leadership structure with the President and Chief Executive Officer and other members of senior management, including our Chief Risk and Compliance Officer, having responsibility for assessing and managing the Company’s risk exposure, and the Board of Directors and its Committees providing oversight in connection with these efforts.

Environmental, Social and Corporate Governance (“ESG”) and Corporate Sustainability

Our Board of Directors and our management are committed to ensuring Ocwen has responsible practices to address the needs of its customers, employees and the communities it serves. While the Board has delegated oversight of management’s ESG initiatives to the Compensation Committee, the full Board is briefed regularly on the Company’s ESG-related activities and metrics. Our comprehensive approach to ESG and corporate sustainability is detailed in our report “Environmental, Social and Corporate Governance (ESG) and Corporate Sustainability” on our website at www.ocwen.com in the “Shareholders” section under “Corporate Governance.” Our approach is represented by the following policies and programs:

Policy on non-discrimination. Ocwen’s non-discrimination policy provides equal employment opportunities for all qualified individuals without discrimination based upon the following legally protected characteristics: race, religious creed, color, national origin, ancestry, physical or mental disability, medical condition, genetic information, marital status (including registered domestic partnership status), sex (including pregnancy, childbirth, lactation and related medical conditions), gender (including gender identity and expression), age (40 and over), sexual orientation, Civil Air Patrol status, military and veteran status and any other consideration protected by federal, state or local law (collectively referred to as “protected characteristics”). Underlying this policy is Ocwen’s culture and values, including employees’ rights to be free from unlawful discrimination, and its commitment to providing a safe, secure and productive work environment.

Ocwen’s hiring, salary administration, promotion and transfer policies are based solely on job requirements, job performance and job-related criteria. In addition, every effort is made to ensure that Ocwen’s personnel policies and practices (including those relating to compensation, benefits, transfer, retention, termination, training and self-development opportunities, as well as social and recreational programs) are administered without discrimination on the basis of any legally protected characteristic.

Promoting equal opportunity and diversity. Ocwen is committed to providing equal opportunity in all areas of employment, compensation, training and promotion. Company policies prohibit discrimination of any form in all of the locations in which Ocwen operates. Ocwen strives to foster an environment in which all stakeholders can participate and contribute to the success of the organization’s enterprise, taking full advantage of the collective sum of individual differences, life experiences, inventiveness, self-expression and unique capabilities, knowledge and talent. Our Diversity, Equity and Inclusion Council meets quarterly to review progress related to the Ocwen’s Diversity, Equity and Inclusion Roadmap. Diversity, Equity and Inclusion updates are provided to the Executive Leadership Team on a monthly basis and to the Board of Directors as necessary. Ocwen’s Global Diversity, Equity and Inclusion Policy is reviewed on an annual basis and diversity training is mandatory for all employees globally. Additionally, all leaders are required to complete a training course on Unconscious Bias, and Diversity and Inclusion goals are incorporated into annual performance evaluations for all managers.

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In 2017, Ocwen formed the Ocwen Global Women’s Network (OGWN), an affinity group whose mission is to support recruitment, development and retention initiatives for women across the organization. This affinity group serves as a sounding board for business insights, and supports the attainment of company goals in diversity, inclusion and talent development. Integrating Diversity, Equity and Inclusion into Ocwen’s culture is critical for our success and allows us to make the most of the full range of our talent. More than 2,300 employees are OGWN members. In 2021, Ocwen launched two new affinity groups, LEAP and FREE, that respectively foster a safe place, promote belonging and drive inclusion for Black and LGBTQ+ employees. LEAP stands for Leading with Education Action and Purpose and its mission is to educate Ocwen employees globally about Black culture and the Black experience to increase inclusion across the organization. LEAP also enhances the professional development of Black employees through formal and informal mentoring, networking, learning opportunities and leadership development. The mission of FREE, which stands for Freedom, Respect, Expression and Equality, is to create a safe, inclusive and affirming office climate that fosters professional and personal growth for employees of all genders and sexualities through education, advocacy, outreach and support. FREE promotes a fully equitable environment that is free of judgment and strives for knowledge, challenges barriers, and seeks to help and empower LGBTQ+ employees.

Ocwen tracks and monitors representation of women and people of color across the organization. As of December 31, 2021, 48% of our global workforce is made up of women. In the U.S., women make up 62% of our workforce and 33% of our leadership team at the Director level and above. Additionally, in the U.S., people of color make up 45% of our workforce and 18% of our leadership team at the Director level and above. We also take action to support the recruitment, development and retention of our diverse talent. These programs include requiring diverse candidates as part of our hiring process, tracking minority hiring, promotion, retention and representation at all levels, and assessing diverse talent as part of our succession planning.

Ocwen sponsors several organizations focused on under-represented groups, including the American Mortgage Diversity Council, Florida Association of Women Lawyers and the National Association of Minority Mortgage Bankers of America. We are also committed to hiring graduates from historically black colleges and universities through the HomeFree-USA Center for Financial Advancement program.

Pay equity is an important component of Ocwen’s employment value proposition, commitment to diversity, equity and inclusion and legal and regulatory compliance. We regularly evaluate our performance management, merit increase incentive award and promotion processes for race and gender equality, and remediate any identified compensation gaps.

Commitment to Ethics. We have adopted a robust Code of Business Conduct and Ethics that applies to all employees and our Board of Directors, as well as an additional Code of Ethics for Senior Financial Officers that applies to our Chief Executive Officer, Chief Financial Officer, and Chief Accounting Officer. We provide multiple anonymous methods for any employee or other person to report a suspected ethical violation, including whistleblower complaints relating to accounting, internal controls, audit matters or securities law, and our policies prohibit retaliation against any person for making a good faith complaint. We also provide methods for interested individuals to contact the members of our Board of Directors and communicate directly with the Chair of our Audit Committee. Our General Counsel serves as our Chief Ethics Officer and works with members of our Internal Audit function to ensure every ethics complaint and communication to our Board is addressed in accordance with our company policies.

Dependent care and special leave. Ocwen’s benefits programs strive to keep employees productive and engaged at work by serving the total well-being of employees’ and their families’ physical, mental and financial health. Our comprehensive benefits plan includes company-sponsored medical, dental and vision; company-paid basic life, accident and disability coverage; 401(k) with company match; and supplemental group coverage for critical illness, accident, auto, home, pet, legal, identity protection, childcare/eldercare and tutoring. The medical plans include 100% coverage for all preventive care services and all generic preventive medications.

Our wellness programs offer incentives for completing preventive health screenings, participating in online and telephonic health coaching, improving or reaching targeted health scores, and increasing physical activity. Additionally, we provide employees with a comprehensive employee assistance program that includes virtual counseling, personalized health coaching for chronic conditions, diabetes and ergonomics, stress management and financial planning workshops, online guided meditation and yoga, and more. Ocwen also provides a generous paid time off (PTO) program to support employees’ need to rest and recharge. Our medical and family leave programs offer paid disability absences and paid parental/adoption leave, in addition to FMLA-required schedule flexibility and job security.

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Training and development. Ocwen is committed to providing our employees with high quality training and learning experiences targeted to increase industry knowledge levels, improve process efficiency and promote personal growth, which in turn helps improve customer experience, reduce foreclosures and contribute to our success as an organization. Ocwen facilitates professional development through the lifecycle of employees through functional business training, regulatory and compliance training, and skill and competency development programs. We also provide individualized one-on-one coaching to help customer-facing staff guide customers to positive experiences. In addition to learning programs designed to build functional and leadership competency for all levels of leadership throughout the organization, Ocwen offers a Leadership Development Training curriculum specifically designed to prepare employees at the Supervisor level and above with the competencies to make them successful in their roles as leaders. Training courses are housed in our continuously reviewed and updated learning management system.

Community development. At Ocwen, we believe homeownership is an important part of achieving financial independence, and our philosophy in this regard is “helping homeowners is what we do.” This philosophy is what guides us in our commitment to the communities we serve. We organize a variety of community outreach programs and events with local and national organizations around the country to assist homeowners, particularly in communities of color. Our outreach events began during the 2008 mortgage crisis and have continued since then. At the onset of the pandemic in 2020, Ocwen shifted to a virtual borrower outreach model to assist struggling homeowners. We continued this model throughout 2021 and, in partnership with the NAACP, we hosted 52 virtual borrower outreach events across the country. In recognition of our efforts, Ocwen was named the 2021 External Partner of the Year by Neighborhood Housing Services of New York City for our focus on helping New York homeowners stay in their homes.

To better serve our communities, Ocwen created a Community Advisory Council in 2014, consisting of 15 leaders from a diverse group of national non-profit organizations, consumer advocacy groups and civil rights organizations, as a platform to collaborate and share ideas on how to help homeowners. Ocwen provides grants and sponsorship funding to a number of local and national nonprofit organizations each year, in support of the work they do to help distressed communities and homeowners. Since 2012, Ocwen has contributed approximately $27 million to these organizations.

Charitable activity. Ocwen continues to find meaningful ways to give back to the communities where we live and work. The charitable events at our office locations around the globe included distributing meals and supporting local food banks, helping economically disadvantaged children and at-risk youth, helping schools for hearing-impaired children, holding toy drives and back-to-school supply drives, helping the homeless, supporting victims of crimes, providing financial assistance to families impacted by cancer, making donations to first responders, helping communities impacted by the pandemic with donations and medical equipment, hosting blood drives through the American Red Cross and making donations to the Mortgage Bankers Association’s (MBA) Opens Doors Foundation to help families with a critically ill or injured child.

Responsible information security management. We believe Ocwen has a robust information security program in place to ensure the confidentiality, integrity and availability of data and information systems. Ocwen’s Board of Directors is briefed regularly on information security risks, which are managed by a combination of strong policies, appropriate tools and technologies and continuous people awareness. Ocwen’s cyber security controls utilize a layered defense-in-depth approach to thwart any attempts to compromise the integrity of the network. Our employees are provided regular training to identify, prevent and report cyber security risks and incidents. Our third-party risk management program evaluates and monitors our vendors’ information security practices, and all third-party vendors that process data on our behalf are required to maintain a documented information security program that meets our stringent security requirements. Ocwen’s cyber security preparedness is tested on a regular basis through a variety of assessments, including internal and external vulnerability assessments, penetration tests, incident response table top tests, breach readiness and response tests, among others.

Environmental Impact. Ocwen is committed to operating through a primarily remote working model for a significant majority of our workforce that requires only a small percentage of employees to commute to work on a daily basis. We expect this remote model will allow Ocwen to use significantly fewer natural resources in our facilities and generate fewer employee commute-related carbon emissions than a comparatively-sized business that does not operate remotely. We recycle office supplies at all U.S. facilities, and are in the process of converting our facilities to LED lighting. We have also implemented a digital mailroom process reducing the need for envelopes and shipping of documents between locations. In 2021, working with customers, we replaced over 3 million paper mailings through electronic notice delivery and process automations, reducing our carbon footprint by an average of 20-29 g of CO2 per mailing.

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BOARD OF DIRECTORS COMPENSATION

The following table discloses compensation received for fiscal year 2021 by each member of our Board of Directors who was not employed by us or one of our subsidiaries and who served as a director during fiscal year 2021 (our “non-management directors”).

Name	Fees Earned Or Paid in Cash ($)	Stock Awards(1)(2)(3) ($)	Total ($)
Phyllis R. Caldwell	199,000	100,000	299,000
Jenne K. Britell	96,500	100,000	196,500
Alan J. Bowers	122,500	100,000	222,500
Jacques J. Busquet	136,000	100,000	236,000
DeForest B. Soaries, Jr.	102,548	100,000	202,548
Kevin Stein	116,452	100,000	216,452

(1)	Amounts reported for stock awards represent the aggregate grant date fair value of awards granted during fiscal year 2021 under the 2021 Equity Incentive Plan (the “2021 Plan”) computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. We based the grant date fair value of stock awards on the closing price of our common stock on the New York Stock Exchange on the date of grant of the awards.

(2)	On May 25, 2021, our non-management directors received equity awards under the 2021 Plan for their service for the 2021-2022 term. Each award had a grant date fair value totaling $100,000 (with immaterial incremental value resulting from rounding to the next whole share). Each director received 3,071 restricted stock units (“RSUs”) vesting May 25, 2022, in the event each director attends at least 75% of applicable Board and committee meetings.

(3)	Our non-management directors have no shares subject to option awards or other equity awards outstanding as of December 31, 2021, other than the RSUs issued May 25, 2021, except the following issued in prior service years to directors deferring their equity compensation pursuant to the Deferral Plan for Directors: Mr. Busquet holds 4,166 RSUs deliverable on June 1, 2022, and Dr. Soaries holds 4,981 RSUs deliverable six months following the termination of his service and 1,326 RSUs deliverable on January 1, 2023.

Standard Compensation Arrangements for Non-Management Directors

The Compensation Committee has the responsibility for determining the form and amount of compensation for our non-management directors. Mr. Messina, our management director, does not receive an annual retainer or any other compensation for his service on the Board of Directors. Non-management directors receive the following compensation for their services on the Board of Directors.

Cash Compensation

In 2021, we provided the following annual cash compensation to our non-management directors in quarterly installments (except as noted below):

●	a retainer of $80,000;
●	an additional $100,000 to the Chair of the Board;
●	an additional $25,000 to the Audit Committee, Compensation Committee, and Risk and Compliance Committee Chairs;
●	an additional $15,000 to the Nomination/Governance Committee Chair; and
●	an additional $12,500 to all Audit Committee, Compensation Committee, and Risk and Compliance Committee members (other than the Chairs).

In addition, our directors receive fees of $1,000 per meeting for each meeting in excess of eight meetings of the Board of Directors per year. In 2021, each member of the Compensation Committee, Risk and Compliance Committee, and Audit Committee received an additional $1,000 for attending each of his or her respective committees’ meetings in excess of eight annually.

Effective January 1, 2022, members (other than the Chair) of the Nomination/Governance Committee will receive an annual retainer of $12,500 for serving on the committee, and all members will receive an additional $1,000 per meeting for attending the committee’s meetings in excess of eight annually.

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Equity Compensation

At our 2021 Annual Shareholder Meeting, our shareholders approved the 2021 Equity Incentive Plan (the “2021 Plan”). Following the 2021 Annual Shareholder Meeting, each non-management member of the Board of Directors was granted an award of restricted stock units (“RSUs”) under the 2021 Plan with a grant date fair value of $100,000 (rounded to the next whole share). The RSUs vest on the one-year anniversary of grant if the director has attended an aggregate of at least 75% of all meetings of the Board of Directors and committees of which the director is a member during such period. Upon vesting, the shares of common stock underlying the RSUs will be issued to the director unless the director has elected to defer delivery in accordance with the Deferral Plan for Directors, as described below. In the event that the director has attended less than an aggregate of at least 75% of all such meetings, such director’s right to ownership will vest on a pro rata basis according to the director’s actual attendance percentage, with the remaining shares forfeited. RSUs are generally non-transferable, confer no voting rights in the underlying shares prior to delivery, and no adjustments will be made for dividends for which the record date is prior to the date of issuance of such shares.

Following our 2022 Annual Shareholder Meeting on May 25, 2022, each non-management member of the Board of Directors will be granted an equity award under the 2021 Plan with a grant date fair value of $120,000 (rounded to the next whole share), subject to their election to defer, as described further below. This grant is not dependent on approval of the 2021 Plan Amendment.

Director Compensation Alignment with Shareholder Value Creation

The equity component of our director compensation program aligns the compensation of our directors directly with long-term shareholder value creation. The table below reflects the strong incentive created by our director compensation program to ensure our directors’ compensation is aligned with shareholder value creation. The table below shows the total equity holdings, excluding stock options, of each of our directors as of December 31, 2021, including shares of common stock beneficially owned and vested and unvested restricted stock units. The table provides the value of those shares and restricted stock units based on the closing price of our stock on April 13, 2022 and December 31, 2021 and an illustrative value based on the fully diluted book value per share of our common stock as of December 31, 2021.

Value of Total Equity Held by Directors (1),(2)

Name	Total Shares Vested(2) and Unvested (as of 12/31/2021) (#)	Value at $21.21 Share Price (closing price on 4/13/2022)(3) ($)	Value at $39.97 Share Price (closing price on 12/31/2021)(4) ($)	Value at $48.32 Fully Diluted Book Value Per Share(5) ($)
Alan J. Bowers	22,195	470,756	887,134	1,072,462
Jenne K. Britell	19,671	417,222	786,250	950,503
Jacques J. Busquet	30,028	636,894	1,200,219	1,450,953
Phyllis R. Caldwell	31,124	660,140	1,244,026	1,503,912
DeForest B. Soaries, Jr.	27,417	581,515	1,095,857	1,324,789
Kevin Stein	20,032	424,879	800,679	967,946
TOTAL	150,467	3,191,405	6,014,166	7,270,565

(1)	Total equity includes shares of common stock beneficially owned by each director plus the unvested restricted stock units. As noted above, restricted stock units valued at $100,000 (increasing to $120,000 as of the grant following the 2022 Annual Shareholder Meeting) are granted each year to our directors and vest on the first anniversary of the grant date, unless the director attended less than 75% of all meetings of the Board of Directors during that year, in which case the restricted stock units will be pro-rated based on the director’s actual attendance percentage, with the remainder forfeited. Accordingly, it is possible that all of the restricted stock units shown in the table above may not fully vest.

(2)	“Shares Vested” represents shares beneficially owned and shares underlying restricted stock units that have vested and are subject to deferred delivery under our Deferral Plan for Directors, described above. “Shares Unvested” represent restricted stock units granted to a director that have not vested as of December 31, 2021. As of December 31, 2021, each of our directors held 3,071 unvested restricted stock units.

(3)	Calculations are based on April 13, 2022 share price and December 31, 2021 equity holdings.

(4)	Our future stock price may vary materially from the closing prices shown in the table. The closing price per share of our common stock on April 13, 2022 was $21.21 per share.

(5)	Fully diluted book value per share at December 31, 2021 is calculated based on 10,654,32 fully diluted outstanding shares, comprised of 9,208,312 shares outstanding and 1,446,016 warrants held by Oaktree. See “Business Relationships and Related Transactions – Relationship with Oaktree”, below. Does not give effect to issuance of shares underlying vested and unvested restricted stock units shown in table.

The total shares owned and outstanding units granted to directors as of December 31, 2021 represents 1.60% of the diluted weighted average number of shares of the Company’s common stock issued and outstanding in the 2021 fiscal year.

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Deferral Plan for Directors

The Ocwen Financial Corporation Deferral Plan for Directors provides non-management directors with the opportunity to defer the receipt of all or a portion of their equity compensation earned for their service as directors. The plan is administered by the Compensation Committee. Before the end of each calendar year (or, in the case of directors appointed between annual meetings, within 30 days of appointment), the non-management directors make an election to defer delivery of either all or a portion of the equity portion of their annual compensation for the following grant year. Directors electing to defer receipt of equity will become vested in the shares underlying a deferred equity award and will receive dividend equivalents to the same extent as they would if the original award had not been deferred.

Each director electing deferral must specify the payment date at the time of election for any shares underlying a deferred award as either (i) the six-month anniversary of the director’s termination date or (ii) any other date elected by the director which is at least two years after the last day of the year of service for which the compensation was awarded. At least thirty days prior to payment of deferred compensation, a director shall elect to receive such payment in the form of either (i) cash in an amount equal to the fair market value of the shares underlying the deferred equity award, or (ii) the shares of common stock underlying the deferred equity award.

Other Compensation Matters

Director compensation may be prorated for a director serving less than a full one-year term such as in the case of a director joining the Board of Directors after an annual meeting of shareholders. Directors are reimbursed for reasonable travel and other expenses incurred in connection with performing their duties, including attending meetings of the Board of Directors and its committees. Director compensation is subject to review and adjustment by the Compensation Committee from time to time.

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EXECUTIVE OFFICERS

The following table sets forth certain information with respect to each person who currently serves as one of our executive officers. Our executive officers are appointed by our Board of Directors and generally serve at the discretion of our Board of Directors. There are no arrangements or understandings between us and any person for the appointment of any person as an executive officer. None of our directors and/or executive officers is related to any other director and/or executive officer of Ocwen or any of its subsidiaries by blood, marriage or adoption.

Name	Age(1)	Position(1)
Glen A. Messina	60	President and Chief Executive Officer
Scott W. Anderson	53	Executive Vice President and Chief Servicing Officer
John V. Britti	62	Executive Vice President and Chief Investment Officer
June C. Campbell	64	Executive Vice President and Chief Financial Officer
Albert J. Celini	59	Executive Vice President and Chief Risk and Compliance Officer
Francois Grunenwald	51	Senior Vice President and Chief Accounting Officer
George T. Henley	54	Executive Vice President and Chief Growth Officer
Joseph J. Samarias	50	Executive Vice President, General Counsel and Company Secretary
Aaron D. Wade	51	Executive Vice President, Capital Markets
Dennis Zeleny	66	Executive Vice President and Chief Administrative Officer

(1)	All age and position information set forth herein is as of April 13, 2022.

The principal occupation for at least the last five years, as well as certain other biographical information, for each of our executive officers who is not a director is set forth below.

Scott W. Anderson. Mr. Anderson has served as Executive Vice President and Chief Servicing Officer since 2009, and his career with Ocwen has spanned over twenty years. Prior to his current role, he served as Senior Vice President, Residential Assets since November 2001. Prior to joining Ocwen in November 1993, Mr. Anderson was employed by CIGNA. He holds a Bachelor of Arts in Economics from Bowdoin College.

John V. Britti. Mr. Britti has served as Executive Vice President and Chief Investment Officer since June 2014. From July 1, 2018 through October 3, 2018, he also served as interim Chief Executive Officer. From September 2016 to February 2017, he served as the Interim Head of Risk Management. He previously served as Chief Financial Officer from March 2012 to June 2014 and Executive Vice President of Ocwen responsible for Finance and Business Development from January 2011 to March 2012. He has been with Ocwen since January 2011. Prior to joining Ocwen, Mr. Britti was Chief Operating Officer for mortgage insurer RMIC from 2005 to 2011. Mr. Britti held two positions at Freddie Mac as a Vice President running Field Sales and Pricing & Structured Transactions. Mr. Britti has also been a Vice President at Capital One running Thrift and Mortgage Operations. After business school, Mr. Britti worked at McKinsey & Company in its financial services industry group. He holds a Bachelor of Arts in Economics from the University of Maryland and a Master of Business Administration from Dartmouth’s Amos Tuck School.

June C. Campbell. Ms. Campbell has served as Executive Vice President and Chief Financial Officer since March 2019. Ms. Campbell joined Ocwen from GE Capital, the financial services unit of General Electric Company, where she held multiple senior management positions in Finance, Capital Markets and Operations during her more than 20-year career at the company. Most recently, she served as Managing Director, Global Capital Markets, a position she held since 2014. Ms. Campbell’s prior roles included serving as Chief Operating Officer for GE Capital Canada from 2011 to 2014 and Chief Financial Officer of GE Capital Real Estate Canada from 2008 to 2011. She holds a Bachelor of Science from Simmons College and a Master of Business Administration from the University of Chicago.

Albert J. Celini. Mr. Celini has served as Executive Vice President and Chief Risk and Compliance Officer since May 2019. From the closing of Ocwen’s acquisition of PHH Corporation in October 2018 until May 2019, he served as Senior Vice President and Chief Risk and Compliance Officer. From November 2017 through October 2018, he served as the Chief Risk and Compliance Officer of PHH Corporation. From May 2017 through October 2018, he served as a risk management consultant to the mortgage industry with Newbold Advisors LLC, a professional services firm, and from June 2016 through April 2017, with Common Securitization Solutions LLC (a joint venture between Fannie Mae and Freddie Mac). He also previously held executive roles at Sun National Bank, Freddie Mac, and Ally Bank (formerly GMAC Bank). Mr. Celini is a Certified Public Accountant and received a Bachelor of Science in Accounting from Fordham University.

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Francois Grunenwald. Mr. Grunenwald has served as our Senior Vice President and Chief Accounting Officer since August 2019. Prior to joining Ocwen, he spent the prior 20 years at PricewaterhouseCoopers, where he served in various accounting and financial advisory roles with a focus on financial services clients, including for the last 12 years as a Partner. Mr. Grunenwald is a Certified Public Accountant and holds a Master’s degree in Finance and Banking from the University of Paris II Panthéon-Assas.

George T. Henley. Mr. Henley has served as Executive Vice President and Chief Growth Officer since February 15, 2021. In this role, Mr. Henley is responsible for the growth and development of our originations business and operations. From 2012 through the time he joined Ocwen, Mr. Henley served as an executive of Freedom Mortgage Corporation. He most recently served as Executive Vice President, Retail Lending of Freedom Mortgage responsible for sales, operations and originations channel expansion. Prior to that role, he was Executive Vice President, Capital Markets and Correspondent Lending responsible for the growth and development of Freedom Mortgage’s correspondent lending channel. He holds a Bachelor of Arts degree from Delta State University.

Joseph J. Samarias. Mr. Samarias has served as Executive Vice President and General Counsel since April 2019. He previously served as Senior Vice President, Deputy General Counsel of Ocwen since 2013. He also serves as the Company’s Chief Ethics Officer, and was appointed Company Secretary in April 2020. Prior to joining Ocwen, from 2009 to 2013, Mr. Samarias was a senior attorney with the Treasury Department’s Office of Financial Stability (“OFS”). From 2012 to 2013, he served as Chief Counsel of OFS where he was responsible for directing all legal activities of the Troubled Asset Relief Program, and served as the chief legal advisor to the Assistant Secretary for Financial Stability. Prior to his government service, Mr. Samarias was a litigator with several international law firms from 1997 to 2009. He holds a Bachelor of Arts from Vanderbilt University, a Juris Doctor from Washington University School of Law, and is a member of the bars of the Commonwealth of Virginia and the District of Columbia, as well as a Florida Authorized House Counsel, and a New Jersey In-House Counsel.

Aaron D. Wade. Mr. Wade has served as Executive Vice President, Capital Markets, since April 2022. From October 2018 until joining Ocwen, Mr. Wade served as Managing Director for various Blackstone portfolio companies, where he was responsible for business development, due diligence, transaction management and servicer oversight for the residential division of Blackstone’s real estate debt business. From 2009 through 2018, he served as Executive Vice President of Mortgage and SBA Lending and Capital Markets for OneWest Bank. Earlier, he managed the capital markets function for IndyMac Bank and LaSalle Bank. Mr. Wade holds a Bachelor’s degree in Business Economics from University of California, Los Angeles.

Dennis Zeleny. Mr. Zeleny has served as Executive Vice President and Chief Administrative Officer since August 2019. In that capacity, he oversees Ocwen’s human resources, communications, information technologies, international operations, facilities, sourcing, enterprise project management office and diversity and inclusion programs. From January through August 2019, Mr. Zeleny served Ocwen as a human resources consultant. From 2012 through 2019, Mr. Zeleny provided executive Human Capital consulting services including as co-CEO of Center on Executive Compensation. He previously held the role of Chief Administrative or Chief Human Resources Officer at Sunoco, Caremark, and DuPont, oversaw global human resources at Honeywell and served 17 years at PepsiCo. Mr. Zeleny also served on the Board of HRPA, Cornell ILR Advisory Board, SXL and SCX, NYSE publicly traded companies. He received a B.S. from Cornell University and an M.S. from the Graduate School of Business at Columbia University.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

AND RELATED SHAREHOLDER MATTERS

Beneficial Ownership of Equity Securities

The following table sets forth certain information regarding the beneficial ownership of our common stock as of April 13, 2022 by:

●	each of our directors and director nominees;
●	each named executive officer; and
●	all of our directors and current executive officers as a group.

Each of Ocwen’s directors, director nominees and named executive officers may be reached through Ocwen Corporate Headquarters at 1661 Worthington Road, Suite 100, West Palm Beach, Florida 33409.

The following table also sets forth information with respect to each person known by Ocwen to beneficially own more than five percent of the outstanding shares of its common stock.

The table is based upon information supplied to us by directors and executive officers and filings under the Securities Exchange Act of 1934, as amended, except where noted. We have based our calculation of the percentage of beneficial ownership on 9,250,399 shares of our common stock outstanding as of April 13, 2022.

Shares Beneficially Owned(1)
Name and Address of Beneficial Owner:	Amount of Beneficial Ownership	Percent of Class
Oaktree Holdings, LLC(2) 333 S. Grand Avenue, 28th Floor Los Angeles, CA 90071	1,016,415	9.9%
Deer Park Road Management Company, LP(3) 1195 Bangtail Way Steamboat Springs, CO 80487	863,744	9.3%
BlackRock, Inc.(4) 55 East 52nd Street New York, NY 10055	577,922	6.2%

Directors and Named Executive Officers:
Scott W. Anderson(5)	18,154	*
Alan J. Bowers(6)	22,195	*
Jenne K. Britell(7)	19,671	*
Jacques J. Busquet(8)	30,028	*
Phyllis R. Caldwell(9)	31,124	*
June C. Campbell(10)	11,540	*
George T. Henley(11)	1,686	*
Glen A. Messina(12)	130,873	1.4%
DeForest B. Soaries, Jr.(13)	21,110	*
Kevin Stein(14)	20,032	*
Timothy J. Yanoti(15)	300	*
Dennis Zeleny(16)	1,455	*
All Current Directors and Executive Officers as a Group (16 persons)(17)	332,816	3.6%

*	Less than 1%

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(1)	For purposes of this table, an individual is considered the beneficial owner of shares of common stock if he or she has the right to acquire such common stock within 60 days of April 13, 2022 and directly or indirectly has or shares voting power or investment power, as defined in the rules promulgated under the Securities Exchange Act of 1934, as amended. Unless otherwise indicated, each person has sole voting power and sole investment power with respect to the reported shares. No shares have been pledged as security by the named executive officers or directors.

(2)	Oaktree Holdings, LLC (“Oaktree”): On March 4, 2021, the Company issued 1,184,768 warrants to affiliates of Oaktree, and on May 3, 2021, the Company issued an additional 261,248 warrants to affiliates of Oaktree, pursuant to agreements between the Company and affiliates of Oaktree which provide that the warrants cannot be exercised to the extent that affiliates of Oaktree would beneficially own in excess of 9.9% of the Company’s outstanding stock following such issuance (the “Ownership Cap”) without 61 days advance notice. Oaktree’s beneficial ownership is reported in the table above as the Ownership Cap as of April 13, 2022, which is based on an aggregate of 10,266,814 shares of the Company, consisting of (i) 9,250,399 of the Company’s shares outstanding as of April 13, 2022 and (ii) warrants to purchase 1,016,415 of the Company’s shares. Oaktree Holdings, LLC jointly filed a Schedule 13G/A with the Securities and Exchange Commission on February 14, 2022, reporting securities deemed to be beneficially owned as of December 31, 2021, representing the number of shares it would own under the Ownership Cap based on the number of shares of common stock of the Company outstanding as of December 31, 2021, with the following Reporting Persons: Opps OCW Holdings, LLC, a Delaware limited liability company (“Opps OCW Holdings”), in its capacity as the direct owner of an aggregate of shares and warrants exercisable to the extent of the Ownership Cap; ROF8 OCW MAV PT, LLC, a Delaware limited partnership (“ROF8”), in its capacity as the direct owner of an aggregate of shares and warrants exercisable to the extent of the Ownership Cap; Oaktree Fund GP, LLC, a Delaware limited liability company (“Fund GP”), in its capacity as the manager of Opps OCW Holdings and ROF8; Oaktree Fund GP I, L.P., a Delaware limited partnership (“GP I”), in its capacity as the managing member of Fund GP; Oaktree Capital I, L.P., a Delaware limited partnership (“Capital I”), in its capacity as the general partner of GP I; OCM Holdings I, LLC, a Delaware limited liability company (“Holdings I”), in its capacity as the general partner of Capital I; Oaktree Holdings, LLC, a Delaware limited liability company (“Holdings”) in its capacity as the managing member of Holdings I; Oaktree Capital Group, LLC, a Delaware limited liability company (“OCG”), in its capacity as the managing member of Holdings; Oaktree Capital Group Holdings GP, LLC, a Delaware limited liability company (“OCGH GP”), in its capacity as the indirect owner of the class B units of OCG; Brookfield Asset Management Inc., an Ontario corporation (“BAM”), in its capacity as the indirect owner of the class A units of OCG; and BAM Partners Trust, a trust established under the laws of Ontario (the “BAM Partnership”), in its capacity as the sole owner of Class B Limited Voting Shares of BAM. BAM Class B Partners Inc. (“BAM Partners”), an Ontario corporation, is the trustee of the BAM Partnership. The principal business address of each of the Reporting Persons other than BAM, BAM Partnership and BAM Partners is 333 S. Grand Avenue, 28th Floor, Los Angeles, CA 90071. The principal business address of BAM, BAM Partnership and BAM Partners is Brookfield Place, Suite 300, 181 Bay Street, P.O. Box 762, Toronto, Ontario, Canada M5J 2T3.

(3)	Deer Park Road Management Company, LP: Based solely on information contained in a Schedule 13G/A filed with the Securities and Exchange Commission on February 16, 2021, reporting securities deemed to be beneficially owned as of December 31, 2020, by Deer Park Road Management Company, LP (“Deer Park”); Deer Park Road Management GP, LLC (“DPRM”); Deer Park Road Corporation (“DPRC”); Michael Craig-Scheckman (“Mr. Craig-Scheckman”); AgateCreek LLC (“AgateCreek”); and Scott Edward Burg (“Mr. Burg”), each of which reports shared voting and dispositive power of 863,744 shares held for the account of STS Master Fund, Ltd. (the “STS Master Fund”), which is an exempted company organized under the laws of the Cayman Islands. Deer Park serves as investment adviser to the STS Master Fund and, in such capacity, exercises voting and investment power over the shares held in the account for the STS Master Fund. DPRM is the general partner of Deer Park. Each of DPRC and AgateCreek is a member of DPRM. Mr. Craig-Scheckman is the Chief Executive Officer of each of Deer Park and DPRC and the sole owner of DPRC. Mr. Burg is the Chief Investment Officer of Deer Park and the sole member of AgateCreek.

(4)	BlackRock, Inc.: Based solely on information contained in a Schedule 13G filed with the Securities and Exchange Commission on February 4, 2022, reporting securities deemed to be beneficially owned as of December 31, 2021, BlackRock, Inc. reports sole voting power of 563,936 shares and sole dispositive power of 577,922 shares as the parent holding company or control person of the following subsidiaries: Aperio Group, LLC, BlackRock Advisors, LLC, BlackRock Fund Advisors, BlackRock Institutional Trust Company, National Association, BlackRock Financial Management, Inc., and BlackRock Investment Management, LLC.

(5)	Mr. Anderson serves as Executive Vice President and Chief Servicing Officer. Includes shares underlying 3,685 options which are presently exercisable and 1,125 options which could become exercisable within 60 days of April 13, 2022.

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(6)	Mr. Bowers serves as a director. Includes shares underlying 3,071 RSUs which will vest May 25, 2022 subject to certain conditions relating to the individual’s service as a director.

(7)	Dr. Britell serves as a director. Includes shares underlying 3,071 RSUs which will vest May 25, 2022 subject to certain conditions relating to the individual’s service as a director. Also includes 2,639 shares held by trust.

(8)	Mr. Busquet serves as a director. Includes shares underlying 3,071 RSUs which will vest May 25, 2022 subject to certain conditions relating to the individual’s service as a director. Also includes 4,166 shares underlying vested RSUs which will be delivered on June 1, 2022.

(9)	Ms. Caldwell serves as Chair of the Board of Directors. Includes shares underlying 3,071 RSUs which will vest May 25, 2022 subject to certain conditions relating to the individual’s service as a director.

(10)	Ms. Campbell serves as Executive Vice President and Chief Financial Officer. Includes shares underlying 2,212 options which are presently exercisable and 3,840 restricted stock units which could vest within 60 days of April 13, 2022. Also includes 3,176 shares held jointly with spouse.

(11)	Mr. Henley serves as Executive Vice President and Chief Growth Officer.

(12)	Mr. Messina serves as President, Chief Executive Officer, and a director. Includes shares underlying 17,799 options which are presently exercisable. Also includes 20,554 shares held jointly with spouse.

(13)	Dr. Soaries serves as a director. Includes shares underlying 3,071 RSUs which will vest May 25, 2022 subject to certain conditions relating to the individual’s service as a director. Does not include 4,981 shares underlying vested RSUs which are not settleable until the six-month anniversary of the director’s termination of service, and 1,326 shares underlying vested RSUs which are not settleable until January 1, 2023.

(14)	Mr. Stein serves as a director. Includes shares underlying 3,071 RSUs which will vest May 25, 2022 subject to certain conditions relating to the individual’s service as a director. Also includes 16,961 shares held by trust.

(15)	Mr. Yanoti formerly served as Executive Vice President and Chief Growth Officer and is a Named Executive Officer for 2021. All shares held by spouse.

(16)	Mr. Zeleny serves as Executive Vice President and Chief Administrative Officer.

(17)	Includes 22,035 shares and shares underlying 2,913 stock options which are presently exercisable held by John V. Britti, Albert. J Celini, Francois Grunenwald, Joseph J. Samarias, and Aaron Wade who are current executive officers but not Named Executive Officers. Does not include shares held by Mr. Yanoti.

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Equity Compensation Plan Information

The following table sets forth information as of the end of the most recently completed fiscal year with respect to compensation plans under which our equity securities are authorized for issuance. As of the end of the most recently completed fiscal year, we did not maintain an equity compensation plan that had not previously been approved by security holders.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#)(1)	Weighted average exercise price of outstanding options, warrants and rights ($)(2)	Number of securities remaining available for future issuance under equity compensation plans(3) (#)
Equity compensation plans approved by security holders	530,884	281.89	494,585
Equity compensation plans not approved by security holders	—	—	—
Total	530,884	281.89	494,585

(1)	Includes 114,658 shares subject to outstanding stock option awards and 416,226 shares subject to outstanding restricted stock unit awards (including outstanding performance-based restricted stock unit awards, which are presented at their target level of performance).

(2)	Calculated exclusive of outstanding restricted stock unit awards, which do not have an exercise price.

(3)	Represents 494,585 shares available for new award grants under the 2021 Plan as of December 31, 2021. Each share issued under the 2021 Plan pursuant to an award other than a stock option or other purchase right in which the participant pays the fair market value for such share measured as of the grant date, or appreciation right which is based upon the fair market value of a share as of the grant date, shall reduce the number of available shares by 1.2. Pursuant to the 2021 Plan, any shares subject to (1) restricted stock and restricted stock unit awards or (2) stock options granted under our 2007 Equity Incentive Plan and 2017 Performance Incentive Plan that are presently outstanding which are subsequently forfeited, terminated, canceled, or otherwise reacquired by the Company will increase the pool of shares available for new awards under the 2021 Plan at the rate of 1.2 shares or 1.0 shares, respectively. Long-term incentive awards issued in the form of cash-settled restricted stock units do not reduce available shares under the 2021 Plan. This table does not reflect the150,000 additional shares that will be available for issuance under the 2021 Plan if shareholders approve the 2021 Plan Amendment.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers, directors and persons who own more than 10% of our common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Based solely upon a review of reports filed electronically with the Securities and Exchange Commission during the 2021 fiscal year, or written representations from certain reporting persons that no Forms 5 were required, we believe that all filing requirements applicable to our officers and directors and greater than 10% beneficial owners were complied with during the 2021 fiscal year, with the exception of the following reports that were not timely filed: one Form 4 filed on behalf of Mr. Zeleny reporting the vesting and related cash settlement of an equity award, three Forms 4 filed on behalf of Mr. Grunenwald reporting the grant of two equity awards and two subsequent annual vestings and related cash settlement, and one Form 3 filed on behalf of Mr. Henley relating to his officer appointment.

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LETTER FROM COMPENSATION COMMITTEE AND BOARD CHAIRS

Dear Fellow Shareholders:

In the following Compensation Discussion and Analysis, we have provided the context and rationale that the Compensation and Human Capital Committee (“Compensation Committee”) used in crafting the framework for compensation analysis and determining the compensation for our named executive officers in 2021.

2021 was a year that required the management team and our entire employee population to work with remarkable focus and resiliency not only to navigate through the second year of the global pandemic, but to execute an aggressive growth agenda which focused on the continued build-out of a balanced business model designed with the goal of allowing us to deliver industry competitive returns for our shareholders regardless of interest rate environment.

Building a business model and demonstrating the operational excellence and capabilities which will allow Ocwen to achieve GAAP profitability on a sustained basis regardless of mortgage cycle is the most important priority we hear from shareholders and potential investors. Our business and operational plan are designed each year to drive this strategy of long-term profitability.

Specifically, in early 2021, to drive progress against this strategy, we set out to execute against seven key objectives, each with specific metrics and targets as captured in our Corporate AIP scorecard:

●	Accelerating growth;
●	Strengthening recapture performance;
●	Improving our cost leadership position;
●	Maintaining high-quality operational execution;
●	Expanding servicing opportunities;
●	Maintaining an engaged and productive workforce while continuing to make progress on diversity and inclusion; and
●	Improving customer and client satisfaction.

Looking back, the management team made terrific progress against these priorities. The fruits of our labor in 2021 saw the Company return to full-year GAAP profitability for the year ended December 31, 2021 for the first time since 2013. Moreover, we delivered record total servicing additions, double-digit growth in our highest margin originations channel and excellent operational execution. We achieved our recapture rate objectives in consumer direct lending. We were able to reduce costs in servicing while also being recognized for our superior operating performance and operating execution by both GSEs. We were recognized by Freddie Mac, receiving their SHARP Gold Award as their best performing servicer in their top tier servicing group. We also received the Fannie Mae’s STAR Award for excellence in all three categories of performance, which include general servicing, solution delivery and timeline management.

Looking into a challenging 2022 geopolitical and economic environment, we are a stronger, more efficient, more diversified and better-balanced mortgage originator and servicer with exciting growth opportunities ahead of us.

We invite you to read the following Compensation Discussion and Analysis for further details on our decisions relating to compensation during 2021, and we look forward to further shareholder engagement.

Sincerely,

Jacques Busquet

Chair, Compensation and Human Capital Committee

Phyllis R. Caldwell

Chair, Board of Directors

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EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Business Highlights

The design and the application of our executive compensation programs support organizational alignment around the achievement of Ocwen’s business plan and its performance against that plan. 2021 was a successful year in which we achieved an important milestone in our path towards returning to profitability, as we delivered our first full-year positive GAAP net income since 2013, within an appropriate risk and compliance environment, executing key strategic and operational initiatives to achieve significant growth and deliver exceptional servicing performance against the backdrop of the ongoing COVID-19 pandemic. For a discussion of how we measure pre-tax income before notable items and a reconciliation to financial measures prepared under Generally Accepted Accounting Principles (GAAP), please see our Current Report on Form 8-K filed with the Securities and Exchange Commission on February 25, 2022.

Important business highlights which the management team delivered against include:

●	Delivered full-year GAAP net income of $18 million and adjusted pre-tax income of $59 million, compared to net after-tax losses of $40.2 million and $142.1 million in 2020 and 2019, respectively.
●	Grew originations and subservicing volumes 165% from 2020 levels, including more than tripling our flow and correspondent seller base, and nearly doubling consumer direct volume with improved recapture rates.
●	Closed transaction with Oaktree Capital Management, L.P. (“Oaktree”) to operate an MSR investment joint venture, MSR Asset Vehicle LLC, to purchase Freddie Mac and Fannie Mae MSRs, adding $33 billion of subservicing UPB as of December 31, 2021.
●	Acquired Texas Capital Bank’s correspondent lending business and grew correspondent channel volume 172% year-over-year.
●	Closed the acquisition of Reverse Mortgage Solutions, Inc. reverse mortgage servicing platform, roughly doubling our reverse mortgage servicing portfolio, becoming the only end-to-end reverse mortgage provider in the industry, and creating a reverse subservicing platform.
●	Delivered best-in-class operating performance within our servicing segment, earning 2021 Freddie Mac SHARPSM Gold Award and Fannie Mae’s 2021 STARTM Performer recognition, and continued to exceed industry benchmarks for certain call center performance metrics, as reported by the Mortgage Bankers Association (“MBA”).
●	Lowered servicing operating costs 4.4 bps from Q4 2020 to Q4 2021, exceeding cost reduction targets while continuing to invest significantly in our technology infrastructure and operations to further reduce costs and improve the customer experience.
●	Completed the refinancing of corporate debt maturities with 100% of corporate debt due after 2025.

Compensation Highlights

The Compensation Committee designed the 2021 executive compensation program to align with the organization’s efforts to achieve key strategic and operational objectives, and to adhere to evolving compensation and governance best practices, including ensuring a rigorous link between compensation, on the one hand, and performance and shareholder value creation on the other.

The key features of our 2021 executive compensation program relating to pay decisions, program design and shareholder engagement are highlighted below:

●	Aligned the structure of our annual incentive plan (“AIP”) with key strategic objectives, including profitability, growth and operational execution, and continued to incorporate diversity and inclusion (“D&I”) and employee engagement metrics to reinforce our commitment to effective human capital management practices.
●	Introduced a customer and client satisfaction modifier to the AIP to adjust results based on how we deliver on our commitments to our customers and clients, further promoting our core value of service excellence.
●	Linked long-term equity awards to total shareholder return relative to a performance peer group to align with shareholder expectations, which realized top quartile performance during the first measurement period, and provided for awards to settle in shares of common stock to build executive stock ownership in the Company.

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●	Proposed and received shareholder approval for the 2021 Equity Incentive Plan, which allows for the grant of future stock-based awards in order to attract, motivate and retain executive talent and align their incentives with the creation of shareholder value.
●	Adjusted certain executives’ target compensation in recognition of performance and criticality to delivering on strategic priorities and as a result of an evaluation of labor market conditions.
●	Initiated outreach to shareholders and ISS regarding their views on our executive compensation program.

Our named executive officers (“NEOs”) for 2021, whose compensation we will discuss in detail below, are as follows:

Name	Position
Glen A. Messina	President and Chief Executive Officer
Scott W. Anderson	Executive Vice President and Chief Servicing Officer
June C. Campbell	Executive Vice President and Chief Financial Officer
George T. Henley	Executive Vice President and Chief Growth Officer
Dennis Zeleny	Executive Vice President and Chief Administrative Officer
Timothy J. Yanoti	Former Executive Vice President and Chief Growth Officer

Philosophy and Objectives of Our Executive Compensation Program

The philosophy underlying our executive compensation program is to provide an attractive, flexible, and market-based total compensation program that aligns the interests of executives and shareholders by rewarding both short-term and long-term performance against specific financial and strategic objectives designed to improve long-term shareholder value.

Equally important, our compensation programs are designed to communicate our goals and reinforce our standards as they relate to risk, compliance and leadership, not only to our senior management team, but across our entire employee population.

Within this context, we believe our executive compensation programs enable us to:

●	Retain and hire top-caliber experienced executives: In a tight labor market and volatile industry, especially within an organization that is in turn-around mode, accelerating growth and has openly explored strategic alternatives, we believe it is critical that we offer compensation opportunities that allow us to attract and retain strong, proven executive talent.
●	Pay for performance: A significant portion of our target 2021 executive compensation (the sum of base salary, annual target bonus, and target value of annual equity program awards) – 83% for the CEO and 65% for other NEOs on average – was dependent on the Company’s business performance and our executive officers’ contribution to that performance, and the performance of our stock.
●	Align compensation with shareholder interests: A consequential portion of our target 2021 executive compensation – 58% for the CEO and 30% for other NEOs on average – was directly tied to total shareholder return or stock price. An even larger portion of 2021 executive compensation – 71% for the CEO and 47% for other NEOs on average – was tied to net income, return on equity, and total shareholder return or stock price, emphasizing our focus on shareholder value creation.
●	Reinforce a commitment to serve all stakeholders: A major portion – 20% – of each executive officer’s target 2021 annual incentive compensation was tied to employee engagement and diversity and inclusion objectives, thus promoting effective human capital governance. Additionally, annual incentive compensation awards were subject to a 20% adjustment – positive or negative – based on customer satisfaction results, demonstrating our continued commitment to supporting our borrowers. We believe that taking all stakeholders’ opinions into account leads to long-term shareholder value creation.

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2021 Incentive Programs

To create a strong link between our incentive compensation opportunities and our short-term and longer-term objectives, we use two specific programs: our Annual Incentive Plan (“AIP”) and the grant of long-term incentive awards under our 2017 Performance Incentive Plan (“LTIP awards”).

The chart below illustrates the portions of our NEOs’ target 2021 executive compensation that are driven by the various objectives under our incentive programs. Our programs are designed to align the interests of our executives with the interests of our shareholders and link the drivers of short-term and long-term value creation with our executive compensation performance metrics.

Element of 2021 Target Compensation	Description and Link to Key Priorities		NEOs’ (excluding CEO) Average % of Total Target Compensation	CEO’s % of Total Target Compensation
Salary	● Only element of total target compensation that is not at risk based on short- or long-term performance. ● The Committee determines salaries after consideration of multiple factors, including comparative data from our peer group and general survey data provided by its independent compensation consultant (described below).		35%	17%
AIP	● Target amount is informed by comparative data and other factors further noted below. ● Funding is linked to key priorities of the Company in three areas (shown right). ● Results are subject to a +/- 20% modifier based on customer satisfaction scores. ● All components, as well as individual payouts, are capped at a maximum of 150%. ● Individual performance serves as a modifier to the corporate and business unit scorecard performance level.	Profitability (net income, return on equity)	17%	13%
		Operating Objectives (growth, cost leadership, execution)	9%	6%
		Employees (diversity and inclusion, engagement)	9%	6%
LTIP Awards	● Target amount is informed by comparator groups, including our peer group, and other factors further noted below. ● 50% of award is in the form of Restricted Stock Units (RSUs) that vest annually over three years in equal tranches. ● 50% of award is in the form of Performance-Restricted Stock Units (PRSUs) that cliff vest at end of three years provided minimum total shareholder return (TSR) level has been achieved relative to a performance peer group.	Time-vested Units	15%	29%
		Units Earned Based on Relative Total Shareholder Return	15%	29%
Total(a)			100%	100%

(a)	Other compensation that is available to all of our U.S. employees includes medical, dental and life insurance programs. 401(k) matching contributions account for less than 0.1% of our NEOs’ compensation.

Equity-based Compensation Has Created Strong Alignment with Shareholder Value Creation

Our LTIP awards have created strong alignment between our NEOs’ total compensation and long-term shareholder value creation. Over the last three years, we have progressively rebalanced our pay mix so that 58% of CEO pay is linked to share price performance, as shown above. These awards are a significant portion of total annual target pay for executives, and total outstanding award values place significant interest in long-term company share price performance.

We grant equity awards each year to our executive officers to align their compensation directly with long-term shareholder value creation. The table below reflects the strong incentive created for our NEOs to ensure shareholder value creation. The table reflects each NEO’s annual target cash compensation and total equity holdings, excluding stock options, as of December 31, 2021, including shares of common stock beneficially owned and unvested restricted stock units. The table provides the value of those shares and restricted stock units based on the closing share price of our stock on April 13, 2022 and December 31, 2021 and an illustrative value based on the fully diluted book value per share of our common stock as of December 31, 2021. For example, the outstanding value of our CEO’s compensation would increase approximately $3.4 million (21%) if our shares were trading at fully diluted book value compared to the December 31, 2021 closing, or conversely has decreased approximately $7.5 million (-47%) when our shares were trading at the April 13, 2022 closing share price.

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Value of Equity Held by Named Executive Officers(1)

				$21.21 Share Price (closing price on 4/13/2022)		$39.97 Share Price (closing price on 12/31/2021)		$48.32 Fully Diluted Book Value Per Share(6) (as of 12/31/2021)
Name	Total Annual Target Cash Compensation ($)	Unvested Stock Units(1) (#)	Owned Shares(1)(3) (#)	Value(2)(4) ($)	% of Total Annual Target Cash Compensation	Value(2)(5) ($)	% of Total Annual Target Cash Compensation	Value(2)(5) ($)	% of Total Annual Target Cash Compensation
Glen A. Messina	2,250,000	319,548	82,618	8,529,932	379%	16,074,559	714%	19,432,642	864%
Scott W. Anderson	1,000,000	48,928	12,079	1,293,958	129%	2,438,450	244%	2,947,858	295%
June C. Campbell	950,000	51,026	3,907	1,165,132	123%	2,195,677	231%	2,654,369	279%
George T. Henley	1,000,000	22,875	—	485,179	49%	914,314	91%	1,105,320	111%
Dennis Zeleny	950,000	56,427	334	1,203,894	127%	2,268,724	239%	2,742,675	289%
TOTAL	6,150,000	498,803	98,938	12,678,095	206%	23,891,724	388%	28,882,864	470%

(1)	Total equity includes shares of common stock beneficially owned plus unvested restricted stock units. For the vesting terms of our restricted stock units, see “Executive Compensation—Compensation Discussion and Analysis—2021 Long-Term Incentive (LTIP) Awards.”
(2)	Values reflect all outstanding stock units, including cash settled restricted stock units and excluding stock options, as of December 31, 2021, with performance-based units adjusted for interim performance to-date. There is no guarantee that time-based units or performance-based units will vest. Vesting of cash-settled stock units will reduce totals shown above. See “Compensation Discussion and Analysis - 2021 Long-Term Incentive Awards” and “Outstanding Equity Awards at Fiscal Year-End”, below, for additional detail on outstanding restricted stock units.
(3)	“Owned Shares” represents shares beneficially owned as of December 31, 2021. Includes shares held jointly, indirectly by spouse, and indirectly by trust.
(4)	Calculations are based on April 13, 2022 share price and December 31, 2021 equity holdings.
(5)	Our future stock price may vary materially from the closing prices shown in the table. The closing price per share of our common stock on April 13, 2022 was $21.21 per share.
(6)	Fully diluted book value per share at December 31, 2021 is calculated based on 10,654,328 fully diluted outstanding shares, comprised of 9,208,312 shares outstanding and 1,446,016 warrants held by Oaktree. See “Business Relationships and Related Transactions – Relationship with Oaktree”, below. Does not give effect to issuance of shares underlying restricted stock units shown in table.

The total shares owned and outstanding units granted to NEOs as of December 31, 2021 represent 6.37% of the diluted weighted average number of shares of the Company’s common stock issued and outstanding in the 2021 fiscal year. When coupled with the holdings of non-management directors, as shown above, these groups collectively own shares and outstanding units representing 7.97% of the Company’s 2021 diluted weighted average shares outstanding.

As described further below, awards granted to NEOs in 2021 will be settled in equity instead of cash to strengthen executive ownership in the company. Also, in 2022 we continued to grant equity-settled awards to NEOs following shareholders’ approval of the 2021 Plan and also applied a one-year holding requirement to shares acquired on vesting of newly-granted RSUs to continue to promote strong governance and risk management practices.

Parties Involved in Compensation Decisions

The governance of our executive compensation programs generally occurs through interaction of three groups: the Compensation Committee, the Compensation Committee’s independent compensation consultant, and management. In 2021, on occasion and as it considered appropriate, the Compensation Committee enlisted the advice of outside counsel specializing in executive and non-employee director compensation matters to assist it in fulfilling its responsibilities under the Compensation Committee’s charter.

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Role of the Compensation Committee

The Compensation Committee is responsible for overseeing the development and approval of our executive compensation and benefits policies and programs. The Compensation Committee, consisting of three independent directors, is responsible for the design, review and approval of all aspects of our executive compensation program. Among its duties, the Compensation Committee formulates recommendations to the Board of Directors for CEO compensation and reviews and approves all compensation recommendations for the other NEOs. Adjustments are made by the Compensation Committee in its judgment, taking into account compensation arrangements for comparable positions at peer group companies (discussed below), analysis prepared by Willis Towers Watson, the Compensation Committee’s independent compensation consultant, individual performance of the NEO, an assessment of the value of the individual’s performance going forward and compensation levels necessary to maintain and attract quality personnel. Compensation levels are also considered upon a promotion or other change in job responsibility. The Company considers feedback from shareholders, including feedback in the form of shareholder advisory votes on Ocwen’s executive compensation. Additionally, the Compensation Committee reviews an annual risk assessment prepared by the Chief Risk and Compliance Officer to evaluate the likelihood that NEO incentive compensation plans may induce management actions inconsistent with the Company’s risk appetite statement and core values.

The Compensation Committee’s review for NEOs also includes:

●	approval of the AIP Corporate Scorecard, which drives the variable compensation for the top 650 managers of the company including the NEOs;
●	evaluation of individual performance results to determine the AIP individual performance multiplier of each NEO;
●	approval of any changes to compensation, including, but not limited to, base salary, short-term and long-term incentive award opportunities, severance payments and retention programs; and
●	evaluation of the market competitiveness of each NEO’s total compensation (and principal elements of compensation) against relevant comparator groups, including broad-based industry survey data provided by the Compensation Committee’s independent compensation consultant (which is considered generally without focus on any particular company or group of companies in the survey other than the peer group companies noted below) as well as a peer group of companies that are recommended to the Compensation Committee by its independent compensation consultant based on a number of metrics, including industry classification, revenues, assets and number of employees. The peer group used to help inform compensation decisions at the beginning of 2021 is listed below.

Associated Banc-Corp	Mr. Cooper Group Inc.
BankUnited, Inc.	Navient Corporation
Black Knight Financial Services, Inc.	PennyMac Financial Services, Inc.
CoreLogic, Inc.	Radian Group Inc.
Flagstar Bancorp, Inc.	South State Corporation
Jack Henry & Associates, Inc.	Sterling Bancorp
LendingTree, Inc.	Walker & Dunlop, Inc.
MGIC Investment Corporation

In August 2021, the Compensation Committee revised the peer group to the list below to add recently listed non-bank public mortgage companies, accommodate mergers and acquisitions activity within the previous peer group and remove other companies with less similar businesses models to better reflect peers subject to similar regulatory oversight for performance and business practice benchmarking, notably adding five mortgage finance counterparts in a rapidly changing industry.

Associated Banc-Corp	Mr. Cooper Group Inc.
BankUnited, Inc.	Navient Corporation
Finance of America Companies, Inc.	PennyMac Financial Services, Inc.
Guild Holdings Company	Radian Group Inc.
Home Point Capital Inc.	South State Corporation
LendingTree, Inc.	UWM Holdings Corporation
loanDepot, Inc.	Walker & Dunlop, Inc.
MGIC Investment Corporation	Webster Financial Corporation

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How We Make Compensation Decisions

Each year our executive and other compensation programs are developed and refined through a year’s worth of analysis and decision-making by the Compensation Committee. A typical year’s work is summarized below:

QUARTER 1		QUARTER 2		QUARTER 3		QUARTER 4
●	Evaluate the Company’s prior year performance against the financial and strategic metrics set forth in the prior year’s AIP scorecard.	●	Prepare the Compensation Committee’s report and CD&A for the Proxy Statement.	●	Undertake a review of the Company’s designated peer group to determine if any changes need to be made in order for it to remain appropriate.	●	Continue shareholder engagement focused on Say-on-Pay vote at the Annual Meeting.

●	Review and evaluate the individual performance of the CEO and each of our other NEOs and other executive officers.	●	Review and discuss Say-on-Pay voting recommendations from proxy advisory firms.	●	Commence shareholder engagement focused on the Say-on-Pay vote at the Annual Meeting to inform pay decisions and design compensation programs for the coming year.	●	Review the goals and objectives of the Company’s compensation programs.

●	Determine the payouts to be made under the AIP based on prior year’s performance.	●	Review and discuss the results of the voting at the Annual Meeting.	●	Review human capital initiatives to support growth.	●	Conduct an assessment of executive compensation and independent director compensation against peer group and relevant general survey data provided by the Compensation Committee’s independent compensation consultant.

●	Determine total target compensation levels for our NEOs and other executive officers, as informed by both market data and prior year’s performance.	●	Review reports from the Compensation Committee’s independent compensation consultants on practices and trends in the industry.			●	Conduct comprehensive, risk-based review of the Company’s compensation policies and practices that is designed to ensure appropriate mitigation of undue risk.

●	Establish the structure and targets for the current year’s AIP to align with the financial and strategic priorities for the Company.

●	Establish the structure for the current year’s LTIP awards, including TSR or other performance objective.

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Roles of Executive Officers

The President and Chief Executive Officer (“CEO”) is involved in the recommendation of certain compensation arrangements for approval by the Compensation Committee. The CEO, with the assistance of the Chief Administrative Officer, annually reviews the performance of the executive officers and is involved in formulating recommendations regarding equity compensation for the executive officers (other than himself, whose performance is reviewed and compensation determined by the Compensation Committee). The CEO presents his conclusions and recommendations regarding annual compensation and annual incentive opportunity amounts for the executive officers to the Compensation Committee for its consideration and approval. In formulating the conclusions and recommendations for the Chief Audit Executive, Chief Financial Officer, Chief Risk and Compliance Officer, and the Chief Administrative Officer, the CEO consults with the Chairs of the Audit Committee, Risk and Compliance Committee and Compensation Committee to incorporate the views and perspectives of the relevant committee chair. The Compensation Committee can exercise its discretion in accepting, rejecting and/or modifying any such recommendations, subject to any applicable limits contained in any plan or agreements applicable to such awards. All compensation decisions with respect to the compensation of the CEO are made by the Compensation Committee, which consults with the other non-management directors and outside advisors to the extent it deems appropriate. The Chief Administrative Officer assists the CEO and the Compensation Committee by providing them with market data and other reference materials.

Role of Independent Compensation Consultant

The primary role of the Compensation Committee’s independent compensation consultant, Willis Towers Watson (“WTW”), is to provide advice to the Compensation Committee in connection with the development and approval of our compensation policies and programs. Except as otherwise noted in this Compensation Discussion and Analysis, the Compensation Committee’s decisions are the result of the Compensation Committee’s business judgment with respect to compensation matters, informed by the experiences of its members and analysis and input from independent compensation consultants, among other factors. The Compensation Committee has assessed the independence of WTW and has concluded that its engagement does not raise any conflict of interest with the Company or any of its directors or executive officers. WTW performed a number of services for the Compensation Committee in fiscal year 2021, including but not limited to reviewing and providing guidance on:

●	design of the annual AIP and LTIP awards;
●	market competitiveness of compensation of our NEOs;
●	Company’s peer group for purposes of informing compensation decisions;
●	reports of proxy advisory firms, including ISS and Glass Lewis, relating to the proxy statement;
●	market competitiveness of the compensation of our independent directors; and
●	emerging best practices for executive and independent director compensation.

Shareholder Engagement and Consideration of Shareholder Advisors’ Input

The Compensation Committee and our Board of Directors value shareholder feedback and actively engage with our largest shareholders through outreach and direct meetings with active investors. The Committee also considers recommended best practices put forth by shareholder proxy advisory firms such as ISS to the extent these institutions’ recommendations are aligned with the interests of our shareholders. Shareholder input has helped shape our approach towards LTIP awards and related performance metrics and strengthened how we implement our pay-for-performance philosophy. We aspire for continued strong support for our executive pay decisions; last year, 97.9% of shareholder advisory votes were cast in favor of our Say-on-Pay proposal. We also intend to continue to hold an advisory Say-on-Pay vote at each annual meeting of shareholders.

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Key Governance Considerations in How We Design and Implement Our Compensation Programs

WHAT WE DO	WHAT WE DON’T DO

Pay for performance

Most of our NEOs’ pay is at-risk and not guaranteed. We set clear and transparent financial and strategic goals within our short- and long-term incentive awards which include performance-based vesting conditions.

Discourage excessive risk taking

We operate within our risk management framework and include a balanced program design, multiple performance measures, claw-back and retention requirements. We also conduct an annual risk assessment of our NEO compensation plans to ensure they do not promote undue or excessive risk-taking.

Retain an independent compensation consultant

The Compensation Committee has retained the services of Willis Towers Watson as an independent consultant that reports directly to the Chair of the Compensation Committee.

Caps on annual incentives

Our practice under the AIP provides for a maximum payout opportunity at 150% of the target incentive.

Introduced share holding requirement

Effective with equity granted to executives on or after March 31, 2022, shares acquired on vesting pursuant to those awards will be subject to a one-year holding period.

No fixed term of employment agreements

We do not have employment agreements that provide for a fixed term of employment with any of our executive officers. Employment is at-will and provisions for separation and treatment of compensation is contained in applicable award documents or offer letters.

No tax gross-ups

It is our policy to not provide tax gross-ups (other than for taxable relocation expenses for moves necessitated by our business), including tax gross-ups related to excess parachute payments as defined under section 280G of the Internal Revenue Code.

No option back-dating, re-pricing or reloading

We do not permit back-dating, re-pricing of stock options, or reloading of stock options. No stock options are granted with exercise prices that are below the closing price of Ocwen stock on the date of grant.

No hedging or pledging

We prohibit directors and all employees, including executive officers, from pledging shares of our stock as collateral for loans or for other reasons and from engaging in any activity that hedges the economic risk of an investment in our stock.

No “single-trigger” LTIP awards

Our LTIP awards do not automatically vest upon the occurrence of a change in control. Rather, these awards include double-trigger provisions such that following a change in control a NEO will only receive accelerated payouts if terminated without cause or upon voluntary resignation for good reason.

Base Salaries and Annual Incentive Targets for our NEOs

Base salaries and annual incentive targets are intended to provide a target level of cash compensation that is competitive and appropriate for the responsibilities of the executive’s position. The Compensation Committee determines each executive’s compensation levels based on its assessment of the nature and scope of each executive officer’s responsibilities, experience and performance, and an assessment of compensation levels necessary to maintain and attract quality personnel as informed by peer group and general industry survey data. As of December 31, 2021, the variable (AIP) proportion of total target cash compensation is 60% for the CEO and 50% for other NEOs.

During 2021, the Compensation Committee approved new hire compensation for Mr. Henley and adjusted compensation targets for Mr. Anderson and Mr. Zeleny. Mr. Henley was hired February 16, 2021 as Executive Vice President and Chief Growth Officer. Effective March 2, 2021, Mr. Anderson’s annual AIP target was increased to 100% of salary and Mr. Zeleny’s salary was increased $25,000 and his annual AIP target was increased to 100% of salary, changes which rewarded both executives for their strong performance, leadership and criticality to ongoing strategic initiatives, and with consideration to compensation peer group benchmarking.

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The table below reflects each NEO’s 2021 base salary and AIP target and a comparison against 2020 compensation levels.

	Annual Salary			Annual AIP Target(1)					Annual Total Target Cash Compensation
Name	As of 12/31/2020 ($)	As of 12/31/2021 ($)	Percent Change to Salary	As of 12/31/2020 ($ and % of Salary)		As of 12/31/2021 ($ and % of Salary)		Percent Change to AIP Target	As of 12/31/2020 ($)	As of 12/31/2021 ($)	Percent Change to Total Target Cash
Glen A. Messina(2)	900,000	900,000	—%	1,350,000	150%	1,350,000	150%	—%	2,250,000	2,250,000	—%
Scott W. Anderson	500,000	500,000	—%	450,000	90%	500,000	100%	11%	950,000	1,000,000	5%
June C. Campbell	475,000	475,000	—%	475,000	100%	475,000	100%	—%	950,000	950,000	—%
George T. Henley	$—	500,000	—%	$—	—%	500,000	100%	—%	$—	1,000,000	—%
Dennis Zeleny(3)	450,000	475,000	6%	382,500	85%	475,000	100%	24%	832,500	950,000	14%

(1)	Final AIP targets are pro-rated for mid-year compensation changes.
(2)	Effective March 30, 2022, Mr. Messina’s salary was increased to $1,000,000 and his annual AIP target remains 150% of salary.
(3)	Effective March 30, 2022, Mr. Zeleny’s salary was increased to $500,000 and his annual AIP target remains 100% of salary.

2021 Annual Incentive Plan (AIP)

Ocwen’s annual incentive compensation opportunity for eligible employees, including our executive officers, is provided under the 1998 Annual Incentive Plan, as amended, which has been approved by our shareholders. The AIP award opportunity motivates executives to deliver against the Board-approved business plan and the key initiatives the Compensation Committee, working with the CEO, management and the Compensation Committee’s independent advisor, believes will enhance Company performance and create a path for long-term shareholder value.

AIP award opportunities for each NEO were based on a combination of organization and individual performance, as summarized below and followed with additional detail further below:

1.	First, performance against the Corporate Scorecard objectives is used to calculate preliminary results.
2.	Scorecard results are then adjusted by a customer and client satisfaction modifier to establish the baseline funding level for the entire plan.
3.	From there, organizational performance funding is allocated to each business unit and its managing NEO based on an assessment of the business unit’s achievement of its key priorities and the corresponding contributions to overall Corporate Scorecard results.
4.	Finally, each NEO’s award is adjusted based on an assessment of his or her individual performance against a number of key objectives unique to him or her, including demonstrated leadership in creating and sustaining a high-performing culture.

Corporate Scorecard

The Corporate Scorecard, which drives the overall funding for the AIP, is approved annually by the Compensation Committee. In determining whether to approve the Corporate Scorecard each year, the Compensation Committee considers a number of factors, including whether the goals are consistent with and likely to enhance corporate performance and long-term shareholder value and discourage executives from pursuing short-term goals that may not be consistent with achieving such long-term success, as well as the level of difficulty associated with attainment of each goal in the scorecard. The 2021 Corporate Scorecard objectives, shown below with final performance results, were directly aligned to the Board-approved 2021 business plan and our key business priorities, as follows:

1.	Profitability,
2.	Accelerate growth,
3.	Strengthen recapture performance,
4.	Improve cost leadership position,
5.	Maintain high-quality operational execution,
6.	Expand revenue opportunities,
7.	Employee engagement,
8.	Diversity and inclusion, and
9.	Customer and client satisfaction.

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Financial performance, including net income and return on equity, constituted 50% of the overall scorecard weight as sustaining profitability was critical to delivering on shareholder expectations. Our other priorities were necessary to enable growth and improve efficiencies, and our focus on employees is key to our long-term success and are foundational components of our mission, values and operating principles. Additionally, because “helping homeowners is what we do”, the scorecard results are adjusted +/- 20% by a customer and client satisfaction modifier that assesses how we deliver on our commitments to our customers and clients.

The Compensation Committee establishes the “target” performance of each goal at a level that it intends to be challenging to achieve, a “threshold” level for each goal that must be met in order for any portion of the incentive to be paid with respect to that goal, and an outstanding or “maximum” level for each goal that would result in payment of the maximum bonus opportunity with respect to that goal. The chart below depicts the level of achievement for a given objective on the scorecard and the corresponding incentive leverage that is applied to the target funding for the given objective.

Level of Achievement	AIP Scorecard % of Target Opportunity	Customer & Client Satisfaction Modifier % of Target Opportunity
Maximum	150%	120%
Target	100%	100%
Threshold	50%	80%
Below Threshold	0%	80%

The Committee measured the level of performance achievement against scorecard and modifier objectives using quantitative assessments. The level of achievement was determined using straight-line interpolation between the “threshold”, “target” and “maximum” anchor posts, as applicable. Qualitative assessments were also applied to ensure achievement levels were consistent with expected broader strategic outcomes.

Prior to the Committee’s assessment of the level of performance achieved against scorecard and modifier objectives, the information on which the Committee based its assessment was first reviewed and verified by the Company’s internal audit, finance and risk management functions.

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Based on the Company’s final performance and the relative weightings assigned to each objective in both the scorecard and modifier, the overall Corporate Scorecard funding was 97%, which was then multiplied by the 116% customer and client satisfaction modifier for total results of 112.6%. Our Corporate Scorecard and customer and client satisfaction modifier and corresponding achievement levels for each are detailed below:

Corporate Scorecard Objective	Objective Weight	Threshold	Target	Maximum	Performance Outcome	Performance Achievement	Weighted Performance Achievement
Profitability(1)
1a. After-Tax Return On Equity (ROE) in Q3	12.5%	9.1%	10.8%	12.5%	18.8%	150%	18.75%
1b. After-Tax Return On Equity (ROE) in Q4	12.5%	9.7%	13.9%	18.0%	-1.4%	—%	—%
1c. Full-Year GAAP Net Income ($M)	25%	$10	$20	$30	$18.3	92%	22.90%
Operating Objectives
2a-i. Accelerate Growth - Originations and Bulk - Volume (UPB, $B)(2)	1.5%	$80	$83	$85	$96.1	150%	2.25%
2a-ii. Accelerate Growth - Originations and Bulk - Total Required Capital ($M)(3)	1.5%	$582.0	$604	$618.0	$1,006	—%	—%
2b. Accelerate Growth - Non-MAV Subservicing (UPB, $B)(4)	3%	$19	$22	$26	$32.1	150%	4.50%
2c. Accelerate Growth - MAV Subservicing (UPB, $B)(5)	3%	$44	$54	$64	$9.4	—%	—%
3. Strengthen Recapture Performance Average Originations recapture rate from September through December(6)	4%	20%	30%	35%	27.8%	89%	3.57%
4. Improve Cost Leadership Position Full-year total enterprise-wide operating costs divided by average month-ending outstanding Servicing UPB (bps)	6%	21.5	21.0	20.5	24.3	—%	—%
5a. Maintain High-Quality Operational Execution - Retail Originations Final significant defect rates (SDR) across Reverse and Recapture(7)	3%	3.0%	2.0%	1.0%	1.5%	127%	3.82%
5b. Maintain High-Quality Operational Execution - Servicing Percentage of metrics within specifications(8)	3%	88.5%	91.0%	93.5%	92.3%	125%	3.75%
6. Expand Revenue Opportunities Revenue generated from emerging opportunities ($M)(9)	5%	$56.0	$63.0	$70.0	$73.5	150%	7.50%
Employees
7a. Employee Engagement Results Q4 2021 Employee Engagement survey results versus industry and geographic benchmarks (% versus benchmark)	10%	95%	100-107%	115%	124.8%	150%	15%
7b. Diversity & Inclusion (D&I) Execute against initiatives and short-term actions contained in the four pillars of D&I Road Map (% of actions)	10%	90%	95%	100%	100%	150%	15%
TOTAL	100%						97.0%

(1)	After-Tax Return On Equity (ROE) in Q3 is calculated as Q3 GAAP Net Income divided by Average of Q2 Total Equity and Q3 Total Equity. After-Tax Return On Equity (ROE) in Q4 is calculated as Q4 GAAP Net Income divided by Average of Q3 Total Equity and Q4 Total Equity. Full-Year GAAP Net Income is inclusive of expense accrual for AIP.
(2)	Originations and Bulk Volume includes UPB of acquisitions through MSR Bulk, MSR Flow and whole loan Origination channels.
(3)	Originations and Bulk Total Required Capital is calculated as the total pre-leverage purchase price of all acquisitions.
(4)	Non-MSR Asset Vehicle LLC (MAV) Subservicing volume includes all Forward and Reverse loans that boarded under a subservicing contract (excluding loans with MSR owned by MAV).
(5)	MAV Subservicing volume includes loans boarded under a subservicing contract that were acquired by MAV from third parties and does not include growth in MAV through sales from Ocwen.
(6)	Recapture rate is defined as the number of new refinance loans originated for marketing eligible borrowers divided by the total number of marketing eligible loans that paid off due to refinance. This includes new origination volume from Consumer Direct, Correspondent and all Reverse origination channels.
(7)	Final significant defect rates are calculated as the sum of all defects identified in 2021 as a part of Quality Assurance (QA) reviews divided by the total sample size over the same period.
(8)	Percentage of Servicing metrics within specifications is a meta-metric across the Servicing segment that is the sum of passing reviews from the Monthly Business Review and GSE QA in 2021 divided by the total reviews in 2021.
(9)	Revenue generated from emerging opportunities is the total additional revenue produced in 2021 from key initiatives and merger and acquisition opportunities including new originations channels and delivery methods, early buyout (EBO) and Call Rights, MAV and Reverse Mortgage Solutions, Inc. asset acquisition.

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Accelerate Growth - Originations and Bulk - Total Required Capital (see 2a-ii above)

After performing a qualitative assessment on the “Accelerate Growth - Originations and Bulk - Total Required Capital” objective’s quantitative results, the Committee approved management’s recommendation to reduce the performance achievement of objective 2a-ii to zero. While we deployed above-target capital, it resulted from originating more volume at a higher average price and resulted in lower origination income than reflected in the Board-approved business plan. In consideration of the capital allocation framework the Company operates within, originating volume that is more capital-intensive and less profitable than plan does not meet the spirit of the objective, which is to deploy capital to achieve the plan target income level.

Diversity & Inclusion (see 7b above)

Diversity, inclusiveness and respect are integral parts of our culture and work environment, and we are committed to being a globally diverse and inclusive workplace where every voice is heard. Our Diversity & Inclusion (“D&I”) Road Map is built around the four pillars of our diversity program, with numerous initiatives and short-term actions to support each one. Our 2021 goals and key results are summarized below:

Pillar	Road Map Goals	Key Results
Leadership	Strengthen the understanding and commitment of D&I throughout all levels of the organization. Ensure all leaders fully understand the benefit of D&I and can demonstrate inclusive work strategies.	● Required D&I training for all new hires. ● Embedded D&I component in individual performance goals for all people leaders. ● Rolled out D&I dashboards with quarterly reviews to senior leadership.

Workforce	Increase our ability to attract and hire diverse talent and improve our Diversity and Inclusion brand.

● Increased percentage of diverse representation in leadership, promotions, and leadership candidate pools.

● Expanded mentoring program and increased number of affinity groups and global events to support development.

● Completed pay equity review.

Community Engagement	Continue efforts to support external community engagement partnerships.	● Increased number of borrower outreach events. ● Participated in external engagements with consumer advocacy and mortgage industry diversity councils.

Vendor Diversity	Strengthen partnerships with diverse supplier groups in the U.S. and expand supplier diversity efforts year over year.	● Updated diverse vendor tracking and improved awareness of value proposition. ● Incorporated vendor diversity into quarterly D&I reviews.

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Customer & Client Satisfaction Modifier

Corporate Scorecard results were then adjusted based how we performed in satisfying our customers and clients. Our 2021 goals and key results are summarized below:

Customer & Client Segment and Satisfaction Metric	Metric Weight	Threshold	Target	Maximum	Performance Outcome	Performance Achievement	Weighted Performance Achievement
1. Lending - Forward - Retail Net Promoter Score (NPS) Q4 2021	12.5%	20	25	30	44.9	120%	15.0%
2. Lending - Forward - Third Party Implement NPS Metric and Begin Tracking (date)	5%	31-Dec	31-Oct	31-Aug	8-Sep	117%	5.9%
3. Lending - Reverse - Third Party Net Promoter Score (NPS) Q4 2021	12.5%	70	75	80	90.6	120%	15.0%
4. Lending - Reverse - Retail Implement NPS Metric and Begin Tracking (date)	5%	31-Dec	31-Oct	31-Aug	22-Jul	120%	6.0%
5. Servicing - Forbearance Net Promoter Score (NPS) Q4 2021	15%	$27.0	30	$33.0	65	120%	18.0%
6. Servicing - Non-Forbearance Net Promoter Score (NPS) Q4 2021	20%	27	30	33	32.7	118%	23.6%
7. Servicing - Subserviced Clients Implement NPS Metric and Begin Tracking (date)	10%	31-Dec	31-Oct	31-Aug	31-Mar	120%	12.0%
8. Servicing CFPB complaints per 1000 loans	20%	1.35	1.17	1.00	1.15	103%	20.5%
TOTAL	100%						116.0%

Organizational Performance Funding Allocation by Business Unit

Upon approval of the Corporate Scorecard results, funding is allocated to each Business Unit based on the Compensation Committee’s assessment of the Business Unit’s contributions to scorecard achievement, which is informed by the CEO’s recommendation. The assessment is based on the Business Unit’s achievement of a unique set of financial and operating objectives required to support the key priorities reflected in the Corporate Scorecard and customer and client satisfaction modifier.

Each NEO worked with the CEO to develop their unique set of key priorities in their respective area of responsibility, which included specific cost or profitability targets, and were weighted depending upon their relative importance to overall organization success. These priorities are outlined in the Performance Assessments section below.

Individual Performance Multiplier

The Compensation Committee is accountable for reviewing and approving the full-year performance evaluations and recommended performance appraisal ratings for each member of the executive leadership team, including the CEO. The Compensation Committee considers recommendations from the CEO in determining performance appraisal ratings of the other NEOs. The CEO’s performance appraisal rating is determined by the Compensation Committee in consultation with the other independent directors.

The documentation provided to the Compensation Committee includes the executives’ self-assessments capturing their views on their performance against each of the objectives they and the CEO agreed to at the start of the year, as well as those that may have been introduced as a result of emerging priorities during the year. The objectives for all employees, including NEOs, fell into three weighted categories:

●	Key business unit and functional priorities (50% weight) reflected individual goals required to meet the objectives contained in the Corporate Scorecard and customer and client satisfaction modifier, which included leveraging technology to improve the customer experience and/or reduce costs;

●	Risk and compliance metrics (25% weight) assessed executive performance in promoting a culture of appropriate risk and compliance through training and policy review and adherence, remediating of any identified issues, and lack of any material findings relating to audit, protocols under the Sarbanes-Oxley Act or examination matters; and

●	Leadership expectations and behaviors (25% weight, described below).

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Leadership expectations and behaviors for our executive team require them to:

●	Behave as a leadership role model and lead by example, demonstrate integrity, create a culture in which we keep our promises, treat all with respect and dignity, and build trust within and outside the organization.

●	Build strong working relationships in which they solicit, consider and appropriately incorporate perspectives from others.

●	Drive and deliver exceptional results by proactively anticipating situations that require a plan of action, identifying critical issues and assuming personal ownership for driving their resolution.

●	Lead efforts on diversity and inclusion by creating, promoting and sustaining an inclusive work environment in which diversity, inclusiveness and respect are integral parts of our culture and work environment.

●	Build and motivate a high performing team by identifying and securing top talent to increase performance while also actively holding people accountable for results and behaviors.

●	Lead change by providing a visible anchor for others and helping resolve breakdowns in times of transition and uncertainty, and by convincing others of the need for change to support critical organizational objectives.

The Compensation Committee then evaluates the proposed results and performance appraisal recommendations and determines the final incentive compensation awards for each executive. Each executive receives an individual performance appraisal rating against a 4-point scale with an “individual performance multiplier” that is applied to their funded Annual Incentive, as described above.

The value for the multiplier is determined by the Compensation Committee using a value from the range shown in the chart below.

Individual Performance Rating	Individual Performance Multiplier
Exceeds Expectations	105-125%
Fully Meets Expectations	95-105%
Sometimes Meets Expectations	70-95%
Does Not Meet Expectations	0%

Performance Assessments and Calculation of Total 2021 AIP Awards

After careful consideration, the Compensation Committee - and the full Board, in the case of the CEO – assessed each NEO’s performance leading their respective business unit’s achievement of its financial and operating objectives to determine organizational performance funding, and assigned individual performance multipliers reflective of risk and compliance objectives and leadership expectations and behaviors that further differentiated their performance, as described below.

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The following summarizes the performance of each executive and his or her respective Business Unit:

Glen Messina

As CEO, Mr. Messina received organizational performance funding equivalent to the Corporate Scorecard results, or 112.6%, and he received an individual performance multiplier of 118.7%, with key accomplishments described below.

●	Pivoted Ocwen from turnaround to growth and full year GAAP profitability for the first time since 2013.
●	Accelerated the build-out of diversified origination sources to balance earnings and drive servicing portfolio growth, including multi-channels (correspondent, co-issue, flow, wholesale, bulk and consumer direct) and multi-product (Fannie Mae, Freddie Mac, Ginnie Mae, reverse, private investor, small balance commercial), becoming the only end-to-end reverse mortgage provider.
●	Maintained industry-leading servicing operations and cost performance with a scalable, cloud-based platform, and met or exceeded all customer satisfaction objectives through technology interfaces and proactive outreach.
●	Led an engaged and productive workforce in remote working model, improving employee engagement scores that already exceeded industry benchmarks, maintaining relatively flat attrition despite a tightening labor market, and meeting or exceeding commitments to support diversity and inclusion.
●	Expanded investor and shareholder marketing which added sell-side research coverage, increased shareholder ownership diversity, and helped increase the closing price of Ocwen stock as of December 31, 2021 by 39.4% over the closing price as of December 31, 2020, outperforming peers.

Scott Anderson

Mr. Anderson’s key priorities for the servicing organization included developing the reverse servicing business, delivering efficient and compliant operational performance, and improving portfolio cost-to-service. Under his leadership, the servicing business unit earned 113.1% organizational performance funding, and he received an individual performance multiplier of 113.6, with key accomplishments described below.

●	Adopted “Service Excellence” initiative to drive superior value proposition to clients, investors and consumers through best-in-class operating performance, beating industry averages on call speed of answer and abandonment rates, earning recognition from both Freddie Mac and Fannie Mae.
●	Improved customer Net Promoter Scores through rollout of mobile application and payment alerts, improving website user experience with video tutorials, and outbound calls to support post-forbearance borrowers.
●	Responded and adapted to rapid and significant regulatory changes from federal, state and government agencies, including COVID-related forbearance plan extensions, foreclosure and moratoriums, requiring process, correspondence or technology changes.
●	Drove strong operational performance with <1% defect rate through compliance management, swift remediation, and root cause analysis and preventive-action planning, and reduced operating costs 4.4 bps from 2020 despite increased volumes and ongoing regulatory changes.

June Campbell

Ms. Campbell’s key priorities for the finance organization included financial reporting and forecasting, cash management, balance sheet optimization, and shareholder relations. Under her leadership, the finance business unit earned organizational performance funding of 102.3%, and she received an individual performance multiplier of 97.9%, with key accomplishments described below.

●	Delivered meaningful contribution to Company financial performance by leading enterprise-wide cost reduction initiatives, including driver-based expense analysis, and identified and implemented actions to realize significant tax benefits.
●	Developed and deployed numerous technology and process improvements in the finance function, including a Datamart to aggregate disparate information across the organization, drive productivity, reduce cycle times, realize cost reductions, enable more timely information, and improve capital allocation and forecast models.
●	Provided forecasts, analyses, and insights in response to ad-hoc questions and requests, as well as producing detailed driver-based monthly financial performance reviews for business segment and corporate leadership.
●	Provided financial analysis and accounting requirements for acquisitions, launch of the MSR asset vehicle, and other growth and capital markets activities.
●	Developed and executed a comprehensive Investor Relations plan, including holding frequent sessions with existing and potential shareholders, and research analysts. Conducted Q&A on the Company’s financial performance, promoting improved understanding of the Company and improvement in Ocwen’s share price and financial market position.

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George Henley

Mr. Henley’s key priorities for the originations organization included growing the loan portfolio, building out the correspondent lending channel, and improving recapture performance. Under his leadership, the lending business unit earned 113.1% organizational performance funding, and he received an individual performance multiplier of 110.7%, with key accomplishments described below.

●	Exceeded growth targets in originations and bulk volume and subservicing UPB, and tripled the flow and correspondent seller base.
●	Delivered double-digit growth in forward and reverse originations, and improved refinance recapture rates.
●	Integrated correspondent lending business acquired from Texas Capital Bank, and restructured the correspondent sales team to an enterprise-wide sales model to increase our coverage of forward, reverse, and commercial channels.
●	Exceeded quality targets, or defect rates, across recapture and reverse channels and correspondent loan fulfillment.
●	Improved Net Promoter Scores in consumer direct and reverse wholesale segments.

Dennis Zeleny

Mr. Zeleny’s key priorities as Chief Administrative Officer included overseeing the human resources, information technologies, enterprise project management office, communication, procurement, international operations and facilities functions for Ocwen. These groups enable the people, processes and technology associated with our growth, change and cost leadership initiatives. Mr. Zeleny received organizational performance funding of 115.1%, and he received an individual performance multiplier of 125%, with key accomplishments described below.

●	Met all hiring needs to support growth in both our originations and servicing channels, including the organization build-outs of the correspondent lending and capital markets functions.
●	Executed against all human resources, information technology, facilities, and communication objectives associated with the acquisition and integration of the Texas Capital Bank and Reverse Mortgage Solutions, Inc. asset acquisitions.
●	Reduced information technology cost while also improving operating efficiency, end user satisfaction for both customer and employees facing and spearheading initiatives that resulted in the automation of over 40 processes, netting in savings of thousands of human hours/per month.
●	Strengthened cybersecurity function and capabilities to address the rapidly changing security threat landscape in addition to rolling out a Global Security Awareness Program to educate employees on risk awareness and bring down the phish-prone employee population.
●	Created and executed a blueprint for a post-pandemic workforce, including facility changes, strategic communications, instructional design technology and learning within remote operating model, and other initiatives to foster a high-performing culture resulting in employee engagement survey scores significantly exceeding industry benchmarks.
●	Enhanced talent assessment and succession planning process. Strengthened diversity and inclusion (D&I) focus and accountability to achieve D&I Road Map objectives.

2021 Long-Term Incentive (LTIP) Awards

The annual grant of LTIP awards is designed to promote actions and decisions aligned with our strategic objectives and reward our executives and other program participants for long-term value creation for our shareholders in a manner that is consistent with our pay-for-performance philosophy. The Compensation Committee periodically reviews the granting of equity awards to employees based on such factors as Company performance, market competitive conditions and advice from its independent compensation consultant.

Ocwen’s long-term incentive opportunity for eligible employees, including executive officers, was provided through equity awards under the 2017 Performance Incentive Plan (the “2017 Plan”). During 2021, no grants were made to NEOs under the 2021 Equity Incentive Plan (the “2021 Plan”) adopted by shareholders on May 25, 2021 The 2017 Plan authorized the grant of restricted stock, restricted stock units, options, stock appreciation rights or other equity-based awards, including cash-settled awards, to our employees (including executive officers), directors, advisors and consultants. Due to a limited number of shares available in the 2017 Plan, along with the strategic imperative to align executive pay with stock price performance, awards were largely granted as cash-settled with the exception of awards made to the CEO and directors which were equity-settled. We have made grants under the 2017 Plan only to employees and directors. We implemented the 2017 Plan and 2021 Plan to motivate employees to make extraordinary efforts to achieve significant improvements to shareholder value, support retention of key employees and align the interests of our employees with the interests of our shareholders.

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2021 LTIP awards include both a time-vesting component for retention purposes and performance-based component to align with pay-for-performance objectives. Half of the target value is granted as restricted stock units (“RSUs”) vesting in equal thirds on the first, second and third anniversaries of the grant, and half is granted as performance-restricted stock units (“PRSUs”) vesting on the third anniversary of the grant based on total shareholder return (“TSR”) compared to a performance peer group selected for the awards.

The Compensation Committee selected the following peer group as the comparator for relative TSR performance, including competitors in the mortgage finance industry and mortgage real estate investment trusts.

Annaly Capital Management, Inc.	Navient Corporation
BankUnited, Inc.	New Residential Investment Corp.
Cherry Hill Mortgage Investment Corporation	PennyMac Financial Services, Inc.
Flagstar Bancorp	Radian Group Inc.
Guild Holdings Company	Redwood Trust, Inc.
Home Point Capital Inc.	Rocket Companies, Inc.
loanDepot, Inc.	Sterling Bancorp
MGIC Investment Corporation	Two Harbors Investment Corp.
Mr. Cooper Group Inc.	UWM Holdings Corporation

The PRSUs use four distinct weighted performance periods to measure overall performance, three annual periods and one three-year period, as shown below. This structure assigns a weight more than three times greater to the three-year period while also providing incentive for year-over-year improvements compared to the peer group.

Period #	Measurement Period	% of Target PRSUs Assigned to Measurement Period
1	March 2, 2021 – March 2, 2022	15%
2	March 2, 2022 – March 2, 2023	15%
3	March 2, 2023 – March 2, 2024	15%
4	March 2, 2021 – March 2, 2024	55%

If the Company achieves relative TSR at the (i) 25th percentile of its peer group for any measurement period (threshold level), 50% of the target PRSUs are eligible to vest, (ii) 50th percentile of its peer group for any measurement period (target level), 100% of the target PRSUs are eligible to vest, and (iii) 100th percentile, or ranked first overall, of its peer group for any measurement period (maximum level), 200% of the target PRSUs are eligible to vest. The number of target PRSUs that may be eligible to become vested based on relative TSR performance during each measurement period is interpolated between the applicable performance levels. No PRSUs will be earned for a specific measurement period if TSR is below threshold. Units credited based on TSR for any performance period are subject to continued service through the third anniversary of the grant.

The table below shows the annual target value opportunities for our NEOs, as approved by the Compensation Committee, granted to our NEOs in 2021, which will be settled in shares.

Name	Annual Target Value Granted as Restricted Stock Units ($)	Annual Target Value Granted as Performance- Restricted Stock Units ($)	Total Annual Target Value ($)
Glen A. Messina(1)	1,575,000	1,575,000	3,150,000
Scott W. Anderson(2)	187,500	187,500	375,000
June C. Campbell	190,000	190,000	380,000
George T. Henley	250,000	250,000	500,000
Dennis Zeleny(3)	190,000	190,000	380,000

(1)	Mr. Messina’s long-term equity target was restored to his 2018 level following his voluntary reduction to the target to $2,250,000 for 2019 and 2020 in support of the Company’s cost re-engineering efforts. Effective March 30, 2022, Mr. Messina’s total annual target value was increased to 400% of salary.
(2)	Mr. Anderson’s long-term equity target was increased from 60% to 75% of salary for 2021 in recognition of leadership in ongoing strategic initiatives. Effective March 30, 2022, Mr. Anderson’s long-term equity target was increased to 100% of salary.
(3)	Mr. Zeleny’s 2021 long-term equity target was increased $20,000 due to his 2021 salary increase, discussed earlier, as his long-term equity target is expressed as a percentage of his base salary and remained 80% of salary. Effective March 30, 2022, Mr. Zeleny’s long-term equity target was increased $20,000 due to his 2022 salary increase noted earlier.

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To account for the volatility of the market at the time of grant and as approved by the Compensation Committee, target values set forth in the table above were converted into the target number of units granted based on the 30-trading-day average closing share price ending on the March 2, 2021 grant date of $27.35 rather than the $28.50 closing share price on that date, resulting in a 4% increase in the number of units granted compared to the number of units that would have resulted using $28.50 as the denominator. This combined with the application of the Monte Carlo simulation to the performance-based restricted stock units, as discussed in footnote (2) to the Summary Compensation Table, resulted in the accounting grant date fair values for the awards being slightly higher than the values reflected in the above table.

Performance Results of Outstanding Long-Term Incentive Awards

Since the annual LTIP program was introduced March 29, 2019, half of all executives’ long-term equity targets have been granted as performance-based units based on TSR performance during applicable measurement periods to align with pay-for-performance objectives. Following is a summary of performance to-date for awards granted in 2019 and 2020.

●	2019 annual LTIP PRSUs granted to Messrs. Messina, Anderson and Zeleny were to be earned based on the Company’s TSR during the performance period of March 29, 2019 through March 29, 2022. The award’s performance threshold was not achieved, resulting in the forfeiture of all units granted.

●	2019 “transitional” PRSUs granted to Messrs. Messina and Anderson on March 29, 2019 were to be earned based on the Company’s cumulative TSR during three performance periods (the first from March 29, 2019 through March 29, 2020, the second from March 29, 2019 through March 29, 2021, and the third from March 29, 2019 through March 29, 2022). All three tranches were forfeited due to below-threshold performance.

●	2020 annual LTIP PRSUs granted to all NEOs except Mr. Henley are earned based on the Company’s TSR relative to its peer group during four weighted performance periods (the first from March 30, 2020 through March 30, 2021 weighted at 15%, the second from March 30, 2021 through March 30, 2022 weighted at 15%, the third from March 30, 2022 through March 30, 2023 weighted at 15%, and the fourth from March 30, 2020 through March 30, 2023 weighted at 55%). Performance during the first and second periods earned 141.1% and 53.8% of target units, respectively, subject to continued vesting requirements.

●	For the 2021 annual LTIP PRSUs described above, Ocwen’s TSR during the first measurement period was 28.3%, the 88th percentile of the peer group, which resulted in 175.2% of the target PRSUs assigned to the period becoming eligible to vest, subject to the award recipient’s continued employment through the third anniversary of the grant.

Other Compensation

Our policy with respect to employee benefit plans generally is to provide benefits to our employees, including our executive officers, which are comparable to benefits offered by companies of a similar size. We believe that a competitive comprehensive benefit program is essential to achieving the goal of attracting and retaining highly-qualified employees. Our NEOs participate in the benefit plans offered to our salaried employees, generally, including medical, dental, life and disability insurance plans, and a 401(k) plan.

Stock Ownership and Prohibition against Short Sales, Hedging and Margin Accounts

Although we do not have stock ownership requirements for our executives, our philosophy is that equity ownership by our executives is important to attract, motivate and retain executives, as well as to align their interests with those of our shareholders. The Compensation Committee believes that the Company’s equity plans are adequate to achieve this philosophy.

We maintain an Insider Trading Prevention Policy that governs the timing of transactions in securities of the Company by directors and executives. In addition, this policy prohibits any director, officer or employee from engaging in any short sale of the Company’s stock, establishing and using a margin account with a broker-dealer for the purpose of buying or selling Company stock, pledging Company securities as collateral for a loan, buying or selling puts or calls on the Company’s stock and engaging in any other transaction that hedges the economic risk associated with the ownership of the Company’s securities. This policy is designed to encourage investment in the Company’s stock for the long term and to discourage active trading or short-term speculation.

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Clawback Policy

The Company maintains an incentive compensation clawback policy that allows our Board of Directors or the Compensation Committee to recoup incentive compensation if the Company restates its financial statements. Under this policy, in the event of a restatement due to intentional misconduct, the Chief Executive Officer and Chief Financial Officer must reimburse or forfeit to the Company the amount of bonus or incentive compensation (whether cash-based or equity-based) such officer received during the fiscal year immediately preceding the year the restatement is determined to be required, to the extent that such bonus or incentive compensation exceeds what the officer would have received based on an applicable restated performance measure or target. In addition, in the event that the Company is required to prepare restated financial statements as a result of intentional misconduct or material noncompliance with financial reporting requirements under United States securities laws, the Compensation Committee may require reimbursement or forfeiture of the amount of bonus or incentive compensation any executive officer received during the three fiscal years preceding the year the restatement is determined to be required, to the extent that such bonus or incentive compensation exceeds what the officer would have received based on an applicable restated performance measure or target. The Company’s rights to recoupment under the clawback policy are in addition to any other rights of recoupment under the terms of any equity incentive plan or individual award.

Restrictive Covenants

All of our NEOs have executed an intellectual property and non-disclosure agreement. This agreement requires the NEO to hold all “confidential information” in trust for us and prohibits the NEO from using or disclosing such confidential information except as necessary in the regular course of our business or as otherwise required by law. In connection with the special cash awards granted in 2020, all of our NEOs (other than Mr. Messina, who was not provided such an award) agreed to (i) certain non-compete covenants during their term of employment and (ii) certain covenants relating to the non-solicitation of employees and non-interference with business relationships until September 10, 2023 (whether or not employed by the Company during such period). From time to time, we enter into separation agreements with executive officers that contain non-competition and non-solicitation provisions. In addition, certain of our equity award agreements contain provisions that provide that post-retirement vesting or exercise of the award, as applicable, is dependent on compliance with certain covenants.

Tax Considerations

Section 162(m) of the Internal Revenue Code generally disallows public companies a tax deduction for compensation in excess of $1,000,000 paid to its “covered employees.” Prior to federal tax reform enacted in December 2017, Section 162(m) included an exception to this limitation on deductibility for qualifying “performance-based compensation,” provided that certain performance and other requirements are met. Under the 2017 tax legislation, for taxable years beginning after December 31, 2017, there is no longer an exception to the deductibility limit for qualifying “performance-based compensation” unless the compensation qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017. Also under the 2017 legislation, the definition of “covered employees” has been expanded to include a company’s chief financial officer (in addition to the chief executive officer and three other most highly paid executive officers), plus any individual who has been a “covered employee” in any taxable year beginning after December 31, 2016. As one of the factors in its consideration of compensation matters, the Compensation Committee considers the anticipated tax treatment to the Company of various payments and benefits, including the impact of Section 162(m). However, we reserve the right to design programs that may not be deductible under Section 162(m) if we believe they are nevertheless appropriate to help achieve our executive compensation program objectives, and in any case, there can be no assurance that any compensation paid by the Company will be fully deductible.

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CEO Pay-Ratio Disclosure

Pursuant to the Securities Exchange Act of 1934, as amended, we are required to disclose in this proxy statement the ratio of the total annual compensation of our CEO to the median of the total annual compensation of all of our employees (excluding our CEO). Based on Securities and Exchange Commission rules for this disclosure and applying the methodology described below, we have determined that Mr. Messina’s total compensation for 2021 was $6,627,653 and the median of the total 2021 compensation of all of our employees (including our India and Philippines operations and excluding our CEO) was $32,110 (after applying a cost-of-living adjustment and converting foreign currency to U.S. dollars, as described below). Accordingly, we estimate the cost-of-living-adjusted ratio of our CEO’s total compensation for 2021 to the median of the total 2021 compensation of all of our employees (excluding our CEO) to be 206 to 1.

If we only considered our U.S.-based employees (excluding our CEO) in identifying the median employee using the methodology otherwise described above, we determined that our median U.S.-based employee’s total compensation was $46,806. Accordingly, we estimate the resulting ratio of our CEO’s total compensation to the median of the total compensation of all our U.S.-based employees (excluding our CEO) to be 142 to 1.

We identified the median employee by taking into account the total compensation paid during 2021 to all individuals, excluding our CEO, who were employed by us or one of our subsidiaries on December 31, 2021. We included all employees, whether employed on a full-time, part-time, or seasonal basis. We did not annualize the compensation for any employees who were not employed by us for all of 2021. We applied a cost of living adjustment to employees employed outside of the United States as described below. Once the median employee was identified as described above, that employee’s total compensation was determined using the same rules that apply to reporting the compensation of our Named Executive Officers (including our CEO) in the “Total” column of the Summary Compensation Table. The total compensation amounts included in the first paragraph of this pay-ratio disclosure were determined based on that methodology (in the case of the median employee’s compensation, as adjusted for cost-of-living and currency conversion as described below).

In calculating the compensation of our employees in the Philippines, we applied a currency conversion factor based on the U.S. dollar to Philippines Peso exchange rate as of December 31, 2021. In calculating the compensation of our employees in India, we applied a currency conversion factor based on the U.S. dollar to Indian Rupee exchange rate as of December 31, 2021.1 As permitted under SEC rules, in identifying the median employee and in presenting the median employee’s total 2021 compensation above, we applied a cost-of-living adjustment to the compensation of employees outside the United States based on a purchasing power parity conversion factor published by The World Bank for 2020.2 Using this methodology, we determined that our median employee is employed in India. If we had determined the median employee and total compensation as described above but had not applied a cost-of-living adjustment to identify our median employee or calculate our median employee’s total compensation, the median of the total compensation of all of our employees (excluding our CEO) would have been $12,152 and we estimate the resulting ratio of our CEO’s total compensation to the median of the total compensation of all of our employees (excluding our CEO) would have been 545 to 1.

1 As reported by the U.S. Bureau of the Fiscal Service Treasury Reporting Rates of Exchange as of December 31, 2021, the Indian Rupee to U.S. Dollar to conversion rate was 74.34:1 and the Philippines Peso to U.S. Dollar to conversion rate was 51.03:1.

2 The “price level ratio of PPP conversion factor (GDP) to market exchange rate” published by the World Bank indicates how many U.S. dollars are needed to buy one U.S. dollar’s worth of goods in a particular country. For 2020, the most recent data accessible, the ratios reported for India and the Philippines were 0.3 and 0.4, respectively, meaning the local currency equivalent of $1 purchased $3.33 and $2.50 worth of goods in those countries. Accordingly, we multiplied the 2021 compensation of each employee based in India by 3.33 and in the Philippines by 2.5 prior to identifying the employee with the median of the total compensation and in presenting such employee’s total compensation in order to reflect a cost-of-living adjustment.

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Report of the Compensation Committee

The Compensation Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis of this proxy statement with management.

Based on the review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

April 13, 2022	Compensation Committee:
Jacques J. Busquet, Chair
DeForest B. Soaries, Jr., Director
Kevin Stein, Director

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Summary Compensation Table - 2019, 2020 and 2021

The following table provides information concerning the compensation of our named executive officers for the 2021, 2020 and 2019 fiscal years.

Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Stock Awards(2) ($)	Option Awards(2) ($)	Non-Equity Incentive Plan Compensation(3) ($)	All Other Compensation(4) ($)	Total ($)
Glen A. Messina President and Chief Executive Officer	2021	900,000	—	3,914,160	—	1,804,793	8,700	6,627,653
	2020	900,000	590,779	1,316,250	—	1,772,336	8,550	4,587,915
	2019	900,000	—	2,518,950	—	1,529,974	2,613,406	7,562,330

June C. Campbell Executive Vice President and Chief Financial Officer	2021	475,000	—	472,159	—	451,626	50,651	1,449,437
	2020	475,000	—	324,298	—	705,375	137,089	1,641,762
	2019	370,673	253,757	153,986	51,432	468,583	120,113	1,418,545

George T. Henley Executive Vice President and Chief Growth Officer	2021	423,077	150,000	621,285	—	548,864	—	1,743,226

Scott W. Anderson Executive Vice President and Chief Servicing Officer	2021	500,000	—	465,974	—	631,651	—	1,599,355
	2020	500,000	23,625	325,488	—	675,000	—	1,524,113
	2019	500,000	—	538,002	—	592,207	—	1,630,208

Dennis Zeleny Executive Vice President and Chief Administrative Officer	2021	470,096	—	472,159	—	661,296	8,700	1,612,251
	2020	431,635	162,172	359,615	—	486,516	3,136	1,443,074
	2019	176,539	350,000	409,539	—	163,879	426,000	1,525,956

Timothy J. Yanoti(5) Former Executive Vice President and Chief Growth Officer	2021	86,538	—	—	—	—	1,733,315	1,819,854

(1)	Mr. Henley assumed the role of Executive Vice President and Chief Growth Officer on February 16, 2021. In connection with his employment and to entice him to join the company, he received a signing bonus which is reported in the “Bonus” column.
(2)	Represents the aggregate grant date fair value of stock awards and stock options, computed in accordance with FASB ASC 718. These amounts do not represent the actual amounts paid to or realized by the executive. We based the grant date fair value of stock awards with a service condition on the closing prices of our common stock as reported on the New York Stock Exchange on the date of grant of the awards. The grant date fair value of stock unit awards with both a service condition and a market-based vesting condition is based on the output of a Monte Carlo simulation. Additional detail regarding the calculation of these values is included in Note 22 to our audited financial statements for the fiscal year ended December 31, 2021, which are included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 25, 2022. As to the stock awards granted in 2021with market-based vesting conditions, the grant date fair value of each of these awards (calculated based on the output of a Monte Carlo simulation, which is the value of these awards included in the Summary Compensation Table above) is presented in the “Grants of Plan-Based Awards for 2021” table below, and the value of these awards assuming that the highest level of performance conditions will be achieved is $6,187,119 for Mr. Messina, $746,357 for Ms. Campbell, $982,081 for Mr. Henley, $736,580 for Mr. Anderson and $746,357 for Mr. Zeleny.
(3)	Represents annual incentive compensation earned in the corresponding year and paid in the first quarter of the following year.
(4)	Amounts shown in this column are set forth in the supplemental “All Other Compensation” table below.
(5)	Effective as of February 28, 2021, Mr. Yanoti departed the Company as Executive Vice President and Chief Growth Officer in conjunction with a leadership transition initiated by Ocwen.

For more information about the elements of the compensation paid to our named executive officers, see “Compensation Discussion and Analysis” above.

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All Other Compensation

The following table provides additional information about the amounts that appear in the “All Other Compensation” column in the Summary Compensation Table.

Executive Officer	401(k) Matching Contributions(1) ($)	Other ($)	Total ($)
Glen A. Messina	8,700	—	8,700
June C. Campbell(2)	7,063	43,589	50,651
George T. Henley	—	—	—
Scott W. Anderson	1,731	—	1,731
Dennis Zeleny	8,700	—	8,700
Timothy J. Yanoti(3)	8,700	1,724,615	1,733,315

(1)	Reflects employer matching contributions made under the Ocwen Financial Corporation 401(k) Savings Plan.
(2)	“Other” reflects the value of temporary commuting and relocation benefits, including amounts to gross-up for taxable expenses.
(3)	“Other” reflects the values of payments made to Mr. Yanoti in exchange for the general release of claims upon his resignation as Executive Vice President and Chief Growth Officer effective February 28, 2021, in conjunction with a leadership transition initiated by Ocwen as outlined below, inclusive of (i) $700,000, the equivalent of 140% of his annual bonus target under the AIP, representative of his performance contributions in 2020 and to which he would have been otherwise entitled, (ii) $675,000 pursuant to benefits entitled to him under the Company’s United States Basic Severance Plan, (iii) $315,000 pursuant to his cash award agreement granted September 10, 2020, and (iv) $34,615 payout of accrued paid time off balances.

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Grants of Plan-Based Awards for 2021

The following table provides information related to awards granted in 2021 under our 2017 Performance Incentive Plan and our 1998 Annual Incentive Plan, as amended.

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option
Name	Grant Date		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	or Units (#)	Options (#)	Awards ($)	Awards(2) ($)
Glen A. Messina	3/2/2021	(3)	—	—	—	28,793	57,587	115,174	—	—	—	2,272,959
	3/2/2021	(4)	—	—	—	—	—	—	57,586	—	—	1,641,201
	3/31/2021		675,000	1,350,000	2,025,000	—	—	—	—	—	—	—

June C. Campbell	3/2/2021	(3)	—	—	—	3,473	6,947	13,894	—	—	—	274,198
	3/2/2021	(4)	—	—	—	—	—	—	6,946	—	—	197,961
	3/31/2021		237,500	475,000	712,500	—	—	—	—	—	—	—

George T. Henley	3/2/2021	(3)	—	—	—	4,570	9,141	18,282	—	—	—	360,795
	3/2/2021	(4)	—	—	—	—	—	—	9,140	—	—	260,490
	3/31/2021		219,178	438,356	657,534	—	—	—	—	—	—	—

Scott W. Anderson	3/2/2021	(3)	—	—	—	3,428	6,856	13,712	—	—	—	270,606
	3/2/2021	(4)	—	—	—	—	—	—	6,855	—	—	195,368
	3/31/2021		245,892	491,783	737,675	—	—	—	—	—	—	—

Dennis Zeleny	3/2/2021	(3)	—	—	—	3,473	6,947	13,894	—	—	—	274,198
	3/2/2021	(4)	—	—	—	—	—	—	6,946	—	—	197,961
	3/31/2021		229,897	459,795	689,692	—	—	—	—	—	—	—

(1)	These amounts represent the potential non-equity compensation that would have been earned by each respective executive officer for 2021 service under the different achievement levels under their 2021 annual incentive opportunity, which are more fully discussed in “Compensation Discussion and Analysis,” pursuant to our 1998 Annual Incentive Plan. Under our current compensation structure, all non-equity incentive compensation is paid to the executive officer in the first quarter of the year following the year in which service was rendered. The actual amount of non-equity incentive compensation that was paid to our named executive officers for 2021 service is set forth in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table” above.
(2)	See footnote (2) under “Summary Compensation Table” above for detail regarding the methodology used to calculate Grant Date Fair Value.
(3)	PRSU awards are earned based on the Company’s TSR relative to its peer group during multiple performance periods spanning March 2, 2021 through March 2, 2024, and vest at the third anniversary of the grant date. Awards will be settled in equity, if earned. Refer to “Compensation Discussion and Analysis - 2021 Long-Term Incentive Awards” for additional details.
(4)	RSU awards granted on March 2, 2021 vest in three equal installments on the first, second and third anniversary dates of the grant, subject to continued employment. Awards are settled in equity, but they do not have any rights of a shareholder with respect to any of the shares subject to the award until such units are vested.

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Outstanding Equity Awards at Fiscal Year-End

The following table provides information regarding outstanding equity awards at December 31, 2021 for Ocwen’s named executive officers.

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)(2)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)		Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Glen A. Messina	17,799	-		-		61.80	10/4/2028	-		-	-		-
	-	-		-		-	-	12,564	(5)	502,167	-		-
	-	-		-		-	-	50,000	(6)	1,998,500	-		-
	-	-		-		-	-	57,586	(7)	2,301,712	-		-
	-	-		-		-	-	-		-	18,844	(8)	753,195
	-	-		-		-	-	-		-	1,929	(9)	77,102
	-	-		-		-	-	-		-	150,000	(10)	5,995,500
	-	-		-		-	-	-		-	115,174	(11)	4,603,505

June C. Campbell	1,475	737	(12)	-		32.55	3/4/2029	-		-	-		-
	-	-		-		-	-	542	(13)	21,682	-		-
	-	-		-		-	-	8,445	(6)	337,533	-		-
	-	-		-		-	-	5,592	(14)	223,512	-		-
	-	-		-		-	-	6,946	(7)	277,632	-		-
	-	-		-		-	-	-		-	3,840	(15)	153,495
	-	-		-		-	-	-		-	25,333	(10)	1,012,573
	-	-		-		-	-	-		-	13,894	(11)	555,343

George T. Henley	-	-		-		-	-	9,140	(7)	365,326	-		-
	-	-		-		-	-	-		-	18,282	(11)	730,732

Scott W. Anderson	1,500	-		-		501.75	5/14/2024	-		-	-		-
	-	-		3,000	(16)	501.75	5/14/2024	-		-	-		-
	-	-		1,500	(17)	501.75	5/14/2024	-		-	-		-
	2,185	-		-		152.10	2/24/2025	-		-	-		-
	-	-		-		-	-	1,832	(5)	73,225	-		-
	-	-		-		-	-	6,667	(6)	266,480	-		-
	-	-		-		-	-	8,223	(14)	328,673	-		-
	-	-		-		-	-	6,855	(7)	273,994	-		-
	-	-		-		-	-	-		-	2,747	(8)	109,798
	-	-		-		-	-	-		-	3,205	(9)	128,104
	-	-		-		-	-	-		-	20,000	(10)	799,400
	-	-		-		-	-	-		-	13,712	(11)	548,069

Dennis Zeleny	-	-		-		-	-	2,193	(5)	87,654	-		-
	-	-		-		-	-	9,445	(6)	377,503	-		-
	-	-		-		-	-	6,085	(14)	243,217	-		-
	-	-		-		-	-	6,946	(7)	277,632	-		-
	-	-		-		-	-	-		-	3,289	(8)	131,461
	-	-		-		-	-	-		-	28,333	(10)	1,132,483
	-	-		-		-	-	-		-	13,894	(11)	555,343

Timothy J. Yanoti	5,426	-		-		32.25	2/28/2024	-		-	-		-

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(1)	Consists of equity awards with respect to which, as of December 31, 2021, any applicable performance hurdles have been met but awards remain subject to time-based vesting criteria.
(2)	Consists of option awards with respect to which, as of December 31, 2021, the applicable performance hurdles have not been met.
(3)	The dollar amounts shown in these columns are determined by multiplying the number of unvested shares or units subject to the award by $39.97, the closing price of a share of our common stock on the New York Stock Exchange on December 31, 2021 (the last trading day of 2021).
(4)	Consists of equity awards with respect to which, as of December 31, 2021, the applicable time-based and/or performance vesting criteria have not been met.
(5)	Represents RSUs granted to Mr. Messina April 11, 2019, to Mr. Anderson March 29, 2019 and Mr. Zeleny July 31, 2019. One-third of granted units vested on each of the first and second anniversaries of the respective grant dates, with the remaining units vesting on the third anniversary of the respective grant dates. Awards for all but Mr. Messina have settled or will settle in cash. Mr. Messina’s award has settled or will settle in shares, except for a fractional unit resulting from the August 13, 2020 reverse stock split which will settle in cash.
(6)	Represents RSUs granted March 30, 2020. One-third of granted units vested on the first anniversary of the grant, with the remaining units vesting in equal tranches on the second and third anniversaries of the grant date. Awards for all but Mr. Messina have settled or will settle in cash. Mr. Messina’s award has settled or will settle in shares.
(7)	Represents RSUs granted March 2, 2021, vesting in equal tranches on the first, second and third anniversaries of the grant date, and which will settle in shares.
(8)	Represents PRSUs granted to Mr. Messina April 11, 2019, to Mr. Anderson March 29, 2019 and Mr. Zeleny July 31, 2019. These PRSUs are earned based on the Company’s TSR during the performance period of March 29, 2019 through March 29, 2022, and vest on the third anniversary of the respective grant dates. Awards for all but Mr. Messina will settle in cash, if earned. Mr. Messina’s award will settle in shares, except for a fractional unit resulting from the August 13, 2020 reverse stock split which will settle in cash. Amounts reported assume threshold levels of achievement.
(9)	Represents PRSUs granted to Mr. Messina April 11, 2019, and to Mr. Anderson March 29, 2019. These PRSUs vest in equal tranches on the first, second and third anniversaries of the respective grant dates based on the Company’s cumulative TSR during three performance periods (the first from March 29, 2019 through March 29, 2020, the second from March 29, 2019 through March 29, 2021, and the third from March 29, 2019 through March 29, 2022). The first and second tranches were forfeited due to below-threshold performance. These awards will settle in cash, if earned. Amounts reported assume threshold levels of achievement.
(10)	Represents PRSUs granted March 30, 2020, vesting on the third anniversary of the grant date. These PRSUs are earned based on the Company’s TSR relative to its peer group during four weighted performance periods (the first from March 30, 2020 through March 30, 2021 weighted at 15%, the second from March 30, 2021 through March 30, 2022 weighted at 15%, the third from March 30, 2022 through March 30, 2023 weighted at 15%, and the fourth from March 30, 2020 through March 30, 2023 weighted at 55%). Performance during the first period earned 141.1% of target units, subject to continued vesting requirements. Awards for all but Mr. Messina will settle in cash, if earned. Amounts reported assume maximum levels of achievement.
(11)	Represents PRSUs granted March 2, 2021, vesting on the third anniversary of the grant date. These PRSUs are earned based on the Company’s TSR relative to a performance peer group during multiple performance periods between March 2, 2021 through March 2, 2024, as described in the “2021 Long-Term Incentive Awards” section above. Awards will settle in shares, if earned. Amounts reported assume maximum levels of achievement.
(12)	Represents NQSOs granted March 4, 2019 to Ms. Campbell. One-third of granted options vested on each of the first and second anniversaries of the grant, with the remaining options vesting on the third anniversary of the grant.
(13)	Represents RSUs granted March 4, 2019 to Ms. Campbell. One-third of granted units vested on each of the first and second anniversaries of the grant. The remaining units vest on the third anniversary of the grant and will settle in shares, except for a fractional unit resulting from the August 13, 2020 reverse stock split which will settle in cash.
(14)	Represents RSUs granted September 10, 2020, vesting on the 18-month anniversary of the grant date. Awards will settle in cash.
(15)	Represents PRSUs granted March 4, 2019 to Ms. Campbell, time-vesting in equal tranches on the first, second, third and fourth anniversaries of the grant, and performance vesting upon the Average Stock Price equaling or exceeding $65.10 at any time during such four-year period. For these purposes, “Average Stock Price” means the average of the Adjusted Stock Price for a period of twenty consecutive trading days, and the term “Adjusted Stock Price” shall mean, for a particular trading day, the sum of (i) the closing price of the Company’s common stock on such trading day, and (ii) the aggregate amount of dividends paid by the Company on a share of its common stock during the period commencing on the award date and ending on the applicable trading day. Units will settle in shares, except for a fractional unit resulting from the August 13, 2020 reverse stock split which will settle in cash.
(16)	Represents NQSOs granted to Mr. Anderson May 14, 2014, one-fourth of which vest upon achieving a stock price of $1,003.50 and compounded annual gain of 20% over the exercise price, with the balance vesting one-fourth each subsequent anniversary.
(17)	Represents NQSOs granted to Mr. Anderson May 14, 2014, one-fourth of which vest upon achieving a stock price of $1,505.25 and compounded annual gain of 25% over the exercise price, with the balance vesting one-fourth each subsequent anniversary.

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Option Exercises and Stock Vested During 2021

The following table provides information relating to the amounts realized on the exercise of options and the vesting of restricted stock during fiscal year 2021 for the individuals named in the Summary Compensation Table.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Glen A. Messina	—	—	59,407	1,674,628
June C. Campbell	—	—	4,765	131,984
George T. Henley	—	—	—	—
Scott W. Anderson	—	—	5,164	142,209
Dennis Zeleny	—	—	6,915	188,815
Timothy J. Yanoti	—	—	11,416	319,306

(1)	No options were exercised during 2021.
(2)	The dollar amounts shown in this column for stock awards are calculated based on the closing price of a share of our common stock on the New York Stock Exchange on the date of vesting.

Potential Payments upon Termination or Change in Control

We would treat any termination of employment of a named executive officer as we believe is appropriate in light of the circumstances, subject to the terms of our agreements with the executive, including Severance Plans, employment offer letters, any equity award agreement and the intellectual property, non-disclosure, non-competition and non-solicitation agreements discussed above under “Restrictive Covenants,” and our clawback policy, as applicable. In addition, a named executive officer would typically retain any vested portion of prior equity awards granted through the 1998 Annual Incentive Plan, the 2007 Plan, the 2017 Plan and the 2021 Plan.

Treatment of Options and Equity. Our stock option agreements generally provide that, in the event of death, disability, retirement or termination by the Company without cause, in each case as defined in the applicable stock option agreement, (i) all unvested options that vest over a certain time period (“time-based”) would immediately vest; (ii) all unvested options that vest in accordance with the fulfillment of market conditions or other performance criteria (“performance-based”) would generally continue to vest if the particular performance criteria is satisfied (in the case of retirement or termination without cause, within 90 days of termination); and (iii) all vested options generally terminate within a specified timeframe. Upon termination for cause, all vested and unvested options are immediately terminated. Additionally, pursuant to these stock option agreements, if there is a “change in control” as defined in the applicable stock option agreement, all options would immediately vest.

Our time-based and performance-based stock unit agreements for awards granted prior to March 29, 2019 provide for continued vesting upon retirement, disability or death. Upon retirement on or after the first anniversary of the award, or in the event of disability, vesting of the award continues as provided in the award agreement if certain conditions relating to cooperation and non-competition as set forth in the agreement are met. Upon death, vesting also continues as provided in the award agreement. If terminated (other than by retirement, disability or death), any unvested portion of the award shall be terminated on the last day of employment. If there is a “change in control” as defined in the applicable stock unit agreement, then all outstanding and unvested awards immediately vest.

We believe that the provisions in our equity award agreements relating to change in control support our compelling business need to incentivize the retention of key employees during the uncertain times preceding a potential change in control. As described below, awards granted on or after March 29, 2019 provide for accelerated vesting following a change in control only if such change in control is followed by actual or constructive termination (i.e., a “double trigger”), in order to further incentivize post-change in control retention and engagement.

For the LTIP awards granted March 29, 2019 and after, in the case of death or disability, the awards will immediately vest on a pro-rata basis in proportion to the percentage of the vesting period the participant served prior to termination, and the performance-based vesting condition shall be deemed to have been achieved at target level, as applicable, except that for the awards granted March 2, 2021, only outstanding and incomplete measurement periods shall be deemed to have been achieved at target level. In the event of voluntary resignation (other than for good reason, as defined in the applicable award agreements), any unvested portion of an award will be forfeited.

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Upon a termination without cause or retirement, the restricted stock units vest in the same pro-rata manner described above, and the pro-rata portion (determined in the same manner described above) of the three-year cliff-vesting performance-restricted stock units remain eligible to become vested, subject to achievement of applicable performance objectives, and the transitional three-year ratable-vesting performance-restricted stock units remain eligible to become vested in full, subject to achievement of performance objectives.

In the event of a change in control, awards continue vesting in accordance with their terms, though the applicable performance-based vesting condition shall be deemed to have been achieved at target levels at each subsequent vesting date. If, within 12 months of such change in control (or, with respect to the special RSU awards granted to our NEOs (other than Mr. Messina), at any time following a change in control prior to the vesting date), the Company terminates the participant’s employment for any reason other than for cause, or the participant resigns for good reason, the awards will vest at target level as of the date of termination.

Treatment of Cash Awards. In the event of an involuntary termination due to a job elimination, reduction in force or group layoff, all cash awards would immediately vest in full. In the case of death or disability, the awards will immediately vest on a pro-rata basis as described above.

Payments for Mr. Messina. In the event of Mr. Messina’s termination without cause or resignation for good reason, under the terms of his offer letter he will be entitled to receive (i) a lump sum termination payment in an amount equal to the sum of his base salary plus his annual target incentive, plus the estimated cost of 18 months’ COBRA benefit premiums, (ii) a pro rata portion of his annual bonus payment based on actual achievement of Ocwen performance objectives, and (iii) payment of any unpaid prior year bonus. In addition, in the event of Mr. Messina’s termination without cause, resignation for good reason or termination due to death or disability, he will be entitled to accelerated vesting of his sign-on option award and sign-on restricted stock unit award. If within two years following a change in control his employment is terminated without cause or he resigns for good reason, the value of his lump sum termination payment will increase to two years of base salary, target incentive and COBRA benefit premiums, in addition to continued bonus eligibility outlined above.

Severance Plans. Messrs. Anderson, Henley and Zeleny and Ms. Campbell are eligible for severance benefits upon a qualifying termination of employment, conditioned upon the execution of a separation and release agreement, consistent with either the United States Basic Severance Plan (the “Severance Plan”) or the United States Change in Control Severance Plan (the “CIC Plan”).

Under the Severance Plan, if an executive officer’s employment with the Company is terminated by the Company due to an eligible termination as defined in the Plan, the executive will be entitled to receive the following benefits: (i) a lump sum payment equal to 18 times the monthly base salary rate; and (ii) eligibility for subsidized COBRA benefit premiums for continued healthcare coverage for up to 18 months, if elected.

Under the CIC Plan, if a Change in Control (as defined in the Plan) occurs and either the participant’s employment is involuntarily terminated or he or she resigns for good reason within the 12-month period following the Change in Control or he or she has been requested by the Company to continue in the employment of the Company through a specified date following a Change in Control and the participant remains in the employment of the Company for such specified period, the executive will be entitled to receive the following benefits, in lieu of and not in addition to, the benefits described in the preceding paragraph: (i) a lump sum payment equal to 24 times the monthly base salary rate, plus the annual target incentive under the Annual Incentive Plan prorated for their length of service for the year in which the termination occurs; and (ii) eligibility for subsidized COBRA benefit premiums for continued healthcare coverage for up to 24 months, if elected.

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Tabular Disclosure of Payments on Termination or Change in Control

The table below sets forth the potential benefits that each named executive officer serving as of December 31, 2021 would have been entitled to receive from the Company as described above upon a termination of employment under the circumstances described above, and the potential benefits that each individual would have been entitled to receive with respect to accelerated vesting of equity awards had a termination of employment under the circumstances described above or a change in control of the Company occurred, assuming that the event occurred on the last day of fiscal year 2021.

The value of any outstanding equity awards that would accelerate is determined by multiplying (i) the number of unvested restricted stock units held by the named executive officer that would accelerate by (ii) $39.97, the closing price of a share of our common stock on the New York Stock Exchange on December 31, 2021 (the last trading day of the year). Additionally, at that share price, no stock options for which vesting would accelerate had value.

Potential Payments upon Termination of Employment or Change in Control
Name	Voluntary Termination without Good Reason or Involuntary Termination for Cause	Voluntary Resignation with Good Reason	Involuntary Termination Not for Cause	Change in Control without Termination	Change in Control with Qualifying Termination	Disability or Death	Retirement
Glen A. Messina	—	3,630,097	5,390,249	—	17,539,834	5,561,048	1,760,151
June C. Campbell	—	712,500	1,350,796	175,178	2,985,813	982,041	400,296
George T. Henley	—	750,000	851,572	—	1,730,692	203,155	101,572
Scott W. Anderson	—	750,000	1,619,882	—	3,271,158	1,402,933	519,882
Dennis Zeleny	—	712,500	1,440,994	—	3,301,880	1,316,851	469,494

Separation Payments for Timothy J. Yanoti

Effective as of February 28, 2021, Mr. Yanoti departed the Company as Executive Vice President and Chief Growth Officer. The Company entered into a separation and release agreement with Mr. Yanoti in connection with a leadership transition initiated by Ocwen, pursuant to which the Company (i) provided Mr. Yanoti a payment of $700,000, the equivalent of 140% of his annual bonus target under the AIP, representative of his performance contributions in 2020 and to which he would have been otherwise entitled, and (ii) modified the vesting terms of his cash-settled restricted stock unit awards. Mr. Yanoti also received the benefits entitled to him under the Company’s United States Basic Severance Plan and his cash award agreement granted September 10, 2020 (see “All Other Compensation” table above). The separation and release agreement provides for a release of claims against the Company and for Mr. Yanoti to comply with certain non-solicitation and other covenants in the interest of the Company.

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ADVISORY RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(Proposal Two)

The Audit Committee of our Board of Directors has appointed Deloitte & Touche LLP, independent registered public accountants, to be our independent registered public accounting firm for the year ending December 31, 2022 and has further directed that such appointment be submitted for ratification, on an advisory basis, by our shareholders at the Annual Meeting. Although shareholder ratification of the Audit Committee’s action in this respect is not required, the Audit Committee considers it desirable for shareholders to ratify such appointment. If the shareholders do not ratify the appointment of Deloitte & Touche LLP, the Audit Committee may, in its sole discretion, reevaluate the engagement of the independent registered public accounting firm. Even if this appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its shareholders.

Representatives of Deloitte & Touche LLP will be present at the Annual Meeting, will be given the opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions from you.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE

ADVISORY RATIFICATION OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM FOR 2022.

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Report of the Audit Committee

The Audit Committee of the Board of Directors has:

●	Reviewed and discussed with management Ocwen’s audited financial statements as of and for the year ended December 31, 2021;

●	Discussed with Deloitte & Touche LLP, Ocwen’s independent registered public accounting firm, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the Securities and Exchange Commission; and

●	Received and reviewed the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered certified public accounting firm’s communications with the Audit Committee concerning independence and discussed with Deloitte & Touche LLP their independence.

In reliance on the review and discussion referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Ocwen’s annual report on Form 10-K for the year ended December 31, 2021.

The Audit Committee operates under a written charter approved by our Board of Directors, a copy of which is available on our website at www.ocwen.com.

April 13, 2022	Audit Committee
Alan J. Bowers, Chair
Jenne K. Britell, Director
Jacques J. Busquet, Director

Deloitte & Touche LLP Fees

The following table shows the aggregate fees billed to Ocwen for professional services by Deloitte & Touche LLP for fiscal years 2021 and 2020:

	2021	2020
Audit Fees	$4,038,442	$4,821,470
Audit Related Fees	931,000	696,463
Tax Fees	1,385,128	2,178,565
All Other Fees	—	150,000
Total	$6,354,570	$7,846,499

Audit Fees. This category includes the aggregate fees billed for professional services rendered for the audits of Ocwen’s consolidated financial statements for fiscal years 2021 and 2020, for the reviews of the financial statements included in Ocwen’s quarterly reports on Form 10-Q during fiscal years 2021 and 2020 and for services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements for the relevant fiscal years.

Audit Related Fees. This category includes the aggregate fees billed for reporting on internal controls relating to servicing operations.

Tax Fees. This category includes the aggregate fees billed in each of the last two fiscal years for professional services rendered by the independent registered public accounting firm for tax compliance, tax planning and tax advice.

All Other Fees. This category includes the aggregate amounts billed in each of the last two fiscal years by the independent registered public accounting firm that are not reported above under “Audit Fees,” “Audit-Related Fees” or “Tax Fees.” The 2020 amount includes fees of $150,000 paid to provide a comfort letter in connection with a corporate debt offering.

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The Audit Committee evaluated the non-audit-related services provided by and fees paid to Deloitte & Touche LLP in 2020 and 2021 and the proposed services for 2022 and determined that such services and fees are compatible with the independence of Deloitte & Touche LLP.

Principles for Audit Committee Pre-Approval of Audit and Non-Audit Services Provided by the Independent Auditor (the “Pre-Approval Principles”). The Audit Committee has adopted the Pre-Approval Principles to set forth the procedures and conditions for pre-approving audit and permitted non-audit services to be performed by the independent auditor responsible for auditing the Company’s consolidated financial statements filed with the Securities and Exchange Commission or any separate financial statements that may be required.

Pursuant to the Pre-Approval Principles, proposed services may either be pre-approved by the Audit Committee on a categorical basis, without consideration of specific services (“general pre-approval”), or may be subject to case-by-case pre-approval by the Audit Committee (“specific pre-approval”). The Audit Committee believes that the combination of these two approaches will result in an effective and efficient procedure for purposes of addressing the Company’s auditing and non-auditing services and for evaluating the potential impact of non-audit services on the independence of the independent auditor.

Pursuant to the Pre-Approval Principles, regardless of whether a class of services or individual service is proposed for general or specific pre-approval, the Audit Committee shall consider whether such service is consistent with applicable Securities and Exchange Commission and Public Company Accounting Oversight Board rules and guidance with respect to auditor independence. The Audit Committee shall also consider whether the independent auditor is best positioned to provide the most effective and efficient service, for reasons such as familiarity with the Company’s business, people, culture, accounting systems, risk profile and other factors, and whether the service may enhance the Company’s ability to manage or control risk or improve audit quality. All such factors will be considered as a whole, and no one factor should necessarily be determinative. The Audit Committee shall also be mindful of the relationship between fees for audit and non-audit services in determining whether to pre-approve any class of services or individual service and may determine, for each year, the appropriate ratio between the total amount of “Audit Fees,” “Audit-Related Fees” and “Tax Fees” and the total amount of fees for permissible non-audit services classified under “All Other Fees.”

All audit and permitted non-audit services to be provided by the independent auditor, including the projected fees for such services, shall be pre-approved by the Audit Committee. In general, predictable and recurring audit and permitted non-audit services shall be considered for general and/or specific pre-approval by the full Audit Committee on an annual basis, generally in conjunction with the selection of the independent auditor. At this time, the Audit Committee may also choose to provide pre-approval of audit, audit-related and tax services that may ultimately be required, but are not specifically identified at the beginning of the calendar year.

For any services not covered by these initial pre-approvals, the Audit Committee delegates authority to the Chair of the Audit Committee to pre-approve any audit or permitted non-audit or tax service for which the estimated fee does not exceed $500,000. Any service not covered by the Audit Committee’s initial pre-approvals and for which fees are expected to exceed $500,000 shall be pre-approved by the full Audit Committee.

The Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent auditor to management.

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ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

(Proposal Three)

As required pursuant to Section 14A of the Securities Exchange Act of 1934, as amended, the Company is presenting this proposal which gives you as a shareholder the opportunity to approve or not approve our pay program for our named executive officers.

As described in more detail under the heading “Executive Compensation,” we believe our executive compensation programs are effectively designed, are in alignment with the interests of our shareholders and are instrumental to achieving our business strategy. At our Annual Meeting of Shareholders in 2021, we received 98% of votes cast on our Say-on-Pay proposal in favor of our executive compensation.

The Compensation Committee considered the result of the 2021 Say-on-Pay proposal, as well as input gathered from advisors, shareholders and investors, in designing our 2021 executive compensation program. We discussed progress made toward Ocwen’s return to profitability, execution against the objectives in our business strategy, including growth in our servicing and originations channels, and how the metrics found in our executive pay programs tied back directly to achievement on those objectives. In particular, we demonstrated how AIP metrics were tied to improving profitability, continued cost reduction, improved operating metrics, and customer and employee satisfaction. We also continued to align our Long-Term Incentive program to performance metrics based on total shareholder return relative to our peer group, and provided for awards to settle in shares of common stock in response to shareholder expectations to increase management’s ownership in the company. We believe that on the basis of our disclosures and shareholder communications, shareholders understood and supported the linkage of our executive pay programs to profitability, accelerating growth, cost leadership and improving customer and client satisfaction during 2021.

The Compensation Committee and our Board of Directors intend to continue to consider shareholder feedback as well as recommended best practices put forth by shareholder proxy advisory firms such as ISS to the extent these institutions’ recommendations are aligned with the interests of our shareholders. We also intend to continue to hold an advisory Say-on-Pay vote at each annual meeting of shareholders.

Accordingly, we will ask our shareholders to vote on the following proposed resolution at the Annual Meeting:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2022 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission including the Compensation Discussion and Analysis, the compensation tables and the narrative discussion that accompanies the compensation tables.”

While the Compensation Committee and our Board of Directors intend to carefully consider the shareholder vote resulting from this proposal, the final vote will not be binding on us and is advisory in nature.

You may vote for or against or abstain from the approval, on an advisory basis, of the compensation of the Company’s named executive officers as disclosed in the Compensation Discussion and Analysis, the compensation tables and the narrative discussion that accompanies the compensation tables contained in this proxy statement.

The Company’s current policy is to provide shareholders with an opportunity to approve, on an advisory basis, the compensation of the named executive officers each year at the annual meeting of shareholders. This policy aligns with the preference expressed by our shareholders at our 2017 Annual Meeting for Shareholders, who voted overwhelmingly to advise the Company to hold Say-on-Pay votes annually. Therefore, we expect that the next such vote will occur at the 2023 Annual Meeting of Shareholders.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE

APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF THE COMPANY’S NAMED

EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

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APPROVAL OF AMENDMENT TO THE OCWEN FINANCIAL CORPORATION 2021 EQUITY INCENTIVE PLAN TO INCREASE AVAILABLE SHARES

(Proposal Four)

General

At the Annual Meeting, shareholders will be asked to approve an amendment (the “2021 Plan Amendment”) to the Ocwen Financial Corporation 2021 Equity Incentive Plan (the “2021 Plan”) to increase the number of shares that may be issued under the plan as described below. The proposed amendment was adopted, subject to shareholder approval, by our Board of Directors on April 13, 2022. The full text of the 2021 Plan Amendment and the 2021 Plan as currently in effect are included below as Annex A.

The Company believes that incentives and stock-based awards focus employees on the objective of creating shareholder value and promoting the success of the Company, and that incentive compensation plans like the 2021 Plan are an important attraction, retention and motivation tool for participants in the plan.

The Company presently makes grants under the 2021 Plan. In addition, awards remain outstanding under the 2017 Performance Incentive Plan (the “2017 Plan”) and the 2007 Equity Incentive Plan (the “2007 Plan” and together with the 2017 Plan, the “Legacy Plans”). As of April 13, 2022, a total of 300,779 shares of the Company’s common stock were subject to outstanding awards granted under the 2021 Plan and 428,498 shares were subject to outstanding awards granted under Legacy Plans. As of April 13, 2022, 239,354 shares of the Company’s common stock were available for new award grants under the 2021 Plan.

The Board of Directors believes that the number of shares currently available under the 2021 Plan does not give the Company sufficient flexibility to adequately provide for future incentives. If shareholders approve the 2021 Plan Amendment, an additional 150,000 shares of the Company’s common stock will be made available for award grants under the 2021 Plan. In addition, any shares of common stock underlying RSUs granted under the Legacy Plans that fail to vest, are canceled, or otherwise terminate will also be available for award grant purposes under the 2021 Plan. None of the shares of the Company’s common stock underlying stock options that expire, are canceled, or otherwise terminate will be available for award grant purposes under the 2021 Plan.

If shareholders do not approve the 2021 Plan Amendment, the Company will continue to have the authority to grant awards subject to share availability under the 2021 Plan. If shareholders approve the 2021 Plan Amendment, there will be no impact on awards then outstanding under the 2021 Plan or Legacy Plans.

Summary Description of the 2021 Equity Incentive Plan

The principal terms of the 2021 Plan are summarized below. The following summary is qualified in its entirety by the full text of the 2021 Plan, which is included in Annex A to this proxy statement.

Purpose. The purpose of the 2021 Plan is to promote the success of the Company by providing an additional means for us to attract, motivate, retain and reward selected employees and other eligible persons through the grant of awards. Equity-based awards are also intended to further align the interests of award recipients and our shareholders.

Administration. Our Board of Directors or one or more committees appointed by our Board of Directors will administer the 2021 Plan. Our Board of Directors has delegated general administrative authority for the 2021 Plan to the Compensation Committee. The Board of Directors or a committee thereof (within its delegated authority) may delegate different levels of authority to different committees or persons with administrative and grant authority under the 2021 Plan. (The appropriate acting body, be it the Board of Directors or a committee or other person within its delegated authority, is referred to in this proposal as the “Administrator”.)

The Administrator has broad authority under the 2021 Plan, including, without limitation, the authority:

●	to select eligible participants and determine the type(s) of award(s) that they are to receive;

●	to grant awards and determine the terms and conditions of awards, including the price (if any) to be paid for the shares or the award and, in the case of share-based awards, the number of shares to be offered or awarded;

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●	to determine any applicable vesting and exercise conditions for awards (including any applicable performance and/or time-based vesting or exercisability conditions) and the extent to which such conditions have been satisfied, or determine that no delayed vesting or exercise is required, to determine the circumstances in which any performance-based goals (or the applicable measure of performance) will be adjusted and the nature and impact of any such adjustment, to establish the events (if any) on which exercisability or vesting may accelerate (including specified terminations of employment or service or other circumstances), and to accelerate or extend the vesting or exercisability or extend the term of any or all outstanding awards;

●	to cancel, modify, or waive the Company’s rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding awards, subject to any required consents;

●	subject to the other provisions of the 2021 Plan, to make certain adjustments to an outstanding award and to authorize the conversion, succession or substitution of an award;

●	to determine the method of payment of any purchase price for an award or shares of the Company’s common stock delivered under the 2021 Plan, as well as any tax-related items with respect to an award, which may be in the form of cash, check, or electronic funds transfer, by the delivery of already-owned shares of the Company’s common stock or by a reduction of the number of shares deliverable pursuant to the award, by services rendered by the recipient of the award, by notice and third party payment or cashless exercise on such terms as the Administrator may authorize, or any other form permitted by law;

●	to modify the terms and conditions of any award, establish sub-plans and agreements and determine different terms and conditions that the Administrator deems necessary or advisable to comply with laws in the countries where the Company or one of its subsidiaries operates or where one or more eligible participants reside or provide services;

●	to approve the form of any award agreements used under the 2021 Plan; and

●	to construe and interpret the 2021 Plan, make rules for the administration of the 2021 Plan, and make all other determinations for the administration of the 2021 Plan.

No Repricing. In no case (except due to an adjustment to reflect a stock split or other event referred to under “Adjustments” below, or any repricing that may be approved by shareholders) will the Administrator (1) amend an outstanding stock option or stock appreciation right to reduce the exercise price or base price of the award, (2) cancel, exchange, or surrender an outstanding stock option or stock appreciation right in exchange for cash or other awards at any time that the exercise price or base price of the award is greater than fair market value or under any other circumstances that would constitute repricing the award, or (3) cancel, exchange, or surrender an outstanding stock option or stock appreciation right in exchange for an option or stock appreciation right with an exercise or base price that is less than the exercise or base price of the original award.

Eligibility. Persons eligible to receive awards under the 2021 Plan include officers or employees of the Company or any of its subsidiaries, directors of the Company, and certain consultants and advisors to the Company or any of its subsidiaries. As of April 13, 2022, the Company and its subsidiaries had approximately 5,800 employees (including all of the Company’s named executive officers), and six members of our Board of Directors who are not employed by the Company or any of its subsidiaries (“non-management directors”), all of which are considered eligible under the 2021 Plan. As of April 13, 2022, the Company and its subsidiaries had approximately 90 consultants and advisors who were also considered eligible under the 2021 Plan. In 2021, 109 employees and all non-management directors received awards under the 2021 Plan.

Existing Aggregate Share Limit. Before giving effect to the proposed 2021 Plan Amendment, the maximum number of shares of the Company’s common stock that may be issued or transferred pursuant to awards under the 2021 Plan equals the sum of the following (such total number of shares, the “Share Limit”):

●	490,000 shares, plus

●	the number of shares available for additional award grant purposes under the 2017 Plan as of May 25, 2021, the date our shareholders approved the 2021 Plan (the “Stockholder Approval Date”), plus

●	the number of any shares subject to restricted stock and restricted stock unit awards granted under the Legacy Plans that are outstanding and unvested as of the Stockholder Approval Date which are forfeited, terminated, cancelled, or otherwise reacquired after the Stockholder Approval Date without having become vested (with any such shares taken into account based on the premium share-counting rule discussed below for full-value awards).

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As of the April 13, 2022, approximately 320,507 shares were subject to potential forfeit under restricted stock and restricted stock unit awards then outstanding under the Legacy Plans before taking into account the premium share-counting rule discussed below.

Shares issued in respect of any “full-value award” granted under the 2021 Plan will be counted against the Share Limit as 1.2 shares for every one share actually issued in connection with the award. For example, if the Company granted a bonus of 100 shares of its common stock under the 2021 Plan, 120 shares would be counted against the Share Limit with respect to that award. For this purpose, a “full-value award” generally means any award granted under the 2021 Plan other than a stock option or stock appreciation right.

Increased Aggregate Share Limit, if Approved by Shareholders. If shareholders approve the 2021 Plan Amendment, the Share Limit, as defined above, will be increased by an additional 150,000 shares.

Additional Share Limits. The following other limits are also contained in the 2021 Plan. These limits are in addition to, and not in lieu of, the Share Limit for the plan described above and, in the case of share-based limits, are applied on a one-for-one basis without applying the premium share-counting ratio for full-value awards discussed above.

●	The maximum number of shares that may be delivered pursuant to options qualified as incentive stock options granted under the plan is 333,333 shares.

●	The maximum grant date fair value for awards granted to a non-management director under the 2021 Plan during any one calendar year is $300,000, except that this limit will be $400,000 as to (1) a non-management director who is serving as the independent Chair of the Board of Directors or as a lead independent director at the time the applicable grant is made or (2) any new non-management director for the calendar year in which the non-management director is first elected or appointed to the Board of Directors. For purposes of this limit, the “grant date fair value” of an award means the value of the award on the date of grant of the award determined using the equity award valuation principles applied in the Company’s financial reporting. This limit does not apply to, and will be determined without taking into account, any award granted to an individual who, on the grant date of the award, is an officer or employee of the Company or one of its subsidiaries. This limit applies on an individual basis and not on an aggregate basis to all non-management directors as a group.

Share-Limit Counting Rules. The Share Limit of the 2021 Plan is subject to the following rules:

●	Shares that are subject to or underlie full-value awards which expire or for any reason are canceled, terminated, forfeited, fail to vest, or for any other reason are not paid or delivered under the 2021 Plan will not be counted against the Share Limit and will again be available for subsequent awards under the 2021 Plan.

●	Shares that underlie stock appreciation rights and stock options which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under the 2021 Plan shall be counted against the Share Limit and shall not be available for subsequent awards under the 2021 Plan.

●	To the extent that shares are delivered pursuant to the exercise of a stock option or stock appreciation right granted under the 2021 Plan, the number of shares as to which the portion of the stock option or stock appreciation right is exercised shall be counted against the Share Limit. (For purposes of clarity, if a stock option or stock appreciation right relates to 100,000 shares and is exercised at a time when the net number of shares due to the participant is 15,000 shares (taking into account any shares withheld to satisfy any applicable exercise or base price of the award and any shares withheld to satisfy any tax withholding obligations arising in connection with such exercise), 100,000 shares shall be charged against the Share Limit with respect to such award.)

●	Shares that are exchanged by a participant or withheld by the Company to pay the exercise price of a stock option or stock appreciation right granted under the 2021 Plan, as well as any shares exchanged or withheld to satisfy the tax withholding obligations related to any stock option or stock appreciation right, will not be available for subsequent awards under the 2021 Plan.

●	Shares that are exchanged by a participant or withheld by the Company as full or partial payment in connection with any full-value award granted under the 2021 Plan or the Legacy Plans, as well as any shares exchanged by a participant or withheld by the Company to satisfy the tax withholding obligations related to any full-value award granted under the 2021 Plan or the Legacy Plans, will not be counted against the Share Limit and will again be available for subsequent awards under the 2021 Plan (with any such shares becoming available for subsequent awards taking into account the premium share-counting rule discussed above for full-value awards).

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●	To the extent that an award is settled in cash or a form other than shares, the shares that would have been delivered had there been no such cash or other settlement will not be counted against the Share Limit and will again be available for subsequent awards under the 2021 Plan.

●	In the event that shares are delivered in respect of a dividend equivalent right, the actual number of shares delivered with respect to the award shall be counted against the Share Limit. (For purposes of clarity, if 1,000 dividend equivalent rights are granted and outstanding when the Company pays a dividend, and 50 shares are delivered in payment of those rights with respect to that dividend, 60 shares shall be counted against the Share Limit, after giving effect to the share-counting rule discussed above for full-value awards.) Except as otherwise provided by the Administrator, shares delivered in respect of dividend equivalent rights shall not count against any individual award limit under the 2021 Plan other than the aggregate Share Limit.

In addition, the 2021 Plan generally provides that shares issued in connection with awards that are granted by or become obligations of the Company through the assumption of awards (or in substitution for awards) in connection with an acquisition of another company will not count against the shares available for issuance under the 2021 Plan. The Company may not increase the applicable share limits of the 2021 Plan by repurchasing shares of common stock on the market (by using cash received through the exercise of stock options or otherwise).

Types of Awards. The 2021 Plan authorizes stock options, stock appreciation rights, and other forms of awards granted or denominated in the Company’s common stock or units of the Company’s common stock, as well as cash bonus awards. The 2021 Plan retains flexibility to offer competitive incentives and to tailor benefits to specific needs and circumstances. Any award may be structured to be paid or settled in cash.

A stock option is the right to purchase shares of the Company’s common stock at a future date at a specified price per share (the “exercise price”). The per share exercise price of an option generally may not be less than the fair market value of a share of the Company’s common stock on the date of grant. The maximum term of an option is ten years from the date of grant. An option may either be an incentive stock option or a nonqualified stock option. Incentive stock option benefits are taxed differently from nonqualified stock options, as described under “Federal Income Tax Consequences of Awards Under the 2021 Plan” below. Incentive stock options are also subject to more restrictive terms and are limited in amount by the U.S. Internal Revenue Code and the 2021 Plan. Incentive stock options may only be granted to employees of the Company or a subsidiary.

A stock appreciation right is the right to receive payment of an amount equal to the excess of the fair market value of a share of the Company’s common stock on the date of exercise of the stock appreciation right over the base price of the stock appreciation right. The base price will be established by the Administrator at the time of grant of the stock appreciation right and generally may not be less than the fair market value of a share of the Company’s common stock on the date of grant. Stock appreciation rights may be granted in connection with other awards or independently. The maximum term of a stock appreciation right is ten years from the date of grant.

The other types of awards that may be granted under the 2021 Plan include, without limitation, stock bonuses, restricted stock, performance stock, stock units or phantom stock (which are contractual rights to receive shares of stock, or cash based on the fair market value of a share of stock), dividend equivalents which represent the right to receive a payment based on the dividends paid on a share of stock over a stated period of time, or similar rights to purchase or acquire shares, and cash awards.

Any awards under the 2021 Plan (including awards of stock options and stock appreciation rights) may be fully-vested at grant or may be subject to time- and/or performance-based vesting requirements.

Minimum Vesting Requirement. Except as described below, each award granted under the 2021 Plan will be subject to a minimum vesting period of one year. An award may provide that it will vest earlier than the first anniversary of the date of grant of the award due to the death, disability, or involuntary termination of the employment or services of the award holder, or in connection with a “Change in Control” of the Company (as such term is defined in the 2021 Plan). Awards may, however, be granted under the 2021 Plan with minimum vesting requirements of less than one year, or no vesting requirements, provided that the total number of shares of the Company’s common stock subject to such awards will not exceed 5% of the Share Limit.

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Dividend Equivalents; Deferrals. The Administrator may provide for the deferred payment of awards, and may determine the other terms applicable to deferrals. The Administrator may provide that awards under the 2021 Plan (other than options or stock appreciation rights), and/or deferrals, earn dividends or dividend equivalents based on the amount of dividends paid on outstanding shares of Common Stock, provided that as to any dividend equivalent rights granted in connection with an award granted under the 2021 Plan that is subject to vesting requirements, no dividend equivalent payment will be made as to a portion of an award unless the related vesting conditions of that portion of an award are satisfied (or, in the case of a restricted stock or similar award where the dividend must be paid as a matter of law, the dividend payment will be subject to forfeiture or repayment, as the case may be, if the related vesting conditions are not satisfied).

Assumption and Termination of Awards. If an event occurs in which the Company does not survive (or does not survive as a public company in respect of its common stock), including, without limitation, a dissolution, merger, combination, consolidation, conversion, exchange of securities, or other reorganization, or a sale of all or substantially all of the business, stock or assets of the Company, awards then-outstanding under the 2021 Plan may not automatically become fully vested pursuant to the provisions of the 2021 Plan so long as such awards are assumed, substituted for or otherwise continued (i.e. no “single-trigger” awards). However, if awards then-outstanding under the 2021 Plan are to be terminated in such circumstances (without being assumed or substituted for), such awards would generally become fully vested (with any performance goals applicable to the award being deemed met at the “target” performance level), subject to any exceptions that the Administrator may provide for in an applicable award agreement. The Administrator also has the discretion to establish other change in control provisions with respect to awards granted under the 2021 Plan, subject to the prohibition on “single-trigger” awards. For example, the Administrator could provide for the acceleration of vesting or payment of an award in connection with a corporate event followed by termination of the award holder’s employment. For the treatment of outstanding equity awards held by our named executive officers in connection with a termination of employment and/or a change in control of the Company, please see the discussion under the heading “Potential Payments Upon Termination or Change in Control” above.

Transfer Restrictions. Subject to certain exceptions contained in Section 5.7 of the 2021 Plan, awards under the 2021 Plan generally are not transferable by the recipient other than by will or the laws of descent and distribution and are generally exercisable, during the recipient’s lifetime, only by the recipient. Any amounts payable or shares issuable pursuant to an award generally will be paid only to the recipient or the recipient’s beneficiary or representative. The Administrator has discretion, however, to establish written conditions and procedures for the transfer of awards to other persons or entities, provided that such transfers comply with applicable federal and state securities laws and are not made for value (other than nominal consideration, settlement of marital property rights, or for interests in an entity in which more than 50% of the voting securities are held by the award recipient or by the recipient’s family members).

Adjustments. As is customary in incentive plans of this nature, each share limit and the number and kind of shares available under the 2021 Plan and any outstanding awards, as well as the exercise or purchase prices of awards, and performance targets under certain types of performance-based awards, are subject to adjustment in the event of certain reorganizations, mergers, combinations, recapitalizations, stock splits, stock dividends, or other similar events that change the number or kind of shares outstanding, and extraordinary dividends or distributions of property to the shareholders.

No Limit on Other Authority. The 2021 Plan does not limit the authority of the Board of Directors or any committee to grant awards or authorize any other compensation, with or without reference to the Company’s common stock, under any other plan or authority.

Termination of or Changes to the 2021 Plan and Outstanding Awards. The Board of Directors may amend or terminate the 2021 Plan at any time and in any manner. Shareholder approval for an amendment will be required only to the extent then required by applicable law or deemed necessary or advisable by the Board of Directors. Unless terminated earlier by the Board of Directors and subject to any extension that may be approved by shareholders, the authority to grant new awards under the 2021 Plan will terminate on April 14, 2031. Outstanding awards, as well as the Administrator’s authority with respect thereto, generally will continue following the expiration or termination of the plan. Generally speaking, outstanding awards may be amended by the Administrator (except for a repricing), but the consent of the award holder is required if the amendment (or any plan amendment) materially and adversely affects the holder.

U.S. Federal Income Tax Consequences of Awards under the 2021 Plan

The U.S. federal income tax consequences of the 2021 Plan under current federal law, which is subject to change, are summarized in the following discussion of the general tax principles applicable to the 2021 Plan. This summary is not intended to be exhaustive and, among other considerations, does not describe the deferred compensation provisions of Section 409A of the U.S. Internal Revenue Code to the extent an award is subject to and does not satisfy those rules, nor does it describe state, local, or international tax consequences.

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With respect to nonqualified stock options, the company is generally entitled to deduct and the participant recognizes taxable income in an amount equal to the difference between the option exercise price and the fair market value of the shares at the time of exercise. With respect to incentive stock options, the company is generally not entitled to a deduction nor does the participant recognize income at the time of exercise, although the participant may be subject to the U.S. federal alternative minimum tax.

The current federal income tax consequences of other awards authorized under the 2021 Plan generally follow certain basic patterns: nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid (if any) only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); bonuses, stock appreciation rights, cash and stock-based performance awards, dividend equivalents, stock units, and other types of awards are generally subject to tax at the time of payment; and compensation otherwise effectively deferred is taxed when paid. In each of the foregoing cases, the company will generally have a corresponding deduction at the time the participant recognizes income.

If an award is accelerated under the 2021 Plan in connection with a “change in control” (as this term is used under the U.S. Internal Revenue Code), the Company may not be permitted to deduct the portion of the compensation attributable to the acceleration (“parachute payments”) if it exceeds certain threshold limits under the U.S. Internal Revenue Code (and certain related excise taxes may be triggered). Furthermore, under Section 162(m) of the Code, the aggregate compensation in excess of $1,000,000 payable to current or former Named Executive Officers (including amounts attributable to equity-based and other incentive awards) may not be deductible by the Company in certain circumstances.

Specific Benefits under the 2021 Equity Incentive Plan

The Company has not approved any awards that are conditioned upon shareholder approval of the 2021 Plan Amendment. The Company is not currently considering any other specific award grants under the 2021 Plan, other than the annual grants of restricted stock units to our non-management directors described in the following paragraph. If the 2021 Plan Amendment had been in existence in fiscal 2021, the Company expects that its award grants for fiscal 2021 would not have been substantially different from those actually made in that year under the 2021 Plan. For information regarding stock-based awards granted to the Company’s named executive officers during fiscal year 2021, please see the discussion under the heading “Executive Compensation” above. The Company granted similar awards in March 2022. The Company generally expects to continue granting similar awards on an annual basis under the 2021 Plan.

As described under “Board of Directors Compensation” above, our current compensation policy for non-management directors provides for each non-management director to receive an annual award of restricted stock units, with the number of shares subject to each award to be determined by dividing $120,000 by the closing price of our stock as reported on the New York Stock Exchange on the grant date as described above. Assuming, for illustrative purposes only, that the price of the common stock used for the conversion of the dollar amount set forth above into shares is $50, the number of shares that would be allocated to the Company’s six non-management directors as a group pursuant to the annual grant formula is approximately 14,400 shares per year and approximately 129,600 shares in the aggregate over the remaining nine years of the 10-year term of the 2021 Plan. This calculation also assumes that there continue to be six non-management directors seated and that there are no changes to the awards granted under the director equity grant program.

The following paragraphs include additional information to help you assess the potential dilutive impact of the Company’s equity awards and the 2021 Plan Amendment. The Legacy Plans and 2021 Plan are the Company’s only equity plans with outstanding awards. No new grants may be authorized under the Legacy Plans.

“Overhang” refers to the number of shares of the Company’s common stock that are subject to outstanding awards under our equity compensation plans (i.e. the Legacy Plans and the 2021 Plan) or remain available for new award grants. As of December 31, 2021, 445,561 shares of the Company’s common stock were subject to outstanding restricted stock and restricted stock unit awards, including 237,358 shares subject to performance-based vesting criteria, 114,658 shares of the Company’s common stock were subject to outstanding stock options, including 44,500 shares subject to performance-based vesting criteria, and 467,889 shares of the Company’s common stock were available for new award grants under the 2021 Plan. As of December 31, 2021, the weighted average exercise price and weighted average remaining term of outstanding stock options were $281.89 and 2.0 years, respectively. In this 2021 Plan Amendment proposal, the number of shares of the Company’s common stock subject to restricted stock and restricted stock unit awards granted during any particular period or outstanding on any particular date is presented based on the actual number of shares of the Company’s common stock covered by those awards and before applying the applicable provisions for counting these awards against the plan’s Share Limit as 1.2 for every share actually issued pursuant to the award.

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The basic weighted-average number of shares of the Company’s common stock issued and outstanding in each of the last three fiscal years was 8,962,961 shares issued and outstanding in 2019, 8,748,725 shares issued and outstanding in 2020, and 9,021,975 shares issued and outstanding in 2021. The number of shares of the Company’s common stock issued and outstanding as of December 31, 2021 and April 13, 2022 was 9,208,312 and 9,250,399 shares, respectively.

“Burn rate” refers to the number of shares that are subject to awards that we grant over a particular period of time. The total number of shares of the Company’s common stock subject to awards that the Company granted under the Legacy Plans and the 2021 Plan since its approval by shareholders on May 25, 2021 and to date (as of April 13, 2022) for 2022, are as follows:

●	122,118 shares in 2019 (which was 1.4% of the weighted-average number of shares of the Company’s common stock issued and outstanding in 2019), of which 118,691 shares were subject to restricted stock and restricted stock unit awards (including 43,611 subject to performance-based vesting conditions, assuming achievement of target performance levels), and 3,427 shares were subject to time-vesting stock options.

●	204,054 shares in 2020 (which was 2.3% of the weighted-average number of shares of the Company’s common stock issued and outstanding in 2020), all of which were shares subject to restricted stock and restricted stock unit awards (including 75,000 subject to performance-based vesting conditions, assuming achievement of target performance levels).

●	250,832 shares in 2021 (which was 2.8% of the basic weighted-average number of shares of the Company’s common stock issued and outstanding in 2021), all of which were shares subject to restricted stock and restricted stock unit awards (including 116,207 subject to performance-based vesting conditions, assuming achievement of target performance levels).

●	282,353 shares in 2022 through April 13 2022 (which was 3.1% of the number of shares of the Company’s common stock issued and outstanding on April 13, 2022), all of which were shares subject to restricted stock and restricted stock unit awards (including 138,358 subject to performance-based vesting conditions, assuming achievement of target performance levels).

Thus, the total number of shares of the Company’s common stock subject to awards granted under the 2017 Plan and 2021 Plan per year over the last three fiscal years (2019, 2020 and 2021) has been, on average, 2.2% of the weighted-average number of shares of the Company’s common stock issued and outstanding for the corresponding year. Performance-based vesting awards have been included above in the period in which the award was granted. The actual number of performance-based vesting restricted stock and restricted stock unit awards that became eligible to vest in each period because the applicable performance-based condition was satisfied in that year (subject to the satisfaction of any applicable time-based vesting requirements) was as follows: 23,731 in 2019, 21,790 in 2020, 15,873 in 2021, and 36,565 to date (as of April 13, 2022) in 2022. Other than the time-based options granted in 2019 noted above, no stock options have been granted in the last three fiscal years or to date in 2022.

The total number of shares of our common stock that were subject to awards granted under the 2017 Plan and the 2021 Plan that terminated or expired in each of the last three fiscal years and to date (as of April 13, 2022) in 2022, are as follows: 38,091 in 2019, 13,056 in 2020, 20,367 in 2021, and 49,552 in 2022.

The Compensation Committee anticipates that the 150,000 additional shares requested for the 2021 Plan Amendment (together with the shares available for new award grants under the 2021 Plan on the Annual Meeting date and assuming usual levels of shares becoming available for new awards as a result of forfeitures of outstanding awards) will provide the Company with flexibility to continue to grant equity awards under the 2021 Plan through approximately 2023 (reserving sufficient shares to cover potential payment of performance-based awards at maximum payment levels). However, this is only an estimate, in the Company’s judgment, based on current circumstances. The total number of shares that are subject to the Company’s award grants in any one year or from year-to-year may change based on a number of variables, including, without limitation, the value of the Company’s common stock (since higher stock prices generally require that fewer shares be issued to produce awards of the same grant date fair value), changes in competitors’ compensation practices or changes in compensation practices in the market generally, changes in the number of employees, changes in the number of directors and officers, whether and the extent to which vesting conditions applicable to equity-based awards are satisfied, acquisition activity and the need to grant awards to new employees in connection with acquisitions, the need to attract, retain and incentivize key talent, the type of awards the Company grants, and how the Company chooses to balance total compensation between cash and equity-based awards.

The closing market price for a share of the Company’s common stock as of April 13, 2022 was $21.21 per share.

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Aggregate Past Grants under the 2021 Plan

As of April 13, 2022, awards covering 300,779 shares of our common stock had been granted under the 2021 Plan since its approval by shareholders May 25, 2021. The following table shows information regarding (1) the distribution of those awards among the persons and groups identified below, (2) stock units that have vested and become payable prior to that date, and (3) stock units that are outstanding as of that date. For purposes of this table, outstanding stock units that are subject to performance-based vesting conditions are reflected at the target payout level. No stock options have been granted under the 2021 Plan.

	Restricted Stock / Units
	Number of Shares/Units Subject to Past Awards	Number of Shares/Units Vested as of April 13, 2022	Number of Shares/Units Outstanding and Unvested as of April 13, 2022
Named Executive Officers
Glen A. Messina	147,058	—	147,058
Scott W. Anderson	18,382	—	18,382
June C. Campbell	13,970	—	13,970
George T. Henley	18,382	—	18,382
Dennis Zeleny	14,705	—	14,705
Total for All Current Executive Officers as a Group (10 persons)(1)	259,875	—	259,875
Alan J. Bowers	3,071	—	3,071
Jenne K. Britell	3,071	—	3,071
Jacques J. Busquet	3,071	—	3,071
Phyllis R. Caldwell	3,071	—	3,071
DeForest B. Soaries, Jr.	3,071	—	3,071
Kevin Stein	3,071	—	3,071
Total for all Current Non-Management Directors as a Group (6 persons)	18,426	—	18,426
Each other person who has received 5% or more of the options, warrants or rights under the Plan	—	—	—
All employees, including all current officers who are not executive officers or directors, as a group	22,478	—	22,478
Total	300,779	—	300,779

(1) In addition to Named Executive Officers, includes Messrs. Britti, Celini, Grunenwald, Samarias and Wade.

Each of the non-employee directors listed in the table above is nominated for election to the Board at the Annual Meeting.

Equity Compensation Plan Information

Information as of the end of the most recently completed fiscal year with respect to compensation plans under which our equity securities are authorized for issuance is contained under the heading “Equity Compensation Plan Information” above.

Vote Required for Approval of the Amendment to the 2021 Equity Incentive Plan

The Board of Directors believes that the adoption of the 2021 Plan Amendment will promote the interests of the Company and its shareholders and will help the Company and its subsidiaries to attract, retain and reward persons important to our success.

All members of the Board of Directors and all of the Company’s executive officers are eligible for awards under the 2021 Plan and thus have a personal interest in the approval of the 2021 Plan Amendment.

The proposal for approval of the 2021 Plan Amendment will be approved if the votes cast by the holders of the shares represented at the Annual Meeting and entitled to vote in favor of the proposal exceed the votes cast opposing the proposal. Abstentions and broker “non-votes” will not be counted as votes cast and therefore will not be counted for purposes of determining whether the 2021 Plan Amendment has received a majority vote in favor of this proposal.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE AMENDMENT TO THE 2021 EQUITY INCENTIVE PLAN AS DESCRIBED ABOVE AND SET FORTH IN ANNEX A HERETO.

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BUSINESS RELATIONSHIPS AND RELATED TRANSACTIONS

Ocwen’s Related Party Transactions Approval Policy (the “Policy”) sets forth our policies and procedures for the review, approval and monitoring of Related Party Transactions (which, as defined in the Policy and subject to certain exceptions, includes transactions in which the amount involved exceeds $120,000 and that involve Ocwen and (i) any person who is a director, nominee for director or senior vice-president or higher ranking employee of the Company or any of its subsidiaries and any other person who performs policy-making functions for the Company, (ii) any person who beneficially owns more than five percent of any class of the Company’s voting securities, (iii) any immediate family member of any of the foregoing persons, (iv) any entity or individual controlling or under common control with the Company or any of its subsidiaries, (v) any entity or individual covered by paragraph f or g of the definition of “Related Parties” in the Glossary of Financial Accounting Standards Board Accounting Standards Codification 850, Related Party Disclosures (“ASC 850”) such that disclosures of transactions with such entity or individual would be required in the Company’s audited financial statements under ASC 850, (vi) any entity or individual sharing any risk, compliance, internal audit or vendor oversight function with the Company or any of its subsidiaries or (vii) any Specified Companies designated by the Risk and Compliance Committee of the Board of Directors notwithstanding that such Specified Companies are not “related persons” as defined in Item 404 of SEC Regulation S-K (“Item 404’”) or “related parties” as defined in ASC 850. Our written Code of Business Conduct and Ethics, which is available at www.ocwen.com, also includes policies and procedures that broadly cover situations in which conflicts of interest may arise.

The Risk and Compliance Committee (the “Committee”) of the Board of Directors provides independent review, approval and oversight of Related Party Transactions as required under the Policy. The Committee approved the Related Party Transactions discussed below.

In connection with the review and approval of a Related Party Transaction, the Committee is to be provided with the pertinent details of the proposed Related Party Transaction, including the terms of the transaction, the business purpose of the transaction, and the perceived benefits or any detriments to Ocwen. In determining whether to approve a Related Party Transaction, the Committee evaluates whether the transaction is consistent with the interests of the Company and its shareholders. The Committee will prohibit any Related Party Transaction that the Committee determines to be inconsistent with the interests of the Company and its shareholders. In making this determination, the Committee may consider the following factors, as well as any others it deems appropriate, to the extent relevant to the transaction: (i) whether there are any alternatives to the Related Party Transaction; (ii) whether the Related Party Transaction is on terms comparable to those available to third parties; (iii) the potential for the Related Party Transaction to lead to an actual or apparent conflict of interest and any safeguards imposed to prevent such actual or apparent conflicts, (iv) the overall fairness of the Related Party Transaction to Ocwen and (v) any impact, positive or negative, on borrowers or mortgage loan investors. The Committee may request or require members of management to make certain modifications to a proposed Related Party Transaction prior to its approval of such Related Party Transaction. In addition to pre-approving Related Party Transactions on a transaction-specific basis, the Committee may pre-approve categories of Related Party Transactions meeting certain criteria, on the basis that all such transactions merit pre-approval under the standards described above.

Relationship with Altisource

Based on information contained in filings under the Exchange Act, we understand that Deer Park Road Management Company, LP, an Ocwen shareholder reporting beneficial ownership of over 5% of our common stock, also reports beneficial ownership of 23.4% of the common stock of Altisource Portfolio Solutions, S.A. (“Altisource”) as of March 25, 2022. Pursuant to SEC guidance, we consider this shareholder to have an indirect material interest in our transactions with Altisource, and, pursuant to our Policy, we consider our transactions with Altisource and certain of its subsidiaries to be Related Party Transactions notwithstanding that such Specified Companies are not “related persons” as defined in Item 404 or “related parties” as defined in ASC 850.

Our relationship with Altisource is governed by a series of agreements that set forth the terms on which we do business with Altisource, including a Services Agreement, under which Altisource provides various services, such as property valuation services, property preservation and inspection services, title services, and real estate sales related services, among other things. Ocwen also has a General Referral Fee Agreement with Altisource pursuant to which Ocwen receives referral fees which are paid out of the commission that would otherwise be paid to Altisource as the selling broker in connection with real estate sales services provided by Altisource. Certain services provided by Altisource under the Services Agreement are charged to the borrower and/or mortgage loan investor. Accordingly, such services, while derived from our loan servicing portfolio, are not reported as expenses by Ocwen. For the year ended December 31, 2021, we did not incur significant expenses payable to Altisource under these agreements, and we received payments of $1.1 million under our General Referral Fee Agreement.

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Relationship with Oaktree

Senior Secured Notes. On February 9, 2021, we executed an agreement with Oaktree Capital Management, L.P. to issue $285 million of Ocwen senior secured notes via a private placement in two separate tranches. The initial tranche of $199.5 million senior secured notes (the “Notes”) was issued on March 4, 2021 to certain special purpose entities owned by funds and accounts managed by Oaktree (the “Oaktree Investors”). The net proceeds before expenses from the issuance to Oaktree of the initial tranche of senior secured notes was $175.0 million (after $24.5 million of original issue discount) and was used to pay down and support the refinancing of the Company’s existing corporate debt and for general corporate purposes, including supporting growth. The Notes were issued pursuant to a Note and Warrant Purchase Agreement, dated February 9, 2021, between the Company and the Oaktree Investors.

In addition, concurrent with the initial issuance of the Notes, we issued the Oaktree Investors warrants to purchase 1,184,768 shares of our common stock at an exercise price of $26.82 per share subject to anti-dilution adjustments. The warrants may be exercised at any time until the expiration date of March 4, 2027. The warrants, however, cannot be exercised to the extent that affiliates of Oaktree would beneficially own in excess of 9.9% of our outstanding stock following such issuance without 61 days advance notice.

On May 3, 2021, concurrent with the closing of the MAV transaction described below, we issued Oaktree the second tranche of the Notes due March 4, 2027 in an aggregate principal amount of $85.5 million with an original issue discount of $10.5 million. Concurrent with the issuance of the second tranche of Notes, Ocwen issued 261,248 warrants to Oaktree to purchase additional common stock equal to 3% of our then outstanding common stock at an exercise price of $24.31 per share, subject to anti-dilution adjustments, and 426,705 shares, or 4.9% of our fully diluted outstanding common stock, at a purchase price of $23.15 per share for an aggregate purchase price of $9.9 million. The net proceeds before expenses from the issuance to Oaktree of the additional tranche of Notes and the warrants was approximately $75.0 million (after $10.5 million of original issue discount) and, together with the proceeds from the sale of shares, was used to fund our investment in our MSR joint venture and for general corporate purposes, including to accelerate the growth of our originations and servicing businesses. The warrants may be exercised at any time through May 3, 2025.

Board Observers. In connection with the closing of the initial tranche of Notes to Oaktree on March 4, 2021, Messrs. Jason Keller and Brian Laibow, who serve in management roles with the Oaktree Investors, joined Ocwen in the role of non-voting observers to our Board of Directors. Under our agreement with Oaktree, the Oaktree Investors may designate two Board of Directors observers for as long as the aggregate outstanding principal amount of the Notes is at least $100 million or the Oaktree Investors and their affiliates collectively own at least 15.0% of all issued and outstanding common stock of Ocwen (assuming the exercise of certain warrants held by them in full).

MSR Asset Vehicle Joint Venture. On May 3, 2021, Ocwen and Oaktree formed a joint venture for the purpose of investing in mortgage servicing rights that PHH Mortgage Corporation (“PMC”) will subservice. Oaktree and Ocwen hold 85% and 15% interests, respectively, in MAV Canopy HoldCo I, LLC (“MAV Canopy”), the parent of MSR Asset Vehicle LLC, MAV Canopy’s wholly-owned operating company, and have agreed to invest equity on a pro rata basis up to a total aggregate commitment of $250.0 million over three years, subject to extension by mutual agreement. As of December 31, 2021, the total members’ capital contributions to MAV Canopy amounted to $131.2 million, net of distributions, or approximately 52% of capacity.

This joint venture is structured to provide Oaktree with MSR investment opportunities and returns, while providing PMC scale and incremental income through subservicing and recapture services. Additionally, PMC earns direct MSR investment income through its 15% ownership stake and carry interest on investment returns exceeding certain thresholds. Under the arrangement, MAV has a non-compete to purchase certain Fannie Mae and Freddie Mac (collectively, “GSE”) MSRs through specific channels in cooperation with PMC. In addition, PMC must offer MAV the first opportunity to purchase GSE MSRs sold by PMC or its affiliates that meet certain criteria, which we refer to as the right of first offer. Both the non-compete and the right of first offer are subject to various restrictions and in effect until MAV has been fully funded, or, if earlier, in the case of the right of first offer, until May 3, 2024 (subject to extension by mutual consent). In exchange, PMC receives exclusive subservicing and recapture rights, subject generally to ongoing performance and financial standards. The MAV business relationship is conducted pursuant to a number of agreements among the parties, including a Subservicing Agreement, Joint Marketing Agreement and Recapture Agreement, and Administrative Services Agreement.

During 2021, PMC entered into sales of MSR portfolios to MAV in bulk transactions, flow sales to MAV of certain MSRs PMC purchased from a GSE Cash Window program, and flow sales to MAV of MSRs PMC recaptured from borrowers that were previously serviced on behalf of MAV. Under the Recapture Agreement, PMC sells the originated MSR for nil proceeds but retains the realized gain on loan sales.

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At December 31, 2021, MAV’s servicing portfolio comprised $8.9 billion of MSRs acquired from unrelated third parties and $24.0 billion MSRs acquired from PMC. Ocwen and Oaktree are currently discussing a potential upsize of the capital commitment to MAV, as well as amendments to the terms and conditions of certain of our agreements.

OTHER BUSINESS

The Board of Directors knows of no other business or nominees as of the date of printing this proxy statement other than the proposals described above in this proxy statement that will be presented for consideration at the meeting. If any other business or nominees should properly come before the meeting or any postponement or adjournment thereof, it is the intention of the management proxy holders to vote in accordance with their judgment, unless otherwise restricted by law.

SUBMISSION OF SHAREHOLDER PROPOSALS FOR 2023 ANNUAL MEETING

Requirements for Proposals to be Considered for Inclusion in Proxy Materials

Any proposal which a shareholder desires to have considered for inclusion in our proxy materials relating to our 2023 Annual Meeting of Shareholders, must be received by the Secretary of Ocwen at our principal executive offices no later than December 19, 2022 and must comply with the procedures prescribed in Rule 14a-8 under the Securities Exchange Act of 1934, as amended.

Requirements for Proposals Not Intended for Inclusion in Proxy Materials and for Nomination of Director Candidates

If a shareholder wants to present a proposal, or nominate a person for election as Director, at the 2023 Annual Meeting, we must receive written notice of the proposal or nomination no earlier than December 19, 2022 and no later than January 18, 2023, which notice of the proposal or nomination must meet the requirements set forth in Sections 1.1 and 2.2 of our Bylaws, respectively. Under the circumstances described in, and upon compliance with, Rule 14a-4(c) under the Securities Exchange Act of 1934, as amended, management proxies would be allowed to use their discretionary voting authority to vote on any matter with respect to which the foregoing requirements have been met.

Requests to have a shareholder proposal considered for inclusion in our 2023 proxy materials and notices of intent to present a proposal or nomination directly at the 2023 Annual Meeting should be mailed to our Secretary at Ocwen Financial Corporation, 1661 Worthington Road, Suite 100, West Palm Beach, Florida 33409. Notices should be sent by first class United States mail or by a nationally recognized courier service. If you use the mail, we recommend that you use certified mail, return receipt requested.

In addition, a shareholder who intends to solicit proxies in support of director nominees other than our nominees at the 2023 Annual Meeting of Shareholders must provide written notice to the Company setting forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934, as amended, unless the required information has been provided in a preliminary or definitive proxy statement previously filed by the shareholder. Such written notice must be provided in accordance with Rule 14a-19 no later than March 26, 2023. If we change the date of the 2023 Annual Meeting of Shareholders by more than 30 days from the date of this year’s Annual Meeting, your written notice must be provided by the later of sixty (60) days prior to the date of the 2023 Annual Meeting of Shareholders or the tenth (10th) day following the day on which public announcement of the date of the 2023 Annual Meeting of Shareholders is first made. The notice requirement under Rule 14a-19 is in addition to the applicable notice requirements under our Bylaws as described above.

ANNUAL REPORTS

A copy of our annual report on Form 10-K for the year ended December 31, 2021 was mailed on or about April 18, 2022 to shareholders of record as of March 25, 2022. The annual report is not part of the proxy solicitation materials and can be found on our website www.ocwen.com in the Financial Information section under the “Shareholders” tab.

We will furnish without charge to each person whose proxy is solicited and to any beneficial owner entitled to vote as of the Record Date for the meeting, on written request, a copy of the annual report on Form 10-K for the year ended December 31, 2021 required to be filed by us with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. Such requests should be directed to our Secretary at Ocwen Financial Corporation, 1661 Worthington Road, Suite 100, West Palm Beach, Florida 33409.

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OTHER MATTERS

Proxies will be solicited on behalf of the Board of Directors by mail or electronic means, and we will pay the solicitation costs. Copies of this proxy statement and our annual report on Form 10-K for the year ended December 31, 2021 will be supplied to Brokers for the purpose of soliciting proxies from beneficial owners. In addition to solicitations by mail or electronic means, our Directors, officers and employees may solicit proxies personally or by telephone without additional compensation. The shares represented by all valid proxies received by phone, by Internet or by mail will be voted in the manner specified. Where specific choices are not indicated, the shares represented by all valid proxies received will be voted: (i) “for all” the nominees for Director named earlier in this proxy statement, (ii) “for” the ratification, on an advisory basis, of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2022, (iii) “for” the approval, on an advisory basis, of the compensation of our named executive officers as disclosed in this proxy statement, and (iv) “for” the approval of the amendment to the 2021 Equity Incentive Plan. Should any matter not described above be properly presented at the meeting, it is the intention of the management proxy holders to vote in accordance with their judgment, unless otherwise restricted by law. As of the date of this proxy statement, management was not aware that any matters not referred to in this proxy statement would be presented for action at the 2022 Annual Meeting. If you are interested in participating in the virtual Annual Meeting and voting at that time, please see “Annual Meeting Participation” above for further details on participation requirements.

We have adopted a procedure called “householding,” which the Securities and Exchange Commission has approved. Under this procedure, shareholders of record who have the same address and last name and did not receive their proxy materials electronically will receive only one copy of our proxy materials unless we receive contrary instructions from one or more of such shareholders. Upon oral or written request, we will deliver promptly a separate copy of the proxy materials to a shareholder at a shared address to which a single copy of proxy materials was delivered. If you are a shareholder of record at a shared address to which we delivered a single copy of the proxy materials and you desire to receive a separate copy of the proxy materials for the Annual Meeting or for our future meetings, or if you are a shareholder at a shared address to which we delivered multiple copies of the proxy materials and you desire to receive one copy in the future, please submit your request to the Householding Department of Broadridge Financial Solutions, Inc. at 51 Mercedes Way, Edgewood, New York 11717, or at 1-800-542-1061. If you are a beneficial shareholder, please contact your Broker directly if you have questions, require additional copies of the proxy materials, wish to receive multiple reports by revoking your consent to householding or wish to request single copies of the proxy materials in the future.

This proxy statement and our 2021 annual report may be viewed online at www.ocwen.com in the Financial Information section under the “Shareholders” tab. If you are a shareholder of record, you can elect to access future annual reports and proxy statements electronically by following the instructions provided on the proxy card. If you choose this option, you will receive a notice by mail listing the website locations, and your choice will remain in effect until you notify us by mail that you wish to resume mail delivery of these documents. If you hold your common stock through a Broker, refer to the information provided by that entity for instructions on how to elect this option.

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ANNEX A

Amendment No. 1

To

OCWEN FINANCIAL CORPORATION

2021 EQUITY INCENTIVE PLAN

Effective as of May 25, 2022

Section 4.2 of the Ocwen Financial Corporation 2021 Equity Incentive Plan (the “Plan”) shall be restated in its entirety as follows (all capitalized terms not defined herein shall have the meanings ascribed to them in the Plan):

4.2 Aggregate Share Limit. The maximum number of shares of Common Stock that may be delivered pursuant to awards granted to Eligible Persons under this Plan (the “Share Limit”) is equal to the sum of the following:

(1) 640,000 shares of Common Stock, plus

(2) the number of shares of Common Stock available for additional award grant purposes under the Corporation’s 2017 Performance Incentive Plan (the “2017 Plan”) as of the date of stockholder approval of this Plan (the “Stockholder Approval Date”) and determined immediately prior to the termination of the authority to grant new awards under the 2017 Plan as of the Stockholder Approval Date, plus

(3) the number of any shares subject to restricted stock and restricted stock unit awards granted under the 2017 Plan and the Corporation’s 2007 Equity Incentive Plan (the “2007 Plan”, and together with the 2017 Plan, the “Legacy Plans”) that are outstanding and unvested on the Stockholder Approval Date that are forfeited, terminated, cancelled or otherwise reacquired by the Corporation without having become vested, provided that in order to take the Full-Value Award ratio below into account, each share subject to any such award shall be credited as 1.2 shares when determining the number of shares that shall become available for new awards under this Plan.

provided that in no event shall the Share Limit exceed 1,239,443 shares (which is the sum of (i) the 640,000 shares set forth above, plus (ii) zero shares available under the 2017 Plan for additional award grant purposes as of the Effective Date (as such term is defined in Section 8.6.1), plus (iii) 599,443 shares, which is a maximum of 499,536 shares subject to restricted stock and restricted stock unit awards previously granted and outstanding and unvested under the Legacy Plans as of the Effective Date that could become available under the Legacy Plans as a result of the forfeiture, termination or cancellation of such awards multiplied by a factor of 1.2 (the share-counting ratio for such awards under clause (3) above).

Shares issued in respect of any “Full-Value Award” granted under this Plan shall be counted against the foregoing Share Limit as 1.2 shares for every one share issued in connection with such award. (For example, if a stock bonus of 100 shares of Common Stock is granted under this Plan, 120 shares shall be counted against the Share Limit in connection with that award.) For this purpose, a “Full-Value Award” means any award that is not a stock option grant or a SAR grant.

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OCWEN FINANCIAL CORPORATION

2021 EQUITY INCENTIVE PLAN

1.	PURPOSE OF PLAN

The purpose of this Ocwen Financial Corporation 2021 Equity Incentive Plan (this “Plan”) of Ocwen Financial Corporation, a Florida corporation (the “Corporation”), is to promote the success of the Corporation by providing an additional means through the grant of awards to attract, motivate, retain and reward selected employees and other eligible persons and to enhance the alignment of the interests of the selected participants with the interests of the Corporation’s stockholders.

2.	ELIGIBILITY

The Administrator (as such term is defined in Section 3.1) may grant awards under this Plan only to those persons that the Administrator determines to be Eligible Persons. An “Eligible Person” is any person who is either: (a) an officer (whether or not a director) or employee of the Corporation or one of its Subsidiaries; (b) a director of the Corporation or one of its Subsidiaries; or (c) an individual consultant or advisor who renders or has rendered bona fide services (other than services in connection with the offering or sale of securities of the Corporation or one of its Subsidiaries in a capital-raising transaction or as a market maker or promoter of securities of the Corporation or one of its Subsidiaries) to the Corporation or one of its Subsidiaries and who is selected to participate in this Plan by the Administrator; provided, however, that a person who is otherwise an Eligible Person under clause (c) above may participate in this Plan only if such participation would not adversely affect either the Corporation’s eligibility to use Form S-8 to register under the Securities Act of 1933, as amended (the “Securities Act”), the offering and sale of shares issuable under this Plan by the Corporation or the Corporation’s compliance with any other applicable laws. An Eligible Person who has been granted an award (a “participant”) may, if otherwise eligible, be granted additional awards if the Administrator shall so determine. As used herein, “Subsidiary” means any corporation or other entity a majority of whose outstanding voting stock or voting power is beneficially owned directly or indirectly by the Corporation; and “Board” means the Board of Directors of the Corporation.

3.	PLAN ADMINISTRATION

3.1 The Administrator. This Plan shall be administered by and all awards under this Plan shall be authorized by the Administrator. The “Administrator” means the Board or one or more committees (or subcommittees, as the case may be) appointed by the Board or another committee (within its delegated authority) to administer all or certain aspects of this Plan. Any such committee shall be comprised solely of one or more directors or such number of directors as may be required under applicable law. A committee may delegate some or all of its authority to another committee so constituted. The Board or a committee comprised solely of directors may also delegate, to the extent permitted by applicable law, to one or more officers of the Corporation, its authority under this Plan. The Board or another committee (within its delegated authority) may delegate different levels of authority to different committees or persons with administrative and grant authority under this Plan. Unless otherwise provided in the Bylaws of the Corporation or the applicable charter of any Administrator: (a) a majority of the members of the acting Administrator shall constitute a quorum, and (b) the vote of a majority of the members present assuming the presence of a quorum or the unanimous written consent of the members of the Administrator shall constitute action by the acting Administrator.

3.2 Powers of the Administrator. Subject to the express provisions of this Plan, the Administrator is authorized and empowered to do all things necessary or desirable in connection with the authorization of awards and the administration of this Plan (in the case of a committee or delegation to one or more officers, within any express limits on the authority delegated to that committee or person(s)), including, without limitation, the authority to:

(a) determine eligibility and, from among those persons determined to be eligible, determine the particular Eligible Persons who will receive an award under this Plan;

(b) grant awards to Eligible Persons, determine the price (if any) at which securities will be offered or awarded and the number of securities to be offered or awarded to any of such persons (in the case of securities-based awards), determine the other specific terms and conditions of awards consistent with the express limits of this Plan, establish the installments (if any) in which such awards shall become exercisable or shall vest (which may include, without limitation, performance and/or time-based schedules), or determine that no delayed exercisability or vesting is required (subject to the minimum vesting rules of Section 5.2), establish any applicable performance-based exercisability or vesting requirements, determine the circumstances in which any performance-based goals (or the applicable measure of performance) will be adjusted and the nature and impact of any such adjustment, determine the extent (if any) to which any applicable exercise and vesting requirements have been satisfied, establish the events (if any) on which exercisability or vesting may accelerate (which may include, without limitation, retirement and other specified terminations of employment or services, or other circumstances), and establish the events (if any) of termination, expiration or reversion of such awards;

(c) approve the forms of any award agreements (which need not be identical either as to type of award or among participants);

(d) construe and interpret this Plan and any agreements defining the rights and obligations of the Corporation, its Subsidiaries, and participants under this Plan, make any and all determinations necessary under this Plan and any such agreements, further define the terms used in this Plan, and prescribe, amend and rescind rules and regulations relating to the administration of this Plan or the awards granted under this Plan;

(e) cancel, modify, or waive the Corporation’s rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding awards, subject to any required consent under Section 8.6.5;

(f) accelerate, waive or extend the vesting or exercisability, or modify or extend the term of, any or all such outstanding awards (in the case of options or stock appreciation rights, within the maximum ten-year term of such awards) in such circumstances as the Administrator may deem appropriate (including, without limitation, in connection with a termination of employment or services or other events of a personal nature) subject to any required consent under Section 8.6.5;

(g) adjust the number of shares of Common Stock subject to any award, adjust the price of any or all outstanding awards or otherwise waive or change previously imposed terms and conditions, in such circumstances as the Administrator may deem appropriate, in each case subject to Sections 4 and 8.6 (and subject to the no repricing provision below);

(h) determine the date of grant of an award, which may be a designated date after but not before the date of the Administrator’s action to approve the award (unless otherwise designated by the Administrator, the date of grant of an award shall be the date upon which the Administrator took the action approving the award); provided, that the grant date of any award may not be modified once such grant date has occurred;

(i) determine whether, and the extent to which, adjustments are required pursuant to Section 7.1 hereof and take any other actions contemplated by Section 7 in connection with the occurrence of an event of the type described in Section 7;

(j) acquire or settle (subject to Sections 7 and 8.6) rights under awards in cash, stock of equivalent value, or other consideration (subject to the no repricing provision below); and

(k) determine the fair market value of the Common Stock or awards under this Plan from time to time and/or the manner in which such value will be determined.

3.3 Prohibition on Repricing. Notwithstanding anything to the contrary in Section 3.2 and except for an adjustment pursuant to Section 7.1 or a repricing approved by stockholders, in no case may the Administrator (1) amend an outstanding stock option or stock appreciation right (“SAR”) to reduce the exercise price or base price of the award, (2) cancel, exchange, or surrender an outstanding stock option or SAR in exchange for cash or other awards at any time that the exercise price or base price of the award is greater than fair market value or under any other circumstances that would constitute repricing the award, or (3) cancel, exchange, or surrender an outstanding stock option or SAR in exchange for an option or SAR with an exercise or base price that is less than the exercise or base price of the original award.

3.4 Binding Determinations. Any determination or other action taken by, or inaction of, the Corporation, any Subsidiary, or the Administrator relating or pursuant to this Plan (or any award made under this Plan) and within its authority hereunder or under applicable law shall be within the absolute discretion of that entity or body and shall be conclusive and binding upon all persons. Neither the Board nor any Board committee, nor any member thereof or person acting at the direction thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with this Plan (or any award made under this Plan), and all such persons shall be entitled to indemnification and reimbursement by the Corporation in respect of any claim, loss, damage or expense (including, without limitation, attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors and officers liability insurance coverage that may be in effect from time to time. Neither the Board nor any other Administrator, nor any member thereof or person acting at the direction thereof, nor the Corporation or any of its Subsidiaries, shall be liable for any damages of a participant should an option intended as an ISO (as defined below) fail to meet the requirements of the Internal Revenue Code of 1986, as amended (the “Code”), applicable to ISOs, should any other award(s) fail to qualify for any intended tax treatment or be subject to tax, penalty, or interest under Section 409A of the Code or other tax penalties, should any award grant or other action with respect thereto not satisfy Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, or otherwise for any tax or other liability imposed on a participant with respect to an award.

3.5 Reliance on Experts. In making any determination or in taking or not taking any action under this Plan, the Administrator may obtain and may rely upon the advice of experts, including employees and professional advisors to the Corporation. No director, officer or agent of the Corporation or any of its Subsidiaries shall be liable for any such action or determination taken or made or omitted in good faith.

3.6 Delegation. The Administrator may delegate ministerial, non-discretionary functions to individuals who are officers or employees of the Corporation or any of its Subsidiaries or to third parties.

4.	SHARES OF COMMON STOCK SUBJECT TO THE PLAN; SHARE LIMITS

4.1 Shares Available. Subject to the provisions of Section 7.1, the capital stock that may be delivered under this Plan shall be shares of the Corporation’s authorized but unissued Common Stock and any shares of its Common Stock held as treasury shares. For purposes of this Plan, “Common Stock” shall mean the common stock of the Corporation and such other securities or property as may become the subject of awards under this Plan, or may become subject to such awards, pursuant to an adjustment made under Section 7.1.

4.2 Aggregate Share Limit. The maximum number of shares of Common Stock that may be delivered pursuant to awards granted to Eligible Persons under this Plan (the “Share Limit”) is equal to the sum of the following:

(1) 490,000 shares of Common Stock, plus

(2) the number of shares of Common Stock available for additional award grant purposes under the Corporation’s 2017 Performance Incentive Plan (the “2017 Plan”) as of the date of stockholder approval of this Plan (the “Stockholder Approval Date”) and determined immediately prior to the termination of the authority to grant new awards under the 2017 Plan as of the Stockholder Approval Date, plus

(3) the number of any shares subject to restricted stock and restricted stock unit awards granted under the 2017 Plan and the Corporation’s 2007 Equity Incentive Plan (the “2007 Plan”, and together with the 2017 Plan, the “Legacy Plans”) that are outstanding and unvested on the Stockholder Approval Date that are forfeited, terminated, cancelled or otherwise reacquired by the Corporation without having become vested, provided that in order to take the Full-Value Award ratio below into account, each share subject to any such award shall be credited as 1.2 shares when determining the number of shares that shall become available for new awards under this Plan.

provided that in no event shall the Share Limit exceed 1,089,443 shares (which is the sum of (i) the 490,000 shares set forth above, plus (ii) zero shares available under the 2017 Plan for additional award grant purposes as of the Effective Date (as such term is defined in Section 8.6.1), plus (iii) 599,443 shares, which is a maximum of 499,536 shares subject to restricted stock and restricted stock unit awards previously granted and outstanding and unvested under the Legacy Plans as of the Effective Date that could become available under the Legacy Plans as a result of the forfeiture, termination or cancellation of such awards multiplied by a factor of 1.2 (the share-counting ratio for such awards under clause (3) above).

Shares issued in respect of any “Full-Value Award” granted under this Plan shall be counted against the foregoing Share Limit as 1.2 shares for every one share issued in connection with such award. (For example, if a stock bonus of 100 shares of Common Stock is granted under this Plan, 120 shares shall be counted against the Share Limit in connection with that award.) For this purpose, a “Full-Value Award” means any award that is not a stock option grant or a SAR grant.

4.3 Additional Share Limits. The following limits also apply with respect to awards granted under this Plan. These limits are in addition to, not in lieu of, the aggregate Share Limit in Section 4.2.

(a) The maximum number of shares of Common Stock that may be delivered pursuant to options qualified as incentive stock options granted under this Plan is 333,333 shares.

(b) Awards that are granted under this Plan during any one calendar year to any person who, on the grant date of the award, is a non-employee director are subject to the limits of this Section 4.3(b). The maximum number of shares of Common Stock subject to those awards that are granted under this Plan during any one calendar year to an individual who, on the grant date of the award, is a non-employee director is the number of shares that produce a grant date fair value for the award that, when combined with the grant date fair value of any other awards granted under this Plan during that same calendar year to that individual in his or her capacity as a non-employee director, is $300,000; provided that this limit is $400,000 as to (1) a non-employee director who is serving as the independent Chair of the Board or as a lead independent director at the time the applicable grant is made or (2) any new non-employee director for the calendar year in which the non-employee director is first elected or appointed to the Board. For purposes of this Section 4.3(b), a “non-employee director” is an individual who, on the grant date of the award, is a member of the Board who is not then an officer or employee of the Corporation or one of its Subsidiaries. For purposes of this Section 4.3(b), “grant date fair value” means the value of the award as of the date of grant of the award and as determined using the equity award valuation principles applied in the Corporation’s financial reporting. The limits of this Section 4.3(b) do not apply to, and shall be determined without taking into account, any award granted to an individual who, on the grant date of the award, is an officer or employee of the Corporation or one of its Subsidiaries. The limits of this Section 4.3(b) apply on an individual basis and not on an aggregate basis to all non-employee directors as a group.

(c) The Corporation may not increase the Share Limit by repurchasing shares of Common Stock on the market (by using cash received through the exercise of stock options or otherwise).

4.4 Share-Limit Counting Rules. The Share Limit shall be subject to the following provisions of this Section 4.4:

(a) Shares that are subject to or underlie Full Value Awards granted under this Plan, which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under this Plan shall not be counted against the Share Limit and shall be available for subsequent awards under this Plan. Shares that underlie SARS and stock options which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under this Plan shall be counted against the Share Limit and shall not be available for subsequent awards under this Plan.

(b) To the extent that shares of Common Stock are delivered pursuant to the exercise of a stock option or SAR granted under this Plan, the number of shares as to which the portion of the stock option or SAR so exercised relates shall be counted against the Share Limit as opposed to only counting the net number of shares actually issued in connection with such exercise. (For purposes of clarity, if a stock option or SAR right relates to 100,000 shares and is exercised as to all 100,000 shares at a time when the net number of shares due to the participant in connection with such exercise is 15,000 shares (taking into account any shares withheld to satisfy any applicable exercise or base price of the award and any shares withheld to satisfy any tax withholding obligations in connection with such exercise), 100,000 shares shall be counted against the Share Limit with respect to such award.)

(c) Shares that are exchanged by a participant or withheld by the Corporation as full or partial payment in connection with any stock option or SAR granted under this Plan, as well as any shares exchanged by a participant or withheld by the Corporation or one of its Subsidiaries to satisfy the tax withholding obligations related to any stock option or SAR granted under this Plan, shall not be available for subsequent awards under this Plan.

(d) Shares that are exchanged by a participant or withheld by the Corporation as full or partial payment in connection with any Full-Value Award granted under this Plan or the Legacy Plans, as well as any shares exchanged by a participant or withheld by the Corporation or one of its Subsidiaries to satisfy the tax withholding obligations related to any Full-Value Award granted under this Plan or the Legacy Plans, shall not be counted against the Share Limit and shall be available for subsequent awards under this Plan, provided that any one (1) share so exchanged or withheld in connection with any Full-Value Award shall be credited as 1.2 shares when determining the number of shares that shall again become available for subsequent awards under this Plan.

(e) To the extent that an award granted under this Plan is settled in cash or a form other than shares of Common Stock, the shares that would have been delivered had there been no such cash or other settlement shall not be counted against the Share Limit and shall be available for subsequent awards under this Plan.

(f) In the event that shares of Common Stock are delivered in respect of a dividend equivalent right granted under this Plan, the number of shares delivered with respect to the award shall be counted against the Share Limit. (For purposes of clarity, if 1,000 dividend equivalent rights are granted and outstanding when the Corporation pays a dividend, and 50 shares are delivered in payment of those rights with respect to that dividend, 60 shares (after giving effect to the Full-Value Award premium counting rules) shall be counted against the Share Limit). Except as otherwise provided by the Administrator, shares delivered in respect of dividend equivalent rights shall not count against any individual award limit under this Plan other than the aggregate Share Limit.

Refer to Section 8.10 for application of the share limits of this Plan, including the limits in Sections 4.2 and 4.3, with respect to assumed awards. Each of the numerical limits and references in Sections 4.2 and 4.3, and in this Section 4.4, is subject to adjustment as contemplated by Section 4.3, Section 7 and Section 8.10. The share limits of Section 4.3 shall be applied on a one-for-one basis without applying the Full-Value Award premium counting rule taken into account in determining the Share Limit.

4.5 No Fractional Shares; Minimum Issue. Unless otherwise expressly provided by the Administrator, no fractional shares shall be delivered under this Plan. The Administrator may pay cash in lieu of any fractional shares in settlements of awards under this Plan. The Administrator may from time to time impose a limit (of not greater than 100 shares) on the minimum number of shares that may be purchased or exercised as to awards (or any particular award) granted under this Plan unless (as to any particular award) the total number purchased or exercised is the total number at the time available for purchase or exercise under the award.

5.	AWARDS

5.1 Type and Form of Awards. The Administrator shall determine the type or types of award(s) to be made to each selected Eligible Person. Awards may be granted singly, in combination or in tandem. Awards also may be made in combination or in tandem with, in replacement of, as alternatives to, or as the payment form for grants or rights under any other employee or compensation plan of the Corporation or one of its Subsidiaries. The types of awards that may be granted under this Plan are:

5.1.1 Stock Options. A stock option is the grant of a right to purchase a specified number of shares of Common Stock during a specified period as determined by the Administrator. An option may be intended as an incentive stock option within the meaning of Section 422 of the Code (an “ISO”) or a nonqualified stock option (an option not intended to be an ISO). The agreement evidencing the grant of an option will indicate if the option is intended as an ISO; otherwise it will be deemed to be a nonqualified stock option. The maximum term of each option (ISO or nonqualified) shall be ten (10) years. The per share exercise price for each option shall be not less than 100% of the fair market value of a share of Common Stock on the date of grant of the option. When an option is exercised, the exercise price for the shares to be purchased shall be paid in full in cash or such other method permitted by the Administrator consistent with Section 5.5.

5.1.2 Additional Rules Applicable to ISOs. To the extent that the aggregate fair market value (determined at the time of grant of the applicable option) of stock with respect to which ISOs first become exercisable by a participant in any calendar year exceeds $100,000, taking into account both Common Stock subject to ISOs under this Plan and stock subject to ISOs under all other plans of the Corporation or one of its Subsidiaries (or any parent or predecessor corporation to the extent required by and within the meaning of Section 422 of the Code and the regulations promulgated thereunder), such options shall be treated as nonqualified stock options. In reducing the number of options treated as ISOs to meet the $100,000 limit, the most recently granted options shall be reduced first. To the extent a reduction of simultaneously granted options is necessary to meet the $100,000 limit, the Administrator may, in the manner and to the extent permitted by law, designate which shares of Common Stock are to be treated as shares acquired pursuant to the exercise of an ISO. ISOs may only be granted to employees of the Corporation or one of its subsidiaries (for this purpose, the term “subsidiary” is used as defined in Section 424(f) of the Code, which generally requires an unbroken chain of ownership of at least 50% of the total combined voting power of all classes of stock of each subsidiary in the chain beginning with the Corporation and ending with the subsidiary in question). No ISO may be granted to any person who, at the time the option is granted, owns (or is deemed to own under Section 424(d) of the Code) shares of outstanding Common Stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation, unless the exercise price of such option is at least 110% of the fair market value of the stock subject to the option and such option by its terms is not exercisable after the expiration of five years from the date such option is granted. If an otherwise-intended ISO fails to meet the applicable requirements of Section 422 of the Code, the option shall be a nonqualified stock option.

5.1.3 Stock Appreciation Rights. A stock appreciation right or “SAR” is a right to receive a payment, in cash and/or Common Stock, equal to the excess of the fair market value of a specified number of shares of Common Stock on the date the SAR is exercised over the “base price” of the award, which base price shall be set forth in the applicable award agreement and shall be not less than 100% of the fair market value of a share of Common Stock on the date of grant of the SAR. The maximum term of a SAR shall be ten (10) years.

5.1.4 Other Awards; Dividend Equivalent Rights. The other types of awards that may be granted under this Plan include: (a) stock bonuses, restricted stock, performance stock, stock units, phantom stock or similar rights to purchase or acquire shares, whether at a fixed or variable price (or no price) or fixed or variable ratio related to the Common Stock, and any of which may (but need not) be fully vested at grant (except as provided below with respect to dividend equivalent rights) or vest upon the passage of time, the occurrence of one or more events, the satisfaction of performance criteria or other conditions, or any combination thereof; or (b) cash awards. Dividend equivalent rights may be granted as a separate award or in connection with another award under this Plan; provided, however, that dividend equivalent rights may not be granted as to a stock option or SAR granted under this Plan. The payment of dividends on any unvested award or portion thereof is expressly prohibited, except with respect to restricted stock, regarding which the applicable award agreement shall provide that in the event a dividend is paid on unvested shares which fail to vest, the dividend shall be repaid by the award holder. With respect to all other awards, dividend equivalents may accrue during the vesting period and payment may be made upon vesting. Dividend equivalents as to the portion of an award that is subject to unsatisfied vesting requirements will be subject to termination and forfeiture to the same extent as the corresponding portion of the award to which they relate in the event the applicable vesting requirements are not satisfied.

5.2 Minimum Vesting Requirement. Except for any accelerated vesting required pursuant to Section 7 or as provided in the next sentence, each award granted under this Plan shall be subject to a minimum vesting requirement of one year and no portion of any such award may provide that it will vest earlier than the first anniversary of the date of grant of the award other than due to the death, disability, or involuntary termination of the employment or services of the award holder, or in connection with a Change in Control (as such term is defined in Section 7.3) (the “Minimum Vesting Requirement”). Awards may be granted under this Plan with minimum vesting requirements of less than one year, or no vesting requirements, provided that the total number of shares of Common Stock subject to such awards shall not exceed 5% of the Share Limit.

5.3 Award Agreements. Each award shall be evidenced by a written or electronic award agreement or notice in a form approved by the Administrator (an “award agreement”), and, in each case and if required by the Administrator, executed or otherwise electronically accepted (including deemed acceptance) by the recipient of the award in such form and manner as the Administrator may require. The Administrator may authorize any officer of the Corporation (other than the particular award recipient) to execute any or all award agreements on behalf of the Corporation. The award agreement shall set forth the material terms and conditions of the award as established by the Administrator consistent with the express limitations of this Plan.

5.4 Deferrals and Settlements. Payment of awards may be in the form of cash, Common Stock, other awards or combinations thereof as the Administrator shall determine, and with such restrictions (if any) as it may impose, as set forth in the applicable award agreement. The Administrator may also require or permit participants to elect to defer the issuance of shares or the settlement of awards in cash under such rules and procedures as it may establish under this Plan and in accordance with the applicable award agreement. The Administrator may also provide that deferred settlements include the payment or crediting of interest or other earnings on the deferral amounts, or the payment or crediting of dividend equivalents where the deferred amounts are denominated in shares.

5.5 Consideration for Common Stock or Awards. The purchase price (if any) for any award granted under this Plan or the Common Stock to be delivered pursuant to an award, as applicable, may be paid by means of any lawful consideration as determined by the Administrator, including, without limitation, one or a combination of the following methods:

(a) a reduction in compensation otherwise payable to the recipient of such award or for services rendered by the recipient of such award;

(b) cash, check payable to the order of the Corporation, or electronic funds transfer;

(c) notice and third-party payment in such manner as may be authorized by the Administrator;

(d) the delivery of previously owned shares of Common Stock;

(e) by a reduction in the number of shares otherwise deliverable pursuant to the award; or

(f) subject to such procedures as the Administrator may adopt, pursuant to a “cashless exercise” with a third party who provides financing for the purposes of (or who otherwise facilitates) the purchase or exercise of awards.

In no event shall any shares newly-issued by the Corporation be issued for less than the minimum lawful consideration for such shares or for consideration other than consideration permitted by applicable state law. Shares of Common Stock used to satisfy the exercise price of an option shall be valued at their fair market value. The Corporation will not be obligated to deliver any shares unless and until it receives full payment of the exercise or purchase price therefor and any related withholding obligations under Section 8.5 and any other conditions to exercise or purchase have been satisfied. Unless otherwise expressly provided in the applicable award agreement, the Administrator may at any time eliminate or limit a participant’s ability to pay any purchase or exercise price of any award or shares by any method other than cash payment to the Corporation.

5.6 Definition of Fair Market Value. For purposes of this Plan, “fair market value” shall mean, unless otherwise determined or provided by the Administrator in the circumstances, the closing price (in regular trading) for a share of Common Stock on the New York Stock Exchange (the “Exchange”) for the date in question or, if no sales of Common Stock were reported on the Exchange on that date, the closing price (in regular trading) for a share of Common Stock on the Exchange for the next preceding day on which sales of Common Stock were reported on the Exchange. The Administrator may, however, provide with respect to one or more awards that the fair market value shall equal the closing price (in regular trading) for a share of Common Stock on the Exchange on the last trading day preceding the date in question or the average of the high and low trading prices of a share of Common Stock on the Exchange for the date in question or the most recent trading day. If the Common Stock is no longer listed or is no longer actively traded on the Exchange as of the applicable date, the fair market value of the Common Stock shall be the value as reasonably determined by the Administrator for purposes of the award in the circumstances. The Administrator also may adopt a different methodology for determining fair market value with respect to one or more awards if a different methodology is necessary or advisable to secure any intended favorable tax, legal or other treatment for the particular award(s) (for example, and without limitation, the Administrator may provide that fair market value for purposes of one or more awards will be based on an average of closing prices (or the average of high and low daily trading prices) for a specified period preceding the relevant date).

5.7 Transfer Restrictions.

5.7.1 Limitations on Exercise and Transfer. Unless otherwise expressly provided in (or pursuant to) this Section 5.7 or required by applicable law or the award agreement: (a) all awards are non-transferable and shall not be subject in any manner to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance or charge; (b) awards shall be exercised only by the participant; and (c) amounts payable or shares issuable pursuant to any award shall be delivered only to (or for the account of) the participant.

5.7.2 Exceptions. The Administrator may permit awards to be exercised by and paid to, or otherwise transferred to, other persons or entities pursuant to such conditions and procedures, including limitations on subsequent transfers, as the Administrator may, in its sole discretion, establish in writing. Any permitted transfer shall be subject to compliance with applicable federal and state securities laws and shall not be for value (other than nominal consideration, settlement of marital property rights, or for interests in an entity in which more than 50% of the voting interests are held by the Eligible Person or by the Eligible Person’s family members).

5.7.3 Further Exceptions to Limits on Transfer. The exercise and transfer restrictions in Section 5.7.1 shall not apply to:

(a) transfers to the Corporation (for example, in connection with the expiration or termination of the award),

(b) the designation of a beneficiary to receive benefits in the event of the participant’s death or, if the participant has died, transfers to or exercise by the participant’s beneficiary, or, in the absence of a validly designated beneficiary, transfers by will or the laws of descent and distribution,

(c) subject to any applicable limitations on ISOs and to such procedures as the Administrator may prescribe, transfers to a family member (or former family member) pursuant to a domestic relations order if received by the Administrator,

(d) if the participant has suffered a disability, permitted transfers or exercises on behalf of the participant by his or her legal representative, or

(e) the authorization by the Administrator of “cashless exercise” procedures with third parties who provide financing for the purpose of (or who otherwise facilitate) the exercise of awards consistent with applicable laws and any limitations imposed by the Administrator.

5.8 International Awards. One or more awards may be granted to Eligible Persons who provide services to the Corporation or one of its Subsidiaries outside of the United States. Any awards granted to such persons may be granted pursuant to the terms and conditions of any applicable sub-plans, if any, appended to this Plan and approved by the Administrator from time to time. The awards so granted need not comply with other specific terms of this Plan, provided that stockholder approval of any deviation from the specific terms of this Plan is not required by applicable law or any applicable listing agency.

6.	EFFECT OF TERMINATION OF EMPLOYMENT OR SERVICE ON AWARDS

6.1 General. The Administrator shall establish the effect (if any) of a termination of employment or service on the rights and benefits under each award under this Plan and in so doing may make distinctions based upon, inter alia, the cause of termination and type of award. If the participant is not an employee of the Corporation or one of its Subsidiaries, is not a member of the Board, and provides other services to the Corporation or one of its Subsidiaries, the Administrator shall be the sole judge for purposes of this Plan (unless a contract or the award otherwise provides) of whether the participant continues to render services to the Corporation or one of its Subsidiaries and the date, if any, upon which such services shall be deemed to have terminated.

6.2 Events Not Deemed Terminations of Employment. Unless the express policy of the Corporation or one of its Subsidiaries, or the Administrator, otherwise provides, or except as otherwise required by applicable law, the employment relationship shall not be considered terminated in the case of (a) sick leave, (b) military leave, or (c) any other leave of absence authorized by the Corporation or one of its Subsidiaries, or the Administrator; provided that, unless reemployment upon the expiration of such leave is guaranteed by contract or law or the Administrator otherwise provides, such leave is for a period of not more than three months. In the case of any employee of the Corporation or one of its Subsidiaries on an approved leave of absence, continued vesting of the award while on leave from the employ of the Corporation or one of its Subsidiaries may be suspended until the employee returns to service, unless the Administrator otherwise provides or applicable law otherwise requires. In no event shall an award be exercised after the expiration of any applicable maximum term of the award.

6.3 Effect of Change of Subsidiary Status. For purposes of this Plan and any award, if an entity ceases to be a Subsidiary of the Corporation a termination of employment or service shall be deemed to have occurred with respect to each Eligible Person in respect of such Subsidiary who does not continue as an Eligible Person in respect of the Corporation or another Subsidiary that continues as such after giving effect to the transaction or other event giving rise to the change in status unless the Subsidiary that is sold, spun-off or otherwise divested (or its successor or a direct or indirect parent of such Subsidiary or successor) assumes the Eligible Person’s award(s) in connection with such transaction.

7.	ADJUSTMENTS; ACCELERATION

7.1 Adjustments.

(a) Subject to Section 7.2, upon (or, as may be necessary to effect the adjustment, immediately prior to): any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend) or reverse stock split; any merger, combination, consolidation, conversion or other reorganization; any spin-off, split-up, or similar extraordinary dividend distribution in respect of the Common Stock; or any exchange of Common Stock or other securities of the Corporation, or any similar, unusual or extraordinary corporate transaction in respect of the Common Stock; then the Administrator shall equitably and proportionately adjust (1) the number and type of shares of Common Stock (or other securities) that thereafter may be made the subject of awards (including the specific share limits, maximums and numbers of shares set forth elsewhere in this Plan), (2) the number, amount and type of shares of Common Stock (or other securities or property) subject to any outstanding awards, (3) the grant, purchase, or exercise price (which term includes the base price of any SAR or similar right) of any outstanding awards, and/or (4) the securities, cash or other property deliverable upon exercise or payment of any outstanding awards, in each case to the extent necessary to preserve (but not increase) the level of incentives intended by this Plan and the then-outstanding awards.

(b) Unless otherwise expressly provided in the applicable award agreement, upon (or, as may be necessary to effect the adjustment, immediately prior to) any event or transaction described in the preceding paragraph or a sale of all or substantially all of the business or assets of the Corporation as an entirety, the Administrator shall equitably and proportionately adjust the performance standards and/or period applicable to any then-outstanding performance-based awards to the extent necessary to preserve (but not increase) the level of incentives intended by this Plan and the then-outstanding performance-based awards.

(c) It is intended that, if possible, any adjustments contemplated by the preceding two paragraphs be made in a manner that satisfies applicable U.S. legal, tax (including, without limitation and as applicable in the circumstances, Section 424 of the Code as to ISOs, Section 409A of the Code as to awards intended to comply therewith and not be subject to taxation thereunder, and Section 162(m) of the Code as to any Qualifying Option or SAR and any Qualified Performance-Based Award) and accounting (so as to not trigger any unintended charge to earnings with respect to such adjustment) requirements.

(d) Without limiting the generality of Section 3.4, any good faith determination by the Administrator as to whether an adjustment is required in the circumstances pursuant to this Section 7.1, and the extent and nature of any such adjustment, shall be conclusive and binding on all persons.

7.2 Corporate Transactions - Assumption and Termination of Awards.

(a) Upon any event in which the Corporation does not survive, or does not survive as a public company in respect of its Common Stock (including, without limitation, a dissolution, merger, combination, consolidation, conversion, exchange of securities, or other reorganization, or a sale of all or substantially all of the business, stock or assets of the Corporation, in any case in connection with which the Corporation does not survive or does not survive as a public company in respect of its Common Stock), then the Administrator may make provision for a cash payment in settlement of, or for the termination, assumption, substitution or exchange of any or all outstanding share-based awards or the cash, securities or property deliverable to the holder of any or all outstanding share-based awards, based upon, to the extent relevant under the circumstances, the distribution or consideration payable to holders of the Common Stock upon or in respect of such event. Upon the occurrence of any event described in the preceding sentence in connection with which the Administrator has made provision for the award to be terminated (and the Administrator has not made a provision for the substitution, assumption, exchange or other continuation or settlement of the award or the award otherwise would not continue in accordance with its terms in the circumstances): (1) unless otherwise provided in the applicable award agreement, each then-outstanding option and SAR shall become fully vested, all shares of restricted stock then outstanding shall fully vest free of restrictions, and each other award granted under this Plan that is then outstanding shall become payable to the holder of such award (with any performance goals applicable to the award in each case being deemed met, unless otherwise provided in the award agreement, at the “target” performance level); and (2) each award shall terminate upon the related event; provided that the holder of an option or SAR shall be given reasonable advance notice of the impending termination and a reasonable opportunity to exercise his or her outstanding vested options and SARs (after giving effect to any accelerated vesting required in the circumstances) in accordance with their terms before the termination of such awards (except that in no case shall more than ten days’ notice of the impending termination be required and any acceleration of vesting and any exercise of any portion of an award that is so accelerated may be made contingent upon the actual occurrence of the event).

(b) No award granted under this Plan shall provide that such award will automatically accelerate and become vested upon a Change in Control other than as provided in Section 7.2(a) (i.e., in connection with a termination or settlement of the award in connection with a transaction referenced in Section 7.2(a)). For clarity, the Administrator may provide, as to one or more awards granted under this Plan and subject to the minimum vesting provisions of Section 5.2, that the award will accelerate and become vested should the award holder’s employment or service terminate (including, but not limited to, in connection with a Change in Control) in such circumstances as the Administrator may provide.

(c) For purposes of this Section 7.2, an award shall be deemed to have been “assumed” if (without limiting other circumstances in which an award is assumed) the award continues after an event referred to above in this Section 7.2, and/or is assumed and continued by the surviving entity following such event (including, without limitation, an entity that, as a result of such event, owns the Corporation or all or substantially all of the Corporation’s assets directly or through one or more subsidiaries (a “Parent”)), and confers the right to purchase or receive, as applicable and subject to vesting and the other terms and conditions of the award, for each share of Common Stock subject to the award immediately prior to the event, the consideration (whether cash, shares, or other securities or property) received in the event by the stockholders of the Corporation for each share of Common Stock sold or exchanged in such event (or the consideration received by a majority of the stockholders participating in such event if the stockholders were offered a choice of consideration); provided, however, that if the consideration offered for a share of Common Stock in the event is not solely the ordinary common stock of a successor corporation or a Parent, the Administrator may provide for the consideration to be received upon exercise or payment of the award, for each share subject to the award, to be solely ordinary common stock of the successor corporation or a Parent equal in fair market value to the per share consideration received by the stockholders participating in the event.

(d) The Administrator may adopt such valuation methodologies for outstanding awards as it deems reasonable in the event of a cash or property settlement and, in the case of options, SARs or similar rights, but without limitation on other methodologies, may base such settlement solely upon the excess if any of the per share amount payable upon or in respect of such event over the exercise or base price of the award. In the case of an option, SAR or similar right as to which the per share amount payable upon or in respect of such event is less than or equal to the exercise or base price of the award, the Administrator may terminate such award in connection with an event referred to in this Section 7.2 without any payment in respect of such award.

(e) In any of the events referred to in this Section 7.2, the Administrator may take such action contemplated by this Section 7.2 prior to such event (as opposed to on the occurrence of such event) to the extent that the Administrator deems the action necessary to permit the participant to realize the benefits intended to be conveyed with respect to the underlying shares. Without limiting the generality of the foregoing, the Administrator may deem an acceleration and/or termination to occur immediately prior to the applicable event and, in such circumstances, will reinstate the original terms of the award if an event giving rise to an acceleration and/or termination does not occur.

(f) Without limiting the generality of Section 3.4, any good faith determination by the Administrator pursuant to its authority under this Section 7.2 shall be conclusive and binding on all persons.

(g) Subject to Section 7.2(b), the Administrator may override the provisions of this Section 7.2 by express provision in the award agreement and may accord any Eligible Person a right to refuse any acceleration, whether pursuant to the award agreement or otherwise, in such circumstances as the Administrator may approve. The portion of any ISO accelerated in connection with an event referred to in this Section 7.2 (or such other circumstances as may trigger accelerated vesting of the award) shall remain exercisable as an ISO only to the extent the applicable $100,000 limitation on ISOs is not exceeded. To the extent exceeded, the accelerated portion of the option shall be exercisable as a nonqualified stock option under the Code.

7.3 Definition of Change in Control. As used in this Plan, “Change in Control” shall mean the occurrence, after the Effective Date, of any of the following:

(a) Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act, a “Person”), alone or together with its affiliates and associates, including any group of persons which is deemed a “person” under Section 13(d)(3) of the Exchange Act (other than the Corporation or any subsidiary thereof or any employee benefit plan (or related trust) of the Corporation or any subsidiary thereof, or any underwriter in connection with a firm commitment public offering of the Corporation’s capital stock), becomes the “beneficial owner” (as such term is defined in Rule 13d-3 of the Exchange Act, except that a person shall also be deemed the beneficial owner of all securities which such person may have a right to acquire, whether or not such right is presently exercisable, referred to herein as “Beneficially Own” or “Beneficial Owner” as the context may require) of thirty-three and one third percent or more of (i) the then outstanding shares of the Corporation’s common stock (“Outstanding Company Common Stock”) or (ii) securities representing thirty-three and one-third percent or more of the combined voting power of the Corporation’s then outstanding voting securities (“Outstanding Company Voting Securities”) (in each case, other than an acquisition in the context of a merger, consolidation, reorganization, asset sale or other extraordinary transaction covered by, and which does not constitute a Change in Control Event under, clause (c) below);

(b) A change, during any period of two consecutive years, of a majority of the Board as constituted as of the beginning of such period, unless the election, or nomination for election by the Corporation’s stockholders, of each director who was not a director at the beginning of such period was approved by vote of at least two-thirds of the Incumbent Directors then in office (for purposes hereof, “Incumbent Directors” shall consist of the directors holding office as of the Effective Date and any person becoming a director subsequent to such date whose election, or nomination for election by the Corporation’s stockholders, is approved by a vote of at least a majority of the Incumbent Directors then in office);

(c) Consummation of a reorganization, merger, statutory share exchange or consolidation or similar extraordinary corporate transaction (or series of related transactions) involving the Corporation, a sale or other disposition of all or substantially all of the assets of the Corporation, or the acquisition of assets or stock of another entity by the Corporation or any of its Subsidiaries (each, a “Business Combination”), in each case unless, following such Business Combination, (1) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Corporation or all or substantially all of the Corporation’s assets directly or through one or more subsidiaries (a “Parent”), (2) no Person (excluding any entity resulting from such Business Combination or a Parent or any employee benefit plan (or related trust) of the Corporation or such entity resulting from such Business Combination or Parent, and excluding any underwriter in connection with a firm commitment public offering of the Corporation’s capital stock) beneficially owns, directly or indirectly, more than 30% of, respectively, the then-outstanding shares of common stock of the entity resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such entity, except to the extent that the ownership in excess of 30% existed prior to the Business Combination, and (3) at least a majority of the members of the board of directors or trustees of the entity resulting from such Business Combination or a Parent were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

(d) Approval by the stockholders of the Corporation of a complete liquidation or dissolution of the Corporation other than in the context of a transaction covered by, and that does not constitute a Change in Control under, clause (c) above.

8.	OTHER PROVISIONS

8.1 Compliance with Laws. This Plan, the granting and vesting of awards under this Plan, the offer, issuance and delivery of shares of Common Stock, and/or the payment of money under this Plan or under awards are subject to compliance with all applicable federal, state, local and foreign laws, rules and regulations (including but not limited to state and federal securities law and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Corporation, be necessary or advisable in connection therewith. The person acquiring any securities under this Plan will, if requested by the Corporation or one of its Subsidiaries, provide such assurances and representations to the Corporation or one of its Subsidiaries as the Administrator may deem necessary or desirable to assure compliance with all applicable legal and accounting requirements.

8.2 No Rights to Award. No person shall have any claim or rights to be granted an award (or additional awards, as the case may be) under this Plan, subject to any express contractual rights (set forth in a document other than this Plan) to the contrary.

8.3 No Employment/Service Contract. Nothing contained in this Plan (or in any other documents under this Plan or in any award) shall confer upon any Eligible Person or other participant any right to continue in the employ or other service of the Corporation or one of its Subsidiaries, constitute any contract or agreement of employment or other service or affect an employee’s status as an employee at will, nor shall interfere in any way with the right of the Corporation or one of its Subsidiaries to change a person’s compensation or other benefits, or to terminate his or her employment or other service, with or without cause. Nothing in this Section 8.3, however, is intended to adversely affect any express independent right of such person under a separate employment or service contract other than an award agreement.

8.4 Plan Not Funded. Awards payable under this Plan shall be payable in shares or from the general assets of the Corporation, and no special or separate reserve, fund or deposit shall be made to assure payment of such awards. No participant, beneficiary or other person shall have any right, title or interest in any fund or in any specific asset (including shares of Common Stock, except as expressly otherwise provided) of the Corporation or one of its Subsidiaries by reason of any award hereunder. Neither the provisions of this Plan (or of any related documents), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan shall create, or be construed to create, a trust of any kind or a fiduciary relationship between the Corporation or one of its Subsidiaries and any participant, beneficiary or other person. To the extent that a participant, beneficiary or other person acquires a right to receive payment pursuant to any award hereunder, such right shall be no greater than the right of any unsecured general creditor of the Corporation.

8.5 Tax Withholding. Upon any exercise, vesting, or payment of any award, or upon the disposition of shares of Common Stock acquired pursuant to the exercise of an ISO prior to satisfaction of the holding period requirements of Section 422 of the Code, or upon any other tax withholding event with respect to any award, arrangements satisfactory to the Corporation shall be made to provide for any taxes the Corporation or any of its Subsidiaries may be required to withhold with respect to such award event or payment. Such arrangements may include (but are not limited to) any one of (or a combination of) the following:

(a) The Corporation or one of its Subsidiaries shall have the right to require the participant (or the participant’s personal representative or beneficiary, as the case may be) to pay or provide for payment of the amount of any taxes which the Corporation or one of its Subsidiaries may be required to withhold with respect to such award event or payment.

(b) The Corporation or one of its Subsidiaries shall have the right to deduct from any amount otherwise payable in cash (whether related to the award or otherwise) to the participant (or the participant’s personal representative or beneficiary, as the case may be) the amount of any taxes which the Corporation or one of its Subsidiaries may be required to withhold with respect to such award event or payment.

(c) In any case where a tax is required to be withheld in connection with the delivery of shares of Common Stock under this Plan, the Administrator may in its sole discretion (subject to Section 8.1) require or grant (either at the time of the award or thereafter) to the participant the right to elect, pursuant to such rules and subject to such conditions as the Administrator may establish, that the Corporation reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of shares, valued in a consistent manner at their fair market value or at the sales price in accordance with authorized procedures for cashless exercises, necessary to satisfy the applicable withholding obligation on exercise, vesting or payment.

8.6 Effective Date, Termination and Suspension, Amendments.

8.6.1 Effective Date. This Plan is effective as of April 14, 2021, the date of its approval by the Board (the “Effective Date”). This Plan shall be submitted for and subject to stockholder approval no later than twelve months after the Effective Date. Unless earlier terminated by the Board and subject to any extension that may be approved by stockholders, this Plan shall terminate at the close of business on the day before the tenth anniversary of the Effective Date. After the termination of this Plan either upon such stated termination date or its earlier termination by the Board, no additional awards may be granted under this Plan, but previously granted awards (and the authority of the Administrator with respect thereto, including the authority to amend such awards) shall remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of this Plan.

8.6.2 Board Authorization. The Board may, at any time, terminate or, from time to time, amend, modify or suspend this Plan, in whole or in part. No awards may be granted during any period that the Board suspends this Plan.

8.6.3 Stockholder Approval. Only to the extent then required by applicable law or deemed necessary or advisable by the Board, any amendment to this Plan shall be subject to stockholder approval.

8.6.4 Amendments to Awards. Without limiting any other express authority of the Administrator under (but subject to) the express limits of this Plan, the Administrator by agreement or resolution may waive conditions of or limitations on awards to participants that the Administrator in the prior exercise of its discretion has imposed, without the consent of a participant, and (subject to the requirements of Sections 3.2 and 8.6.5) may make other changes to the terms and conditions of awards. Any amendment or other action that would constitute a repricing of an award is subject to the no-repricing provision of Section 3.3.

8.6.5 Limitations on Amendments to Plan and Awards. No amendment, suspension or termination of this Plan or amendment of any outstanding award agreement shall, without written consent of the participant, affect in any manner materially adverse to the participant any rights or benefits of the participant or obligations of the Corporation under any award granted under this Plan prior to the effective date of such change. Changes, settlements and other actions contemplated by Section 7 shall not be deemed to constitute changes or amendments for purposes of this Section 8.6 and shall not require stockholder approval or the consent of the award holder.

8.7 Privileges of Stock Ownership. Except as otherwise expressly authorized by the Administrator or this Plan, a participant shall not be entitled to any privilege of stock ownership as to any shares of Common Stock not actually delivered to and held of record by the participant. Except as expressly required by Section 7.1 or otherwise expressly provided by the Administrator, no adjustment will be made for dividends or other rights as a stockholder for which a record date is prior to such date of delivery.

8.8 Governing Law; Severability.

8.8.1 Choice of Law. This Plan, the awards, all documents evidencing awards and all other related documents shall be governed by, and construed in accordance with the laws of the State of Florida, notwithstanding any Florida or other conflict of law provision to the contrary.

8.8.2 Severability. If a court of competent jurisdiction holds any provision invalid and unenforceable, the remaining provisions of this Plan shall continue in effect.

8.8.3 Plan Construction. It is intended that this Plan, as well as awards granted under this Plan, comply with, and not result in any tax, penalty or interest under, Section 409A of the Code. This Plan, as well as awards granted under this Plan, shall be construed and interpreted accordingly.

8.9 Captions. Captions and headings are given to the sections and subsections of this Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Plan or any provision thereof.

8.10 Stock-Based Awards in Substitution for Stock Options or Awards Granted by Other Corporation. Awards may be granted to Eligible Persons in substitution for or in connection with an assumption of employee stock options, SARs, restricted stock or other stock-based awards granted by other entities to persons who are or who will become Eligible Persons in respect of the Corporation or one of its Subsidiaries, in connection with a distribution, merger or other reorganization by or with the granting entity or an affiliated entity, or the acquisition by the Corporation or one of its Subsidiaries, directly or indirectly, of all or a substantial part of the stock or assets of the employing entity. The awards so granted need not comply with other specific terms of this Plan, provided the awards reflect adjustments giving effect to the assumption or substitution consistent with any conversion applicable to the Common Stock (or the securities otherwise subject to the award) in the transaction and any change in the issuer of the security. Any shares that are delivered and any awards that are granted by, or become obligations of, the Corporation, as a result of the assumption by the Corporation of, or in substitution for, outstanding awards previously granted or assumed by an acquired company (or previously granted or assumed by a predecessor employer (or direct or indirect parent thereof) in the case of persons that become employed by the Corporation or one of its Subsidiaries in connection with a business or asset acquisition or similar transaction) shall not be counted against the Share Limit or other limits on the number of shares available for issuance under this Plan.

8.11 Non-Exclusivity of Plan. Nothing in this Plan shall limit or be deemed to limit the authority of the Board or the Administrator to grant awards or authorize any other compensation, with or without reference to the Common Stock, under any other plan or authority.

8.12 No Corporate Action Restriction. The existence of this Plan, the award agreements and the awards granted hereunder shall not limit, affect, or restrict in any way the right or power of the Corporation or any Subsidiary (or any of their respective shareholders, boards of directors or committees thereof (or any subcommittees), as the case may be) to make or authorize: (a) any adjustment, recapitalization, reorganization or other change in the capital structure or business of the Corporation or any Subsidiary, (b) any merger, amalgamation, consolidation or change in the ownership of the Corporation or any Subsidiary, (c) any issue of bonds, debentures, capital, preferred or prior preference stock ahead of or affecting the capital stock (or the rights thereof) of the Corporation or any Subsidiary, (d) any dissolution or liquidation of the Corporation or any Subsidiary, (e) any sale or transfer of all or any part of the assets or business of the Corporation or any Subsidiary, (f) any other award, grant, or payment of incentives or other compensation under any other plan or authority (or any other action with respect to any benefit, incentive or compensation), or (g) any other corporate act or proceeding by the Corporation or any Subsidiary. No participant, beneficiary or any other person shall have any claim under any award or award agreement against any member of the Board or the Administrator, or the Corporation or any employees, officers or agents of the Corporation or any Subsidiary, as a result of any such action. Awards need not be structured so as to be deductible for tax purposes.

8.13 Other Company Benefit and Compensation Programs. Payments and other benefits received by a participant under an award made pursuant to this Plan shall not be deemed a part of a participant’s compensation for purposes of the determination of benefits under any other employee welfare or benefit plans or arrangements, if any, provided by the Corporation or any Subsidiary, except where the Administrator expressly otherwise provides or authorizes in writing. Awards under this Plan may be made in addition to, in combination with, as alternatives to or in payment of grants, awards or commitments under any other plans, arrangements or authority of the Corporation or its Subsidiaries.

8.14 Clawback Policy and Forfeiture Provisions.

8.14.1 All awards granted under this Plan (including any proceeds, gains or other economic benefit actually or constructively received by the award holder upon any receipt, vesting, payment or exercise of any award or upon the receipt or resale of any shares of Common Stock underlying the award) are subject to the terms and provisions of the Corporation’s recoupment, clawback or similar policy as it may be in effect from time to time, as well as any similar provisions of applicable law, such as the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder, any of which could in certain circumstances require repayment or forfeiture of awards or any shares of Common Stock or other cash or property received with respect to the awards (including any value received from a disposition of the shares acquired upon payment of the awards).

OCWEN

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Daylight Time on May 24, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/OCN2022**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Daylight Time on May 24, 2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D73352-P69971

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

OCWEN FINANCIAL CORPORATION

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Phyllis R. Caldwell
02) Alan J. Bowers
03) Jenne K. Britell
04) Jacques J. Busquet
05) Glen A. Messina
06) DeForest B. Soaries
07) Kevin Stein

The Board of Directors unanimously recommends you vote FOR proposals 2, 3 and 4.

	For	Against	Abstain
2. Ratification, on an advisory basis, of the appointment of Deloitte & Touche LLP as Ocwen Financial Corporation's independent registered public accounting firm for the fiscal year ending December 31, 2022.	☐	☐	☐
3. Approval, on an advisory basis, of the compensation of the named executive officers, as disclosed in the accompanying Proxy Statement.	☐	☐	☐
4. Approval of an amendment to the Ocwen Financial Corporation 2021 Equity Incentive Plan to increase the number of available shares.	☐	☐	☐

NOTE: At their discretion, the proxy holders are authorized to vote on such other business as may properly come before the meeting or any postponement or adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

OCWEN FINANCIAL CORPORATION

1661 Worthington Road, Suite 100, West Palm Beach, FL 33409

FOR USE ONLY AT THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 25, 2022, AND AT ANY POSTPONEMENT OR ADJOURNMENT THEREOF

The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned Shareholder(s). If no direction is made, this proxy will be voted FOR ALL the nominees for Director, FOR the ratification, on an advisory basis, of the appointment of Deloitte & Touche LLP as Ocwen Financial Corporation's independent registered public accounting firm for 2022, FOR the approval, on an advisory basis, of the compensation of the named executive officers, as disclosed in the Proxy Statement, and FOR the approval of an amendment to the Ocwen Financial Corporation 2021 Equity Incentive Plan to increase the number of available shares. If any other matters properly come before the meeting, or if cumulative voting is required, the persons named in this proxy will vote in their discretion.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice of Annual Meeting, Proxy Statement and Form 10-K are available at www.proxyvote.com.

D73353-P69971

OCWEN FINANCIAL CORPORATION
REVOCABLE PROXY
THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR USE ONLY AT THE 2022 ANNUAL MEETING OF SHAREHOLDERS AND AT ANY POSTPONEMENT OR ADJOURNMENT THEREOF

The undersigned hereby appoints Glen A. Messina, and Joseph J. Samarias, or either of them, as proxy, with full powers of substitution, and hereby authorizes them to represent and vote, as designated on the reverse side, all the shares of Common Stock of Ocwen Financial Corporation (the "Company") held of record by the undersigned on March 25, 2022, at the Annual Meeting of Shareholders to be held on Wednesday, May 25, 2022, at 9:00 a.m., Eastern Daylight Time, and at any postponement or adjournment thereof. The Annual Meeting will be held only via live audiocast on the Internet at www.virtualshareholdermeeting.com/OCN2022.

Shares of Common Stock of the Company will be voted as specified. **If you execute and return this proxy without specific voting instructions, this proxy will be voted FOR ALL the nominees for Director, FOR the ratification, on an advisory basis, of the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for 2022, FOR the approval, on an advisory basis, of the compensation of the named executive officers, as disclosed in the Proxy Statement, and FOR the approval of an amendment to the Ocwen Financial Corporation 2021 Equity Incentive Plan to increase the number of available shares.** You may revoke this proxy at any time prior to the time it is voted at the Annual Meeting.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders of Ocwen Financial Corporation to be held on May 25, 2022, or any postponement or adjournment thereof, a Proxy Statement for the Annual Meeting and the 2021 Annual Report to Shareholders of the Company prior to the signing of this proxy.

Continued and to be signed on reverse side